Exhibit (a)(1)(A)

Offer to Purchase for Cash

All Ordinary Shares of Holders in the United States and

All American Depositary Shares, Each Representing Two Ordinary Shares, to Holders Wherever Located

of

Lufax Holding Ltd

for

US$1.127 per Ordinary Share, or

US$2.254 per ADS,

by

An Ke Technology Company Limited,

China Ping An Insurance Overseas (Holdings) Limited, and

Ping An Insurance (Group) Company of China, Ltd.

THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 4:00 A.M., NEW YORK TIME ON

OCTOBER 28, 2024, UNLESS THIS OFFER IS EXTENDED.

An Ke Technology Company Limited (“An Ke Technology”) and China Ping An Insurance Overseas (Holdings) Limited (“Ping An Insurance Overseas Holdings,” and together with An Ke Technology, the “Joint Offerors”), each a wholly-owned subsidiary of Ping An Insurance (Group) Company of China, Ltd. (中國平安保險(集團)股份有限公司) (“Ping An Group,” and together with the Joint Offerors, the “Offeror Group”), are required under the Hong Kong Code on Takeovers and Mergers (the “Takeovers Code”) (1) to make unconditional mandatory general offers to (i) acquire all issued and outstanding ordinary shares, par value of US$0.00001 per share (the “Ordinary Shares”), and American Depositary Shares, each representing two Ordinary Shares (the “ADSs”) of Lufax Holding Ltd (“Lufax”), and Ordinary Shares and ADSs to be issued under the Phase I share incentive plan adopted by Lufax in December 2014 and as most recently amended and restated on April 12, 2023 (the “Lufax 2014 Share Incentive Plan”) and the 2019 performance share unit plan adopted by Lufax in September 2019 and as most recently amended and restated on April 12, 2023 (the “Lufax 2019 Performance Share Unit Plan”) (other than those already owned by the Offeror Group), and (ii) to cancel all outstanding options (the “Options”) granted under the Lufax 2014 Share Incentive Plan; and (2) to make appropriate arrangement for all unvested performance share units (the “PSUs”) granted under the Lufax 2019 Performance Share Unit Plan to cancel all unvested PSUs. To satisfy this requirement with respect to holders of Ordinary Shares that are residents of the United States (“US Shareholders”), and with respect to holders of ADSs, wherever located (“ADS Holders”), the Joint Offerors are making this offer (this “Offer”) to such persons to purchase each Ordinary Share for US$1.127 per share and each ADS for US$2.254 per ADS, in each case without interest, upon the terms, and subject to the conditions set forth in this document (this “Offer Document”), and the US form of acceptance and transfer accompanying this Offer Document for Ordinary Shares (the “BLUE Form of Acceptance”) and the letter of transmittal accompanying this Offer Document for ADSs (the “Letters of Transmittal”).

This Offer is structured to comply with the requirements applicable to tender offers that qualify for the “Tier II” exemptions under the Rule 14d-1(d) and related rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as to certain exemptive relief provided by the Securities and Exchange Commission (the “SEC”). A separate, concurrent offer (the “Non-US Offer,” and together with this Offer, the “Offers”) in respect of the Ordinary Shares is being conducted pursuant to the Takeovers Code, which offer does not allow tenders of ADSs, is open to all shareholders whether resident in Hong Kong or outside of Hong Kong (including US Shareholders), does not permit withdrawal by a tendering holder, requires payment of the consideration no later than seven (7) Hong Kong business days following the date of receipt of duly completed and valid acceptance (or if earlier, by the same time the offer price is delivered in this Offer), and differs in other important ways from this Offer. See “The Non-US Offer.”

The ADSs are listed on the New York Stock Exchange (“NYSE”) under the symbol “LU,” and the Ordinary Shares are listed on The Stock Exchange of Hong Kong Limited (“HKSE”) under the stock code “6623.” On September 24, 2024, the closing price of the ADSs as reported on the NYSE was US$2.52 per ADS and the closing price of the Ordinary Shares as reported on the HKSE was HK$9.19 per Ordinary Share (equivalent to approximately US$1.18). The Offer Prices (as defined below) are lower than these prices.

The Joint Offerors do not believe this Offer is fair, from a financial point of view, to the unaffiliated security holders of Lufax. See “Special Factors—11. Position of the Offeror Group Regarding Fairness of this Offer.”

The Offeror Group would not be making the Offers but for the requirements of the Takeovers Code, and in that sense the Offers are not voluntary. The Offeror Group is not making the Offers for the purpose of, and they do not believe the Offers will have a reasonable likelihood of, causing the ADSs or Ordinary Shares to become eligible for deregistration under the Exchange Act or causing the ADSs to be delisted from the NYSE. The Offeror Group intends to take necessary and appropriate steps to ensure that Lufax remains listed on the NYSE and a public company in the United States. Despite such purpose, belief and intention, the Offeror Group does not fully control whether the Offers could have such an effect.

To tender your Ordinary Shares or ADSs in this Offer, you must follow the procedures set forth in the section of this Offer Document titled “Action to be Taken.”

You are encouraged to read this entire Offer Document carefully before deciding whether to accept and tender in this Offer. You are encouraged to consult with your personal financial, legal, tax or other advisors before deciding whether or not to tender in this Offer.

In some respects, this Offer Document includes contents that are customary in Hong Kong for mandatory general offers. For example, such offers are generally conducted pursuant to a “composite document” that sets forth information about the offer and letters from various parties regarding the offer, including the offerors and their financial advisor, the board of directors of the company whose securities are subject to the offer, the independent board committee of the company whose securities are subject to the offer, and the independent financial adviser of the company whose securities are subject to the offer. To ensure that US holders in this Offer are afforded this information, such letters are included in this Offer Document in the form used in the Composite Document for the Non-US Offer (the “Composite Document”), which is available at https://www1.hkexnews.hk/listedco/listconews/sehk/2024/0927/2024092700547.pdf.

Morgan Stanley Asia Limited (“Morgan Stanley”), which is authorized and regulated by the Securities and Futures Commission of Hong Kong (the “SFC”), is acting as the financial adviser to the Joint Offerors. Morgan Stanley will for and on behalf of the Joint Offerors, make the Non-US Offer and the Option Offer pursuant to the Takeovers Code and provide confirmation pursuant to the Takeovers Code that it is satisfied that sufficient financial resources are available to the Joint Offerors to satisfy the maximum cash consideration payable by the Joint Offerors upon full acceptance of the Share Offers (including the this Offer), the Option Offer and the PSU Arrangement. Morgan Stanley will not conduct market making activity with respect to making the Share Offers, the Option Offer and the PSU Arrangement. Morgan Stanley will not be responsible to anyone other than the Joint Offerors for providing the protections afforded to clients of Morgan Stanley or for providing advice in relation to the Joint Offers or the contents of this document.

To the extent the Offers referred to in this Offer Document are being made into the United States, they are being made solely by the Joint Offerors. References in this Offer Document to Offers being made by Morgan Stanley on behalf of the Joint Offerors should be construed accordingly.

To the extent permissible under applicable laws or regulations of Hong Kong, the Cayman Islands and the United States, and in accordance with normal market practice in Hong Kong, Morgan Stanley or its affiliates may from time to time make certain purchases of, or arrangements to purchase, directly or indirectly, Ordinary Shares or any securities that are immediately convertible into, exchangeable for, or exercisable for, Ordinary Shares, other than pursuant to the Offers, before, during or after the period in which the Offers remain open for acceptance. Such purchases, or arrangements to purchase may occur either in the open market at prevailing prices or in private transactions at negotiated prices and will comply with all applicable rules in Hong Kong (including the Takeovers Code), the Cayman Islands and the United States (including applicable exemptions from Rule 14e-5 under the Exchange Act). Any information about such purchases will be disclosed as required by laws or regulations in Hong Kong and the Cayman Islands. This information will be disclosed in the United States through amendments to the Schedule TO-T filed with the SEC, and available for free at the SEC’s website at www.sec.gov, to the extent that such information is made public in Hong Kong pursuant to the Takeovers Code or the Listing Rules. Notwithstanding the foregoing, none of such purchases, or arrangements to purchase, shall constitute any market making activity with respect to making the Share Offers, the Option Offer and the PSU Arrangement.

Neither the SEC nor any other regulatory authority has approved, disapproved, or passed upon the merits or fairness of this Offer or the adequacy or accuracy of the information contained in this Offer Document. Any representation to the contrary is a criminal offense.

September 27, 2024

i

ACTION TO BE TAKEN

TO ACCEPT THE OFFER

If you hold Ordinary Shares as a US Shareholder, to accept this Offer, you should complete the BLUE Form of Acceptance in accordance with the instructions printed on it, which forms part of the terms and conditions of this Offer.

If you are a record holder of ADSs (wherever you are located), to accept this Offer in respect of Ordinary Shares underlying your ADSs, you should complete the Letter of Transmittal accompanying this Offer Document in accordance with the instructions printed on it and return as soon as possible the completed Letter of Transmittal (along with your American Depositary Receipt(s) evidencing your ADSs to Computershare Trust Company, N.A. (the “Tender Agent”).

If you hold ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary, you must contact your broker, dealer, commercial bank, trust company or other securities intermediary and have such securities intermediary tender your ADSs on your behalf through The Depository Trust Company (“DTC”). In order for a book-entry transfer to constitute a valid tender of your ADSs in this Offer, the ADSs must be tendered by your broker, dealer, commercial bank, trust company or other securities intermediary before October 28, 2024 (the “Expiration Date”), unless this Offer has been previously extended. Further, before the Expiration Date, the Tender Agent must receive (a) a confirmation of such tender of the ADSs and (b) a message transmitted by DTC which forms part of a book-entry confirmation and states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received, and agrees to be bound by, the terms of this Offer and the Letter of Transmittal, and that the Joint Offerors may enforce such agreement against such participant (an “Agent’s Message”). DTC, participants in DTC and other securities intermediaries are likely to establish cut-off times and dates that are earlier than the Expiration Date for receipt of instructions to tender the ADSs. Note that if your ADSs are held through a broker, dealer, commercial bank, trust company or other securities intermediary and your securities intermediary tenders your ADSs as instructed by you, your securities intermediary may charge you a transaction or service fee. You should consult your securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.

If you are a DTC participant and hold the ADSs in a DTC account as a DTC participant, you must tender your ADSs through DTC’s Automated Tender Offer Program (“ATOP”) and follow the procedure for book-entry transfer by causing DTC to transfer the ADSs in your participant’s account to the Tender Agent. An Agent’s Message must be transmitted by DTC and received by the Tender Agent prior to 4:00 a.m. (New York time) on the Expiration Date to validly tender ADSs pursuant to this Offer.

ACTION TO BE TAKEN

ADS Holders who would like to accept the Non-US Offer may elect to become Shareholders (as defined below) by cancelling their ADSs and withdrawing the Ordinary Shares underlying the ADSs, subject to compliance with the terms of the Deposit Agreement, dated as of November 3, 2020, by and among Lufax, Citibank, N.A. (as depositary bank for the ADSs, the “Depositary”), and the holders and beneficial owners of ADSs, as amended and supplemented (the “Deposit Agreement”), including payment of the applicable fees to the Depositary (including an ADS cancellation fee of US$5.00 per 100 ADSs, plus a US$15.00 cable fee), and any other applicable expenses and taxes. ADS Holders who hold their ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary and wish to cancel their ADSs should follow the broker, dealer, commercial bank, trust company or other securities intermediary’s procedure and instruct the broker, dealer, commercial bank, trust company or other securities intermediary to arrange for the cancellation of the ADSs and transfer of the underlying Ordinary Shares from the Depositary’s account on the Central Clearing and Settlement System (“CCASS”), established and operated by Hong Kong Securities Clearing Company Limited, a wholly-owned subsidiary of Hong Kong Exchanges and Clearing Limited (“HKSCC”), to the ADS Holder’s Hong Kong stock account. If an ADS Holder prefers to receive Ordinary Shares outside CCASS, he or she must receive Ordinary Shares in CCASS first and then arrange for withdrawal of the Ordinary Shares from CCASS. Such ADS Holder can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Ordinary Shares in his or her own name with the Registrar (as defined below). For Ordinary Shares to be received in CCASS upon cancellation of the ADSs, under normal circumstances, the above steps generally require two (2) US business days from the date of receipt by the Depositary of the ADSs to be canceled along with valid cancellation instructions and the payment of the cancellation fee. For Ordinary Shares to be received outside CCASS in physical form upon cancellation of the ADSs, the above steps may take fourteen (14) US business days or more to complete. ADS Holders will be unable to receive or trade the Ordinary Shares on the HKSE until the ADS cancellation of Ordinary Share withdrawal procedures are completed. Please note that temporary delays may arise. For example, the transfer books of the Depositary may from time to time be closed to the cancellation and withdrawal of the ADSs from the ADS program.

ADS Holders who choose to accept the Non-US Offer by cancelling their ADSs and withdrawing the Ordinary Shares underlying the ADSs will be treated as non-US Shareholders and will not be able to withdraw acceptances from the Non-US Offer unless such right is provided under Rule 19.2 of the Takeovers Code.

ADS Holders (wherever such ADS Holders are located) may only tender into this Offer unless such ADS Holder chooses to accept the Non-US Offer by cancelling their ADSs and withdrawing the underlying Ordinary Shares and becoming a Shareholder (as defined below). US Shareholders can choose to accept either this Offer or the Non-US Offer. US Shareholders who choose to accept the Non-US Offer will be treated as non-US Shareholders (the “Non-US Shareholders” and together with the US Shareholders, the “Shareholders”) and will not be able to withdraw acceptance from the Non-US Offer unless such right is provided under Rule 19.2 of the Takeovers Code. If you have received this document and you are not a US Shareholder or ADS Holder, please contact Tricor Investor Services Limited, the branch share registrar and transfer office of Lufax (the “Registrar”) in Hong Kong, located at 17/F, Far East Finance Centre, 16 Harcourt Road, Hong Kong.

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this Offer Document and is intended to be an overview only. You are urged to read this entire document carefully, including the appendices. We have included references to direct you to other parts of this Offer Document which contain a more complete description of the topics contained in this summary.

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This Offer: The Joint Offerors are making this Offer to US Shareholders and ADS Holders to purchase each Ordinary Share for US$1.127 per share and each ADS for US$2.254 per ADS, in each case without interest, upon the terms, and subject to the conditions set forth in this Offer Document and the related Letters of Transmittal.

•

Payment: US Shareholders tendering in this Offer will receive US$1.127 in cash for each Ordinary Share tendered and ADS Holders will be paid US$2.254 in cash for each ADS tendered (collectively, the “Offer Prices”). The Joint Offerors will not be responsible for any fees or expenses connected with the ADSs (except for any ADS fees and expenses payable by the Joint Offerors as owners of ADSs acquired in this Offer). See “Letter from Morgan Stanley and the Offeror Group – The Offers”.

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Offer: The Offer Prices of US$1.127 per Ordinary Share and US$2.254 per ADS offered under this Offer represent discounts to prevailing prices of the ADSs as quoted on the NYSE and the Ordinary Shares as quoted on the HKSE at many times in the last six months. For example, such prices represent a discount of approximately;

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40.9% to the closing price of HK$14.9 per Ordinary Share as quoted on the HKSE (though a premium of 2.5% to the closing price of $2.1972 per ADS as quoted on the NYSE) on March 21, 2024, the business day before Lufax’s announcement of its proposed declaration a special dividend in the amount of US$1.21 per Ordinary Share or US$2.42 per ADS (the “Lufax Special Dividend”) and mandatory general offer made pursuant to Rule 3.7 of the Takeovers Code (the “Initial Announcement”);

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28.43% to the closing price of HK$12.3 per Ordinary Share as quoted on the HKSE and 30.9% to the closing price of $2.95 per ADS as quoted on the NYSE, on July 3, 2024, the date of the announcement jointly issued by the Offeror Group and Lufax in relation to the Offers made pursuant to Rule 3.5 of the Takeovers Code (the “Joint Announcement”); and

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4.8% to the closing price of HK$9.19 per Ordinary Share as quoted on the HKSE, and 11.8% to the closing price of $2.52 per ADS as quoted on the NYSE, on September 24, 2024 (the “Latest Practicable Date”). See “Letter from Morgan Stanley and the Offeror Group – Offer Price of the Offers”. You are advised to compare the Offer Price in this Offer to the current market price of the Ordinary Shares and ADSs before you make a tender decision.

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Expiration Date: Unless this Offer is extended, all acceptances of this Offer must be received by 4:00 a.m. on October 28, 2024 (New York time), the Expiration Date. The Joint Offerors do not intend to extend this Offer except in wholly exceptional circumstances or if required by a governmental body of competent jurisdiction. See section headed “3. Acceptance Period and Revisions” under Appendix I to this Offer Document.

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Withdrawal Rights: You may withdraw your acceptance until 4:00 a.m. on October 28, 2024 (New York time). See section headed “6. Right of Withdrawal Under This Offer” under Appendix I to this Offer Document.

•	Settlement: Payment will be made promptly (expected to be within two (2) US business days) of the Expiration Date. See “Appendix I – 2. Settlement”.

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Fairness of this Offer: The Joint Offerors and the independent committee (the “Independent Board Committee”) of the board of directors of Lufax (the “Lufax Board”) do not believe this Offer is fair, from a financial point of view, to the unaffiliated security holders of Lufax. See “Special Factors – 11. Position of the Offeror Group Regarding Fairness of this Offer”.

SUMMARY TERM SHEET

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Tax Consequences for US Shareholders and ADS Holders: The receipt of cash in exchange for Ordinary Shares and/or ADSs pursuant to this Offer will be a taxable transaction for US federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. Generally, US Holders (as defined below) will recognize gain or loss for these purposes equal to the difference between the amount of cash received and their adjusted tax basis in the Ordinary Shares and/or ADSs that were tendered. In addition, certain adverse consequences for US federal income tax purposes could apply under the passive foreign investment company (“PFIC”) rules. See “Special Factors – 10. Tax Consequences – US Federal Income Tax Consequences” for a more detailed discussion of the US federal income tax consequences of this Offer to US Holders.

TAX MATTERS ARE VERY COMPLEX, AND THE TAX CONSEQUENCES TO YOU OF ACCEPTING THIS OFFER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. IT IS RECOMMENDED THAT YOU CONSULT YOUR TAX ADVISER FOR A FULL UNDERSTANDING OF THESE.

•

Intentions of the Joint Offerors: The Offeror Group would not be making the Offers but for the requirements of the Takeovers Code, and in that sense the Offers are not voluntary. The Offeror Group is not making the Offers for the purpose of, and they do not believe the Offers will have a reasonable likelihood of, causing the ADSs or Ordinary Shares to become eligible for deregistration under the Exchange Act or causing the ADSs to be delisted from the NYSE. The Offeror Group intends to take necessary and appropriate steps to ensure that Lufax remains listed on the NYSE and a public company in the United States.

•

No Appraisal Rights: This Offer is not being made pursuant to the provisions of the Companies Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof (the “Companies Act”), and as such US Shareholders do not have express appraisal rights in connection with this Offer under the Companies Act. See “Special Factors – 11. Position of the Offeror Group Regarding Fairness of this Offer”.

QUESTIONS AND ANSWERS

The following are some of the questions you, as a US Shareholder or ADS Holder, may have and the answers to those questions. You are advised to read carefully the remainder of this Offer Document.

Who is offering to buy my Ordinary Shares?

The Offeror Group consists of (i) An Ke Technology, a limited liability company incorporated in Hong Kong, directly wholly-owned by Shenzhen Ping An Financial Technology Consulting Co. Ltd. (深圳平安金融科技諮詢有限公司) (“Ping An Financial Technology”), a limited liability company established under the laws of the PRC, which in turn is wholly-owned by Ping An Group, a company established as a joint stock company under the laws of the People’s Republic of China (the “PRC”) listed on the Shanghai Stock Exchange (stock code: 601318) and the HKSE (stock code: 2318 (HKD counter) and 82318 (RMB counter)); (ii) Ping An Overseas Holdings, an investment holding company incorporated in Hong Kong with limited liability, which is directly wholly-owned by Ping An Group; and (iii) Ping An Group. For the purposes of this Offer Document, “Lufax Controlling Shareholders” has the meaning ascribed to it under the Listing Rules (as defined below) and unless the context otherwise requires, refers to Ping An Group, An Ke Technology, Ping An Overseas Holdings and Ping An Financial Technology.

What is this Offer?

The Joint Offerors are required under the Takeovers Code (1) to make unconditional mandatory general offers to (i) acquire all issued and outstanding Ordinary Shares and ADSs and Ordinary Shares and ADSs to be issued under the Lufax 2014 Share Incentive Plan and the Lufax 2019 Performance Share Unit Plan (other than those already owned by the Offeror Group), and (ii) to cancel all outstanding Options granted under the Lufax 2014 Share Incentive Plan; and (2) to make appropriate arrangement for all unvested PSUs granted under the Lufax 2019 Performance Share Unit Plan to cancel all unvested PSUs. This Offer forms part of the foregoing unconditional mandatory general offers.

This Offer may only be accepted by US Shareholders and ADS Holders (wherever such ADS Holders are located). ADS Holders may only tender into this Offer, US Shareholders may tender in this Offer or the Non-US Offer, although US Shareholders are encouraged to consider the risks of participating in the Non-US Offer. See “The Non-US Offer.” The Ordinary Shares and ADSs will be acquired by the Joint Offerors fully paid and free from all encumbrances.

Are there any conditions to this Offer?

This Offer is unconditional. There are no financing, minimum tender or other material conditions to this Offer. As a result, if a holder properly follows the procedures for tendering (and not withdrawing) their securities by the Expiration Date, then the Joint Offerors are required to pay such holders promptly after the Expiration Date.

Who may participate in this Offer?

This Offer is open to all US Shareholders and all ADS Holders, wherever such ADS Holders are located. If you are an ADS Holder, wherever you are located, you may only tender your ADSs into this Offer. US Shareholders may tender in this Offer or the Non-US Offer, although US Shareholders are encouraged to consider the risks of participating in the Non-US Offer. See “The Non-US Offer.” If you have received this Offer Document and you are not a US Shareholder or an ADS Holder, please contact the Registrar, located at 17/F, Far East Finance Centre, 16 Harcourt Road, Hong Kong.

How do I accept this Offer?

If you hold Ordinary Shares, to accept this Offer you should complete the BLUE Form of Acceptance accompanying this Offer Document in accordance with the instructions printed on it, which forms part of the terms and conditions of this Offer.

QUESTIONS AND ANSWERS

If you are a record holder of ADSs (wherever you are located), to accept this Offer in respect of your ADSs, you should complete the Letter of Transmittal accompanying this Offer Document in accordance with the instructions printed on it and return as soon as possible the completed Letter of Transmittal (along with your ADRs) to the Tender Agent.

If you hold ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary, you must contact your broker, dealer, commercial bank, trust company or other securities intermediary and have such securities intermediary tender your ADSs on your behalf through DTC. In order for a book-entry transfer to constitute a valid tender of your ADSs in this Offer, the ADSs must be tendered by your broker, dealer, commercial bank, trust company or other securities intermediary before Expiration Date, unless this Offer has been previously extended. Further, before the Expiration Date, the Tender Agent must receive (a) a confirmation of such tender of the ADSs and (b) an Agent’s Message. DTC, participants in DTC and other securities intermediaries are likely to establish cut-off times and dates that are earlier than the Expiration Date for receipt of instructions to tender the ADSs. Note that if your ADSs are held through a broker, dealer, commercial bank, trust company or other securities intermediary and your securities intermediary tenders your ADSs as instructed by you, your securities intermediary may charge you a transaction or service fee. You should consult your securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.

If you are a DTC participant and hold the ADSs in a DTC account as a DTC participant, you must tender your ADSs through ATOP and follow the procedure for book-entry transfer by causing DTC to transfer the ADSs in your participant’s account to the Tender Agent. An Agent’s Message must be transmitted by DTC and received by the Tender Agent prior to 4:00 a.m. (New York time) on the Expiration Date to validly tender ADSs pursuant to this Offer.

What is the position of the Independent Board Committee in regard to this Offer?

The Independent Board Committee, having considered this Offer and having taken into account the advice and recommendations of Anglo Chinese Corporate Finance, Limited (the “Lufax Independent Financial Adviser”), do not believe this Offer is fair, from a financial point of view, to the unaffiliated security holders of Lufax.

How long do I have to accept this Offer?

Unless this Offer has previously been extended, all acceptances must be received by 4:00 a.m. on October 28, 2024 (New York time) in respect of this Offer, and this Offer will close on Monday, October 28, 2024 (New York time). This Offer may be accepted on and from the date of this Offer Document.

Can this Offer be extended and under what circumstances?

The Joint Offerors do not intend to extend this Offer, but they reserve the right to do so in accordance with applicable laws, regulations and rules. Accordingly, the Joint Offerors may extend this Offer if required by a governmental body of competent jurisdiction. See section headed “3. Acceptance Period and Revisions” under Appendix I to this Offer Document.

How will I be notified if this Offer is extended?

If the Offeror Group extends this Offer, they will inform the Tender Agent and make a public announcement of the extension through HKSE no later than 7:00 p.m. Hong Kong time on October 28, 2024 and such announcement will state the next Expiration Date or a statement that this Offer will remain open until further notice. The Joint Offerors are required to extend this Offer for the minimum period required by any rule, regulation, interpretation or position of the SEC or its staff or by any rule, regulation or position of NYSE or by any applicable US federal securities law. The Joint Offerors will not make available a subsequent offering period in accordance with Rule 14d-11 promulgated under the Exchange Act.

QUESTIONS AND ANSWERS

May I withdraw my acceptance?

Only the ADSs Holders and US Shareholders who have tendered in this Offer may withdraw acceptances from this Offer. There is generally no ability to withdraw acceptances from the Non-US Offer.

US Shareholders and ADS Holders who tender in this Offer have until 4:00 a.m. on October 28, 2024 (New York time) to withdraw their acceptances of this Offer. For US Shareholders and ADS Holders who tender Ordinary Shares and/or ADSs by giving instructions to a broker or bank, they must instruct the bank or broker to arrange for the withdrawal of the Ordinary Shares and/or ADSs.

How do I withdraw my acceptance under this Offer?

To withdraw an acceptance in relation to this Offer, you must deliver a written notice of withdrawal with the required information to the Tender Agent. This Offer will be deemed not to have been validly accepted in respect of any Ordinary Shares or ADSs acceptances for which have been validly withdrawn. However, this Offer may be accepted again in respect of any withdrawn Ordinary Shares or ADSs by following one of the procedures described in section headed “9. Right of withdrawal” in Appendix I to this Offer Document at any time prior to expiry of this Offer.

What will happen to Lufax if the Offers are implemented and will the Offers be followed by compulsory acquisition?

Following the close of the Offers, the Offeror Group intends that Lufax and its subsidiaries and the variable interest entities and their subsidiaries, the financial results of which have been consolidated and accounted for as subsidiaries of Lufax by virtue of the contractual arrangements entered into by the Lufax Group (the “Consolidated Affiliated Entities”) (collectively, the “Lufax Group”) will continue the principal business of the Lufax Group. The Offeror Group has no intention to redeploy any fixed assets of the Lufax Group (other than in the ordinary and usual course of business of the Lufax Group) or to discontinue the employment of the employees of the Lufax Group.

The Offeror Group has no intention to, and believes there is no reasonable likelihood to, privatize Lufax. Also, the Offeror Group intends to maintain the listing of the Ordinary Shares on HKSE and ADSs on the NYSE. The Offeror Group does not intend to avail themselves of any powers of compulsory acquisition of any Ordinary Share outstanding after the close of the Offers.

See section headed “Intention of the Offeror Group in relation to the Lufax Group” in “Letter from Morgan Stanley and the Offeror Group”.

Will holders accepting the Offers result in Lufax failing to satisfy the listing standard of the HKSE that not less than 25 percent of issued Ordinary Shares are held by public Shareholders, of the NYSE that there be at least 400 round lot holders, or other listing standards?

The directors of the Offeror Group have jointly and severally undertaken to the HKSE to take appropriate steps to ensure that sufficient public float exists in Ordinary Shares, sufficient round lot holders hold ADSs, and otherwise that there is compliance with applicable listing standards. In particular, if Lufax’s public float drops below the Listing Rule requirements following the close of this Offer, the Joint Offerors may place Ordinary Shares held by any of them or procure placing of new Ordinary Shares within the time frame prescribed by the HKSE. In light of the undertaking of the Offeror Group, together with Lufax, to use reasonable endeavors to maintain the listing status of the Ordinary Shares on the HKSE and the ADSs on the NYSE, the Offer Group does not expect that the Offers will result in non-compliance with applicable listing standards.

QUESTIONS AND ANSWERS

If I decide not to accept, how will this Offer affect my Ordinary Shares and ADSs?

If acceptances under this Offer are not received from you, you will continue to remain a US Shareholder or ADS Holder, as applicable.

Can I choose the currency in which I receive payment for my Ordinary Shares and/or ADSs?

No, you will receive the consideration for your Ordinary Shares and/or ADSs in US dollars. Both this Offer and the Non-U.S. Offer will be paid in U.S. dollars.

Do the Joint Offerors have the financial resources to make payment of the consideration for this Offer?

The Joint Offerors intends to finance and satisfy the amount payable under this Offer by cash through internal cash resources of An Ke Technology and Ping An Overseas Holdings. Morgan Stanley, the financial adviser to the Joint Offerors in respect of the Non-US Offer, the Option Offer and the PSU Arrangement, is satisfied that sufficient financial resources are available to the Joint Offerors up to satisfy the maximum cash consideration payable by the Joint Offerors upon full acceptance of the Offers.

What are the material US federal income tax consequences to a US Holder participating in this Offer?

The receipt of cash in exchange for Ordinary Shares and/or ADSs under this Offer will be a taxable transaction for US federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. See “Special Factors – 10. Tax Consequences – US Federal Income Tax Consequences” for a more detailed discussion of the US federal income tax consequences of this Offer to US Holders. Tax matters are very complex, and the tax consequences of this Offer to you will depend on the facts of your own situation. It is recommended that you consult your tax adviser for a full understanding of the tax consequences of this Offer to you.

Will I have to pay any fees or commissions?

If you are the registered owner of your Ordinary Shares, and you accept this Offer, you will not have to pay brokerage fees or similar expenses. If you own your Ordinary Shares and/or ADSs through a broker or other nominee, you should consult your broker or nominee to determine whether any charges will apply.

EXPECTED TIMETABLE

The timetable set out below is indicative only and is subject to change. Any changes to the timetable will be jointly announced by the Offeror Group and Lufax. Unless otherwise expressly stated, all time and date references contained in this Offer Document refer to Hong Kong time and dates unless otherwise stated.

Despatch date of the Composite Document and the accompanying Form(s) of Acceptance and commencement date of the Offers (Note 1)	Friday, September 27, 2024

Latest time and date for acceptance of the Non-US Offer on the Expiration Date (Notes 2, 5 and 6)	4:00 p.m. on Monday, October 28, 2024

Latest time and date for withdrawal of this Offer (Note 6 and 7)	4:00 a.m. on Monday, October 28, 2024 (New York time)

Latest time and date for acceptance of the this Offer on the Expiration Date (Notes 6 and 7)	4:00 a.m. on Monday, October 28, 2024 (New York Time)

Expiration Date (Notes 3 and 5)	Monday, October 28, 2024

Announcement of the results of the Offers as at the Expiration Date published (Notes 2 and 5)	by 7:00 p.m. on Monday, October 28, 2024

Latest date for posting of remittances for the amount due in respect of valid acceptances received under the Offers (Notes 4 and 5)	Wednesday, October 30, 2024

Notes:

1.

The Non-US Offer, which is unconditional, is open for acceptance on and from Friday, September 27, 2024, being the date of posting of this Offer Document, until 4:00 p.m. on the Expiration Date or such later time and/or date as the Joint Offerors may determine and announce with the consent of the Executive and in accordance with the Takeovers Code. This Offer, which is also unconditional, is open for acceptance on and from Friday, September 27, 2024, being the date of posting of US Offer Document, until 4:00 a.m. (New York time) on the Expiration Date or such later time and/or date as the Joint Offerors may determine and announce, in which case the Joint Offerors are required to extend this Offer for the minimum period required by any rule, regulation, interpretation or position of the SEC or its staff or by any rule, regulation or position of NYSE or by any applicable US federal securities law.

2.

Beneficial owners of Ordinary Shares who hold their Ordinary Shares in CCASS directly as an investor participant or indirectly via a broker or custodian participant should note the timing requirements (as set out in Appendix I to this Offer Document) for causing instructions to be made to CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures.

3.

In accordance with the Takeovers Code, the Offers must initially be opened for acceptance for at least twenty-one (21) days following the date on which this Offer Document is posted. As the Offers will, in addition to compliance with the Takeovers Code, also be made in the United States pursuant to the applicable US tender offer rules, the Offers must remain open for at least twenty (20) US business days following the date on which this Offer Document is posted. Therefore, the Non-US Offer will initially remain open for acceptances until 4:00 p.m. on Monday, October 28, 2024 (Hong Kong time) and this Offer will initially remain open for acceptances until 4:00 a.m. on Monday, October 28, 2024 (New York time), unless the Joint Offerors revise or extend the Offers in accordance with the Takeovers Code or required by applicable laws. The Joint Offerors do not intend to extend the Offers save in wholly exceptional circumstances, as provided in Rule 18.2 of the Takeovers Code, or if required by a governmental body of competent jurisdiction. If the Joint Offerors are to extend the Offers, they are required to extend the Offers for the minimum period required by any rule, regulation, interpretation or position of the SEC or its staff or by any rule, regulation or position of NYSE or by any applicable US federal securities law. The Offeror Group and Lufax will jointly issue an announcement no later than 7:00 p.m. on Monday, October 28, 2024 (Hong Kong time) in relation to any extension of the Offers, in which the announcement will state either the next closing date or that the Offers will remain open until further notice. In the latter case, at least fourteen (14) days’ notice by way of an announcement will be given before the Offers are closed to those Independent Lufax Shareholders and ADS Holders who have not accepted the Offers.

EXPECTED TIMETABLE

4.

For details of settlement of the Offers, please refer to the section headed “2. Settlement” in Appendix I to this Offer Document. Acceptances of the Offers shall be irrevocable and not capable of being withdrawn, except in the circumstances set out in the section headed “6. Right of Withdrawal under This Offer” in Appendix I to this Offer Document.

5.

If there is a tropical cyclone warning signal no. 8 or above, a “black rainstorm warning signal”, or an “extreme conditions” warning in force in Hong Kong and still in force at 12:00 noon on any of these dates, the relevant date and time will be moved to the same time, if applicable, on the next HK business day which does not have either of those warnings in force after 12:00 noon.

6.	Please note that although this Offer officially expires at 4:00 a.m. (New York time) on Monday, October 28, 2024, the Tender Agent’s business hours are from 9:00 a.m. to 5:00 p.m. (New York time).
7.

To withdraw an acceptance in relation to this Offer, you must deliver a written notice of withdrawal with the required information to the Tender Agent. This Offer will be deemed not to have been validly accepted in respect of any Ordinary Shares or ADSs acceptances for which have been validly withdrawn. However, this Offer may be accepted again in respect of any withdrawn Ordinary Shares or ADSs by following the procedures described in “Appendix I – Further Terms and Procedures for Acceptance of the Offers” at any time prior to expiry of this Offer. Acceptances under the Non-US Offer are irrevocable and withdrawals will not be permitted.

Save as mentioned above, if the latest time for acceptance of the Offers does not take effect on the date and time as stated above, the other dates mentioned above may be affected. The Offeror Group and Lufax will notify the Shareholders and ADS Holders by way of announcement(s) on any change to the expected timetable as soon as practicable.

IMPORTANT NOTICES

INFORMATION FOR US SHAREHOLDERS AND ADS HOLDERS

This Offer Document includes certain “forward-looking statements”. These statements are based on the current expectations of the Offeror Group and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained herein include statements about the financial condition, results of operations, plans, objectives, future performance and business as well as forward-looking statements relating to the expected effects on Lufax of the Offers, the expected timing, conditions and scope of the Offers, and all other statements in this Offer Document other than historical facts. Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates”, “envisages” and words of similar import. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There may be events in the future that cannot be accurately predicted or over which Lufax and the Joint Offerors have no control. The risk factors listed in Lufax’s 2023 Annual Report for the year ended December 31, 2023 on Form 20-F filed with the SEC and information subsequently submitted by Lufax to the SEC under cover of Form 6-K as well as any other cautionary language in this Offer Document, provide examples of risks, uncertainties and events that may cause the actual results of Lufax or the timing or success of matters related to the Offers to differ materially from the expectations described in forward-looking statements. The occurrence of the events described in those risk factors and the risk factors described below could have a material adverse effect on the business, operating results or financial condition of Lufax or the timing or success of the Offers. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the outcome of the Offers, the outcome of any legal proceedings that may be instituted against Lufax and others relating to the Offers, the effect of the announcement of the Offers on Lufax’s customer relationships, operating results and business generally, the risks that the proposed transaction disrupts current plans and operations and the amount of the costs, fees, expenses and charges related to the Offers that Lufax must bear as well as additional factors, such as changes in economic conditions, changes in the level of capital investment, success of business and operating initiatives and restructuring objectives, changes in the regulatory environment, fluctuations in interest and exchange rates, the outcome of litigation, government actions and natural phenomena such as floods, earthquakes and hurricanes. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. For further discussion of factors that could cause actual results to differ from expectations, you should read Lufax’s filings and submissions to the SEC, including Lufax’s 2023 Annual Report on Form 20-F and other materials submitted to the SEC under Form 6-K.

The factors identified above and the risks reflected in Lufax’s 2023 Annual Report on Form 20-F and information subsequently submitted by Lufax to the SEC under cover of Form 6-K should not be construed as exhaustive. The Offeror Group believes the forward-looking statements in this Offer Document are reasonable; however, there is no assurance that the actions, events or results of the forward-looking statements will occur or, if any of them do, what impact they will have on Lufax’s results or operations or financial condition or on the Offers. In addition, actual results or matters related to the Offers could differ materially from the forward-looking statements contained in this Offer Document as a result of the timing of the completion of the Offers. In view of these uncertainties, the readers should not place undue reliance on any forward-looking statements.

All subsequent written and oral forward-looking statements attributable to the Offeror Group or persons acting on behalf of them are expressly qualified in their entirety by the cautionary statements above. The forward-looking statements included herein are made only as of the date of this Offer Document.

IMPORTANT NOTICES

SEC FILINGS

This Offer Document contains disclosures complying with Schedule TO (tender offer statement) under the Exchange Act. The Offeror Group will simultaneously file a Schedule TO (which includes information required by Schedule 13E-3 under Item 13 thereof) with the SEC that incorporates this Offer Document as an exhibit, and the Company will file a Schedule 14D-9 that also incorporates this Offer Document as an exhibit. The disclosures mandated by Schedule TO and Schedule 14D-9 contain important information and US Shareholders and ADS Holders are urged to read this Offer Document, the Schedule TO and the Schedule 14D-9 carefully.

This Offer Document will be distributed to US Shareholders and Georgeson LLC (the “Information Agent”) will arrange for the distribution of copies of this Offer Document to ADS Holders, at no cost to them. In addition, you may obtain free copies of this Offer Document, the Schedule TO and the Schedule 14D-9 at the website maintained by the SEC (http://www.sec.gov).

FINANCIAL INFORMATION

Certain financial information referred to in this Offer Document in “Special Factors” is being disclosed pursuant to the Exchange Act and constitutes profit forecasts under Rule 10 of the Takeovers Code. However, such financial information and profit forecasts do not meet the standards required by Rule 10 of the Takeovers Code, and have not been reported on by any financial adviser, reporting accountant or auditor of Lufax. Nevertheless, in view of the disclosure requirements of the Exchange Act, the Executive Director (the “Executive”) of the Corporate Finance Division of the Securities and Futures Commission of Hong Kong or any delegate of the Executive is prepared to permit the publication of such financial information in this Offer Document. Please refer to “Special Factors – 9. Financial Information of the Joint Offerors” for more details.

US Shareholders, ADS Holders and potential investors are advised to exercise caution when dealing in Ordinary Shares and ADSs in reliance on the information set out in this Offer Document.

LETTER FROM MORGAN STANLEY AND THE OFFEROR GROUP

September 27, 2024

An Ke Technology Company Limited (Incorporated in Hong Kong with limited liability) China Ping An Insurance Overseas (Holdings) Limited (Incorporated in Hong Kong with limited liability)

Explanatory Note: The Joint Offerors and Morgan Stanley Asia Limited, as financial adviser to the Joint Offerors (“Morgan Stanley”), prepared the following letter (the “Letter from Morgan Stanley and the Offeror Group”) describing the Offers, which was included with the Composite Document jointly issued by the Offeror Group and Lufax on September 27, 2024. This letter is being provided in this Offer Document solely to provide the US Shareholders and ADS Holders with the same information that was provided to participants in the Non-US Offer. Capitalized terms contained in the Letter from Morgan Stanley and the Offeror Group not defined herein are defined in the Composite Document.

To the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders,

Dear Sir or Madam,

(1) MANDATORY UNCONDITIONAL CASH OFFERS (TRIGGERED BY ELECTION OF LUFAX SPECIAL DIVIDEND) BY MORGAN STANLEY FOR AND ON BEHALF OF THE JOINT OFFERORS (I) TO ACQUIRE ALL ISSUED LUFAX SHARES AND LUFAX ADSs AND LUFAX SHARES AND LUFAX ADSs TO BE ISSUED UNDER LUFAX 2014 SHARE INCENTIVE PLAN AND LUFAX 2019 PERFORMANCE SHARE UNIT PLAN (OTHER THAN THOSE ALREADY OWNED BY THE OFFEROR GROUP) AND (II) TO CANCEL ALL OUTSTANDING LUFAX OPTIONS;

AND

(2) LUFAX PSU ARRANGEMENT WITH RESPECT TO ALL UNVESTED LUFAX PSUs

INTRODUCTION

Reference is made to the Joint Announcement and the joint announcement of Lufax and the Offeror Group dated August 26, 2024 in relation to the satisfaction of pre-conditions of Lufax Offers.

This letter forms part of this Composite Document and sets out, among other things, principal terms of the Lufax Offers, together with the information on the Joint Offerors and the intention of the Offeror Group in relation to the Lufax Group. Further details of the terms of the Lufax Offers are also set out in Appendix I to this Composite Document and the accompanying Forms of Acceptance. Terms used in this letter shall have the same meanings as those defined in this Composite Document unless the context otherwise requires.

THE LUFAX OFFERS

The Lufax Share Offers, which are mandated by applicable regulations, are unconditional general offers to acquire all the Lufax Offer Shares and Lufax ADSs. Under the terms of the Lufax Share Offers, the Lufax Offer Shares and Lufax ADSs duly and validly tendered for acceptance will be acquired by the Joint Offerors fully paid and free from all Encumbrances and together with all rights and benefits attaching thereto as at the date of the Composite Document or subsequently becoming attached to them.

LETTER FROM MORGAN STANLEY AND THE OFFEROR GROUP

The Lufax Share Offers have been structured as two separate offers—the Lufax non-US Offer and the Lufax US Offer – in order to comply with differences in US and Hong Kong legal and regulatory requirements in respect of withdrawal rights and settlement. The Lufax non-US Offer may be accepted by all Independent Lufax Shareholders whether resident in Hong Kong or outside of Hong Kong. The availability of the Lufax non-US Offer, the Lufax Option Offer and the Lufax PSU Arrangement to persons with a registered address in a jurisdiction outside Hong Kong may be affected by the laws of the relevant jurisdiction. It is the responsibility of Overseas Lufax Shareholders and/or Overseas Lufax Optionholders and/or Overseas Lufax PSU Holders who are citizens or residents or nationals of jurisdictions outside Hong Kong, and who wish to accept the Lufax non-US Offer, the Lufax Option Offer and the Lufax PSU Arrangement, to satisfy themselves as to the full observance of the laws and regulations of the relevant jurisdiction in connection therewith. The Lufax US Offer may only be accepted by Lufax US Shareholders and Lufax ADS Holders, and Lufax ADS Holders (wherever such Lufax ADS Holders are located) may only tender in the Lufax US Offer. Under the Lufax US Offer, Lufax US Shareholders and Lufax ADS Holders have the right to withdraw their tendered Lufax Shares or Lufax ADSs (as the case may be) until 4:00 a.m. on October 28, 2024 (New York time), whereas acceptances of the Lufax Shares tendered in the Lufax non-US Offer shall be irrevocable and cannot be withdrawn, save as provided under Rule 19.2 of the Takeovers Code as described in further detail in section headed “9. Right of Withdrawal” in Appendix I to this Composite Document. Furthermore, those tendering into the Lufax US Offer are expected to receive payment by the Expected Last Payment Date, whereas those tendering into the Lufax non-US Offer, the Lufax Option Offer and the Lufax PSU Arrangement (except for holders of Locked Lufax PSUs tendering into the Lufax PSU Arrangement, to whom the cancellation price will be paid following the unlocking of the respective Lufax PSUs) will receive payment no later than seven (7) HK Business Days following the date of receipt of duly completed and valid acceptance, or by the Expected Last Payment Date, whichever is earlier.

Morgan Stanley, as the financial adviser to the Joint Offerors and for and on behalf of the Joint Offerors, is making the Lufax non-US Offer pursuant to Rule 26.1 of the Takeovers Code and the Lufax Option Offer pursuant to Rule 13.5 of the Takeovers Code on the following basis:

The Lufax Share Offers

For each Lufax Share US$1.127 (for illustrative purposes, equivalent to approximately HK$8.803) in cash

For each Lufax ADS US$2.254 (for illustrative purposes, equivalent to approximately HK$17.606) in cash

The Lufax Option Offer

For cancellation of each outstanding Lufax Option with an exercise price of RMB8.0

(135,092 Lufax Options in total) RMB0.0345 (for illustrative purposes, equivalent to approximately HK$0.0378) in cash

For cancellation of each outstanding Lufax Option with an exercise price of RMB50.0

(2,939,386 Lufax Options in total) HK$0.00001 in cash

LETTER FROM MORGAN STANLEY AND THE OFFEROR GROUP

For cancellation of each outstanding Lufax Option with an exercise price of RMB98.06

(6,248,894 Lufax Options in total) HK$0.00001 in cash

For cancellation of each outstanding Lufax Option with an exercise price of RMB118.0

(2,149,618 Lufax Options in total) HK$0.00001 in cash

The offer prices of the Lufax Share Offers of US$1.127 per Lufax Share and US$2.254 per Lufax ADS are equal to the reference prices per Lufax Share and per Lufax ADS, respectively, under the Lufax Scrip Dividend Scheme. For further details, please refer to the Lufax Scrip Dividend Circular. Pursuant to Rule 13 of the Takeovers Code and Practice Note 6 of the Takeovers Code, the cancellation price for the outstanding Lufax Options would normally represent the difference between the exercise price of the Lufax Options and the offer price of the Lufax non-US Offer. Under the Lufax Option Offer, for outstanding Lufax Options having exercise prices above the offer price of the Lufax non-US Offer, such outstanding Lufax Options are out of the money and the cancellation price for cancelling each such outstanding Lufax Option is at a nominal amount of HK$0.00001. Following acceptance of the Lufax Option Offer, the relevant Lufax Options together with all rights attaching thereto will be entirely cancelled and renounced. Outstanding Lufax Options not tendered for acceptance under the Lufax Option Offer can be exercised in accordance with their respective original terms and conditions.

The Lufax PSU Arrangement

As at the Latest Practicable Date, there were 1,405,644 Unvested Lufax PSUs, comprising 221,594 Unlocked Lufax PSUs and 1,184,050 Locked Lufax PSUs. The rules of the Lufax 2019 Performance Share Unit Plan did not specify the treatment of the Unvested Lufax PSUs in case of a general offer. Accordingly, in accordance with Rule 13 of the Takeovers Code and Practice Note 6 to the Takeovers Code, the Joint Offerors propose the Unvested Lufax PSUs will be treated as follows:

(a) For cancellation of each Unlocked Lufax PSU ……………………US$1.127 (for illustrative purposes, equivalent to approximately HK$8.803) in cash

(b) For cancellation of each Locked Lufax PSU ……………………US$1.127 (for illustrative purposes, equivalent to approximately HK$8.803) in cash, subject to the following terms and conditions:

•	Unlocking conditions: The Locked Lufax PSUs shall continue to unlock in accordance with, and subject to, the existing schedule and conditions of grant under the Lufax 2019 Performance Share Unit Plan.

•	Settlement: The cancellation price will be paid to the holders of the Locked Lufax PSUs following the unlocking of the respective Lufax PSUs.

Following acceptance of the Lufax PSU Arrangement, the relevant Lufax PSUs together with all rights attaching thereto will be entirely cancelled and renounced. For holders of Unvested Lufax PSUs (including Unlocked Lufax PSUs and Locked Lufax PSUs) who do not accept the arrangement as set out in above on or before the Closing Date, such Unvested Lufax PSUs will be unlocked (if any) and vested in accordance with their respective original terms and conditions under the Lufax 2019 Performance Share Unit Plan.

LETTER FROM MORGAN STANLEY AND THE OFFEROR GROUP

Offer Price of the Lufax Share Offers

The offer price of the Lufax non-US Offer of US$1.127 (equivalent to approximately HK$8.803) per Lufax Share (including Lufax Shares representing Lufax ADSs) represents:

(i)	a discount of approximately 40.92% over the closing price of HK$14.9 per Lufax Share as quoted on the Stock Exchange on the HK Business Day before the date of the Initial Announcement;

(ii)	a discount of approximately 28.43% over the closing price of HK$12.3 per Lufax Share as quoted on the Stock Exchange on the date of the Joint Announcement;

(iii)	a discount of approximately 4.21% over the closing price of HK$9.19 per Lufax Share as quoted on the Stock Exchange on the Latest Practicable Date;

(iv)

a discount of approximately 11.97% over the average closing price of HK$10.0 per Lufax Share as quoted on the Stock Exchange for the five (5) consecutive trading days up to and including the date of the Joint Announcement;

(v)

a discount of approximately 6.93% over the average closing price of HK$9.5 per Lufax Share as quoted on the Stock Exchange for the ten (10) consecutive trading days up to and including the date of the Joint Announcement;

(vi)

a discount of approximately 84.89% to the net asset value per Lufax Share of approximately HK$58.25 as at December 31, 2023, calculated based on the Lufax Group’s audited consolidated total equity attributable to the owners of Lufax as at December 31, 2023 of RMB92,142 million (equivalent to approximately HK$100,959 million), divided by 1,733,286,764, being the number of the total issued Lufax Shares immediately after the allotment and issue of the new Lufax Shares as the Lufax Special Dividend; and

(vii)

a discount of approximately 82.81% to the net asset value per Lufax Share of approximately HK$51.22 as at June 30, 2024, calculated based on the Lufax Group’s unaudited consolidated total equity attributable to the owners of Lufax as at June 30, 2024 of RMB81,033 million (equivalent to approximately HK$88,787 million), divided by 1,733,286,764, being the number of the total issued Lufax Shares immediately after the allotment and issue of the new Lufax Shares as the Lufax Special Dividend.

The offer price of the Lufax US Offer of US$2.254 per Lufax ADS represents:

(i)	a discount of approximately 33.12% over the closing price of US$3.370 per Lufax ADS as quoted on the NYSE on the US Business Day before the date of the Initial Announcement;

(ii)	a discount of approximately 23.59% over the closing price of US$2.950 per Lufax ADS as quoted on the NYSE on the date of the Joint Announcement;

(iii)

a discount of approximately 2.00% over the closing price of US$2.300 per Lufax ADS as quoted on the NYSE on September 23, 2024 (New York time) (being 4:00 a.m. on the Latest Practicable Date (Hong Kong time));

LETTER FROM MORGAN STANLEY AND THE OFFEROR GROUP

(iv)

a discount of approximately 12.77% over the average closing price of US$2.584 per Lufax ADS as quoted on the NYSE for the five (5) consecutive trading days up to and including the date of the Joint Announcement; and

(v)

a discount of approximately 7.28% over the average closing price of US$2.431 per Lufax ADS as quoted on the NYSE for the ten (10) consecutive trading days up to and including the date of the Joint Announcement.

Highest and Lowest Prices of Lufax Shares and Lufax ADSs

During the Relevant Period, the highest closing price of the Lufax Shares as quoted on the Stock Exchange was HK$19.26 on May 8, 2024 and the lowest closing price of the Lufax Shares as quoted on the Stock Exchange was HK$8.04 on June 5, 2024.

The Stock Exchange is the principal trading market for the Lufax Shares, which are not listed on any other exchange in or outside of the United States (the Lufax ADSs are listed on the NYSE as described below). The highest and lowest closing prices for the Lufax Shares on the Stock Exchange for each full quarterly period since its listing on the Stock Exchange on April 14, 2023 are as follows:

	Highest	Lowest
2023
Second Quarter	HK$38.00	HK$20.35
Third Quarter	HK$28.30	HK$17.22
Fourth Quarter	HK$17.98	HK$11.40
2024
First Quarter	HK$18.60	HK$8.5
Second Quarter	HK$19.26	HK$8.04

The NYSE is the principal trading market for the Lufax ADSs, which are not listed on any other exchange in or outside of the United States. The highest and lowest closing prices for the Lufax ADSs on the NYSE for each full quarterly period during the past two years are as follows:

	Highest	Lowest
2022
Third Quarter	US$23.96	US$10.08
Fourth Quarter	US$10.48	US$5.60
2023
First Quarter	US$13.16	US$7.36
Second Quarter	US$8.44	US$5.12
Third Quarter	US$7.28	US$4.20
Fourth Quarter	US$4.52	US$2.79
2024
First Quarter	US$4.91	US$2.15
Second Quarter	US$4.76	US$2.03

Value of the Lufax Offers

Assuming there will be no changes in the share capital of Lufax from the Latest Practicable Date up to the Closing Date, and on the basis of the offer price of the Lufax Share Offers of US$1.127 per Lufax Share and 1,733,319,204 Lufax Shares, the total issued share capital of Lufax would be valued at approximately US$1,953 million.

LETTER FROM MORGAN STANLEY AND THE OFFEROR GROUP

On the basis of 748,533,947 Lufax Shares (representing all issued Lufax Shares other than those already owned by the Offeror Group), in the event that (i) no outstanding Lufax Options and Unvested Lufax PSUs will be exercised; (ii) there will be no changes in the share capital of Lufax from the Latest Practicable Date up to the Closing Date; and (iii) the Lufax Offers will be accepted in full, the aggregate cash consideration payable by the Joint Offerors is approximately US$845,182,589:

a.	the value of the Lufax Share Offers will be approximately US$843,597,759;

b.	the value of the Lufax Option Offer will be approximately US$669; and

c.	the value of the Lufax PSU Arrangement will be approximately US$1,584,161.

On the basis of 748,533,947 Lufax Shares (representing all issued Lufax Shares other than those already owned by the Offeror Group), in the event that (i) all 11,472,990 outstanding Lufax Options are exercised in full; (ii) there will be no changes in the share capital of Lufax from the Latest Practicable Date up to the Closing Date; and (iii) the Lufax Share Offers and the Lufax PSU Arrangement will be accepted in full, the aggregate cash consideration payable by the Joint Offerors is approximately US$858,111,979:

a.	the value of the Lufax Share Offers will be approximately US$856,527,818;

b.	no amount will be payable by the Joint Offerors under the Lufax Option Offer; and

c.	the value of the Lufax PSU Arrangement will be approximately US$1,584,161.

Accordingly, the potential maximum aggregate cash consideration payable by the Joint Offerors is approximately US$858,111,979.

Allocation Proportion and Sequence between the Joint Offerors

The Joint Offerors will allocate their payment obligation under the Lufax Offers tendered for acceptance between An Ke Technology and Ping An Overseas Holdings in the following proportion and sequence, without involving any fraction of a Lufax Share, a Lufax ADS, a Lufax Option or a Lufax PSU:

Allocation Proportion and Sequence	Responsible Offeror

A. Payment Obligation under the Lufax Share Offers

A-1. For the payment of the consideration for the initial 251,100,000 Lufax Offer Shares (including Lufax Offer Shares represented by the Lufax ADSs and to be issued under the Lufax 2014 Share Incentive Plan and the Lufax 2019 Performance Share Unit Plan) tendered for acceptance of the Lufax Share Offers	An Ke Technology

A-2. For the payment of the consideration for the subsequent 201,000,000 Lufax Offer Shares (including Lufax Offer Shares represented by the Lufax ADSs and to be issued under the Lufax 2014 Share Incentive Plan and the Lufax 2019 Performance Share Unit Plan) tendered for acceptance of the Lufax Share Offers	Ping An Overseas Holdings

LETTER FROM MORGAN STANLEY AND THE OFFEROR GROUP

A-3. For the payment of the consideration for the subsequent 171,000,000 Lufax Offer Shares (including Lufax Offer Shares represented by the Lufax ADSs and to be issued under the Lufax 2014 Share Incentive Plan and the Lufax 2019 Performance Share Unit Plan) tendered for acceptance of the Lufax Share Offers	An Ke Technology

A-4. For the payment of the consideration for the remaining Lufax Offer Shares (including Lufax Offer Shares represented by the Lufax ADSs and to be issued under the Lufax 2014 Share Incentive Plan and the Lufax 2019 Performance Share Unit Plan) tendered for acceptance of the Lufax Share Offers	Ping An Overseas Holdings

B. Payment Obligation under the Lufax Option Offer and in respect of the Unlocked Lufax PSUs under the Lufax PSU Arrangement	An Ke Technology

C. Payment Obligation in respect of the Locked Lufax PSUs under the Lufax PSU Arrangement	Ping An Overseas Holdings

Financial Resources Available to the Joint Offerors

The Joint Offerors intend to finance and satisfy the amount payable under the Lufax Offers by cash through internal cash resources of An Ke Technology and Ping An Overseas Holdings. Morgan Stanley, being the financial adviser to the Joint Offerors in respect of the Lufax non-US Offer, the Lufax Option Offer and the Lufax PSU Arrangement, is satisfied that sufficient financial resources are available to the Joint Offerors to satisfy the maximum cash consideration payable by the Joint Offerors upon full acceptance of the Lufax Offers.

Terms of the Lufax Offers

Under the terms of the Lufax Share Offers, the Lufax Offer Shares and Lufax ADSs duly and validly tendered for acceptance will be acquired by the Joint Offerors fully paid and free from all Encumbrances and together with all rights and benefits attaching thereto as at the date of the Composite Document or subsequently becoming attached to them.

Under the Lufax Option Offer, for outstanding Lufax Options having exercise prices above the offer price of the Lufax non-US Offer, such outstanding Lufax Options are out of the money and the cancellation price for cancelling each such outstanding Lufax Option is at a nominal amount of HK$0.00001. Following acceptance of the Lufax Option Offer, the relevant Lufax Options together with all rights attaching thereto will be entirely cancelled and renounced. Outstanding Lufax Options not tendered for acceptance under the Lufax Option Offer can be exercised in accordance with their respective original terms and conditions.

Following acceptance of the Lufax PSU Arrangement, the relevant Lufax PSUs together with all rights attaching thereto will be entirely cancelled and renounced. For holders of Unvested Lufax PSUs (including Unlocked Lufax PSUs and Locked Lufax PSUs) who do not accept the arrangement as set out in above on or before the Closing Date, such Unvested Lufax PSUs will be unlocked (if any) and vested in accordance with their respective original terms and conditions under the Lufax 2019 Performance Share Unit Plan.

Effect of Accepting the Lufax Offers

By accepting the Lufax Share Offers, the relevant Lufax Shareholders and Lufax ADS Holders will be deemed to warrant that all Lufax Shares and Lufax ADSs to be sold by such person under the Lufax Share Offers are fully paid and free from all Encumbrances and together with all rights and benefits attaching thereto as at the date of the Composite Document or subsequently becoming attached to them, including but not limited to the right to receive all dividends, distributions and any return of capital, if any, which may be paid, made or declared or agreed to be made or paid thereon or in respect thereof on or after the date on which the Lufax Share Offers are made, being the date of despatch of the Composite Document.

By accepting the Lufax Option Offer, the relevant Lufax Optionholder will be deemed to agree to the cancellation of the Lufax Options to be tendered by such person under the Lufax Option Offer and all rights attached thereto with effect from the date on which the Lufax Option Offer is made, being the date of despatch of the Composite Document.

LETTER FROM MORGAN STANLEY AND THE OFFEROR GROUP

By accepting the Lufax PSU Arrangement, the relevant Lufax PSU Holder will be deemed to agree to the cancellation of the Lufax PSUs to be tendered by such person under the Lufax PSU Arrangement and all rights attached thereto with effect from the date on which the Lufax PSU Arrangement is made, being the date of despatch of the Composite Document.

Acceptance of the Lufax non-US Offer, the Lufax Option Offer and the Lufax PSU Arrangement will be irrevocable and will not be capable of being withdrawn, except as permitted under the Takeovers Code.

INFORMATION ON THE LUFAX GROUP

Your attention is also drawn to the information on the Lufax Group set out in the section headed “Information on the Lufax Group” in the “Letter from the Lufax Board” and Appendices II and IV as contained in this Composite Document.

INFORMATION ON THE OFFEROR GROUP

Ping An Group

Ping An Group is a company established as a joint stock company under the laws of the PRC on March 21, 1988. The business of Ping An Group and its subsidiaries covers insurance, banking, investment, finance technology, medical technology and other sectors. It is listed on the Shanghai Stock Exchange (stock code: 601318) and the Stock Exchange (stock code: 2318 (HKD counter) and 82318 (RMB counter)) and is one of the Lufax Controlling Shareholders.

An Ke Technology

An Ke Technology is an investment holding company incorporated in Hong Kong with limited liability and is directly wholly-owned by Ping An Financial Technology. It is one of the Lufax Controlling Shareholders.

Ping An Overseas Holdings

Ping An Overseas Holdings is an investment holding company incorporated in Hong Kong with limited liability and is directly wholly-owned by Ping An Group. It is one of the Lufax Controlling Shareholders.

INTENTION OF THE OFFEROR GROUP IN RELATION TO THE LUFAX GROUP

Following the close of the Lufax Offers, the Offeror Group intends that the Lufax Group will continue the principal business of the Lufax Group. The Offeror Group has no intention to redeploy any fixed assets of the Lufax Group (other than in the ordinary and usual course of business of the Lufax Group) or to discontinue the employment of the employees of the Lufax Group.

The Offeror Group has no intention to, and believes there is no reasonable likelihood to, privatize Lufax. Also, the Offeror Group intends to maintain the listing of the Lufax Shares on the Stock Exchange and Lufax ADSs on the NYSE. The Offeror Group does not intend to avail themselves of any powers of compulsory acquisition of any Lufax Share outstanding after the close of the Lufax Offers.

The directors of the Offeror Group have jointly and severally undertaken to the Stock Exchange to take appropriate steps to ensure that sufficient public float exists in Lufax Shares. In particular, in case Lufax’s public float drops below the Listing Rule requirements following the close of Lufax Offers, the Joint Offerors may place down Lufax Shares held by any of them or procure placing of new Lufax Shares within the time frame prescribed by the Stock Exchange. The Offeror Group will, together with Lufax, use reasonable endeavors to maintain the listing status of the Lufax Shares on the Stock Exchange and Lufax ADSs on the NYSE and procure that not less than 25% of the total issued Lufax Shares (including Lufax Shares underlying Lufax ADSs) will be held by the public in compliance with the Listing Rules.

The Stock Exchange has stated that if, at the close of the Lufax Offers, less than the minimum prescribed percentage applicable to Lufax, being 25% of the issued Lufax Shares (excluding treasury shares), are held by the public, or if the Stock Exchange believes that (a) a false market exists or may exist in the trading of the Lufax Shares; or (b) that there are insufficient Lufax Shares in public hands to maintain an orderly market, it will consider exercising its discretion to suspend dealings in the Lufax Shares. The Offeror Group intends Lufax Shares to remain listed on the Stock Exchange and Lufax ADSs to remain listed on the NYSE. The directors of the Offeror Group will jointly and severally undertake to the Stock Exchange to take appropriate steps to ensure that sufficient public float exists in the Lufax Shares.

LETTER FROM MORGAN STANLEY AND THE OFFEROR GROUP

ACCEPTANCE AND SETTLEMENT OF THE OFFER

Your attention is drawn to the details regarding the procedures for acceptance and settlement of the Lufax Offers as set out in Appendix I to this Composite Document and the accompanying Forms of Acceptance.

COMPULSORY ACQUISITION

The Offeror Group does not intend to avail themselves of any powers of compulsory acquisition of any Lufax Shares outstanding after the close of the Lufax Offers.

GENERAL

To ensure equality of treatment of all the Independent Lufax Shareholders, Lufax ADS Holders, Lufax Optionholders and Lufax PSU Holders, those Independent Lufax Shareholders, Lufax ADS Holders, Lufax Optionholders and Lufax PSU Holders who hold Lufax Shares, Lufax ADSs, Lufax Options and Lufax PSUs as nominee on behalf of more than one beneficial owner should, as far as practicable, treat the holding of such beneficial owner separately. It is essential for the beneficial owners of the Lufax Shares, Lufax ADSs, Lufax Options and Lufax PSUs whose investments are registered in the names of nominees to provide instructions to their nominees of their intentions with regard to the Lufax Offers.

All documents and remittances will be sent to the Independent Lufax Shareholders, Lufax ADS Holders, Lufax Optionholders and Lufax PSU Holders by ordinary post at their own risk. Such documents and remittances will be sent to the Independent Lufax Shareholders, Lufax ADS Holders, Lufax Optionholders and Lufax PSU Holders at their respective addresses as stated on the relevant Forms of Acceptance or if no such address is stated, as appeared in the register of members or optionholders or PSUs of Lufax or in the case of joint Independent Lufax Shareholders, joint Lufax ADS Holders, joint Lufax Optionholders or joint Lufax PSU Holders, to such Independent Lufax Shareholders, Lufax ADS Holders, Lufax Optionholders and Lufax PSU Holders whose name appears first in the register of members or optionholders or PSUs of Lufax. None of Lufax, the Joint Offerors, Morgan Stanley, the Lufax Registrar or any of their respective ultimate beneficial owners, directors, officers, employees, agents or associates or any other parties involved in the Lufax Offers will be responsible for any loss or delay in transmission or any other liabilities that may arise as a result thereof or in connection therewith.

RECOMMENDATIONS AND ADDITIONAL INFORMATION

The Independent Lufax Shareholders, Lufax ADS Holders, Lufax Optionholders and Lufax PSU Holders are strongly advised to carefully consider the recommendations and information contained in the “Letter from the Lufax Board”, the “Letter from the Lufax Independent Board Committee” and the “Letter from the Lufax Independent Financial Adviser”, as well as information contained in the accompanying Forms of Acceptance and the appendices as contained in this Composite Document and to consult their professional advisers if in doubt before reaching a decision as to whether or not to accept the Lufax Offers.

LETTER FROM MORGAN STANLEY AND THE OFFEROR GROUP

Yours faithfully, For and on behalf of Morgan Stanley Asia Limited Richard J. Wong	By order of the board of directors of Ping An Insurance (Group) Company of China, Ltd. Sheng Ruisheng

Managing Director	Company Secretary

By order of the board of directors of An Ke Technology Company Limited Wang Shiyong Director

By order of the board of directors of China Ping An Insurance Overseas (Holdings) Limited Tung Hoi Director

LETTER FROM THE LUFAX BOARD

Lufax Holding Ltd

陆 金 所 控 股 有 限 公 司

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 6623)

(NYSE Stock Ticker: LU)

Executive Directors:

Mr. Yong Suk CHO (趙容奭)

(Chairman and Chief Executive Officer)

Mr. Gregory Dean GIBB (計葵生)

(Co-Chief Executive Officer)

Non-executive Directors:

Mr. Yonglin XIE (謝永林)

Ms. Xin FU (付欣)

Mr. Yuqiang HUANG (黃玉強)

Independent Non-executive Directors:

Mr. Rusheng YANG (楊如生)

Mr. Weidong LI (李偉東)

Mr. Xudong ZHANG (張旭東)

Mr. David Xianglin LI (李祥林)

Registered Office:

Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Head Office and Principal Place of Business in the PRC:

Building No. 6, Lane 2777

Jinxiu East Road

Pudong New District

Shanghai, PRC

Principal Place of Business in Hong Kong:

5/F, Manulife Place

348 Kwun Tong Road, Kowloon

Hong Kong

September 27, 2024

Explanatory Note: The Lufax Board prepared this letter (the “Letter from the Lufax Board”) to provide further information related to the Offeror Group, which was included with the Composite Document. This letter is being provided in this Offer Document solely to provide the US Shareholders and ADS Holders with the same information that was provided to participants in the non-US Offer. Capitalized terms contained in the Letter from the Lufax Board not defined herein are defined in the Composite Document.

To the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders,

Dear Sir or Madam,

(1) MANDATORY UNCONDITIONAL CASH OFFERS (TRIGGERED BY ELECTION OF LUFAX SPECIAL DIVIDEND) BY MORGAN STANLEY FOR AND ON BEHALF OF THE JOINT OFFERORS (I) TO ACQUIRE ALL ISSUED LUFAX SHARES AND LUFAX ADSs AND LUFAX SHARES AND LUFAX ADSs TO BE ISSUED UNDER LUFAX 2014 SHARE INCENTIVE PLAN AND LUFAX 2019 PERFORMANCE SHARE UNIT PLAN (OTHER

LETTER FROM THE LUFAX BOARD

THAN THOSE ALREADY OWNED BY THE OFFEROR GROUP) AND (II) TO CANCEL ALL OUTSTANDING LUFAX OPTIONS;

AND

(2) LUFAX PSU ARRANGEMENT WITH RESPECT TO ALL UNVESTED LUFAX PSUs

INTRODUCTION

References are made to the Joint Announcement and the joint announcement of Lufax and the Offeror Group dated August 26, 2024 in relation to the satisfaction of pre-conditions of Lufax Offers.

The purpose of this letter is to provide you with, among others, further information relating to the Lufax Group.

MANDATORY UNCONDITIONAL CASH OFFERS

As a result of the election for scrip dividend by An Ke Technology and Ping An Overseas Holdings under the Lufax Scrip Dividend Scheme, the Joint Offerors are making a mandatory general offer for all the Lufax Offer Shares and Lufax ADSs pursuant to Rule 26 of the Takeovers Code and an appropriate offer for all outstanding Lufax Options and Unvested Lufax PSUs in compliance with Rule 13 of the Takeovers Code to cancel all outstanding Lufax Options and Unvested Lufax PSUs. The Lufax Share Offers are made to the Independent Lufax Shareholders and Lufax ADS Holders, the Lufax Option Offer is made to the Lufax Optionholders and the Lufax PSU Arrangement is made to the Lufax PSU Holders.

Morgan Stanley, as the financial adviser to the Joint Offerors and for and on behalf of the Joint Offerors, is making the Lufax non-US Offer pursuant to Rule 26.1 of the Takeovers Code and the Lufax Option Offer pursuant to Rule 13.5 of the Takeovers Code on the following basis:

The Lufax Share Offers

For each Lufax Share	US$1.127 in cash
(for illustrative purposes, equivalent to approximately HK$8.803)

For each Lufax ADS	US$2.254 in cash
(for illustrative purposes, equivalent to approximately HK$17.606)

The offer prices of the Lufax Share Offers of US$1.127 per Lufax Share and US$2.254 per Lufax ADS are equal to the reference prices per Lufax Share and per Lufax ADS, respectively, under the Lufax Scrip Dividend Scheme. For further details, please refer to the Lufax Scrip Dividend Circular.

The Lufax Share Offers have been structured as two separate offers – the Lufax non-US Offer and the Lufax US Offer – in order to comply with differences in US and Hong Kong legal and regulatory requirements regarding withdrawal rights and settlement. The Lufax non-US Offer may be accepted by all Independent Lufax Shareholders, whether resident in Hong Kong or outside of Hong Kong. The Lufax US Offer may only be accepted by Lufax US Shareholders and Lufax ADS Holders, and Lufax ADS Holders (wherever such Lufax ADS Holders are located) may only tender in the Lufax US Offer. Under the Lufax US Offer, Lufax US Shareholders and Lufax ADS Holders have the right to withdraw their tendered Lufax Shares or Lufax ADSs (as the case may be) until 4:00 a.m. on October 28, 2024 (New York time). By contrast, under the Lufax non-US Offer, there are no such withdrawal rights. Furthermore, those tendering into the Lufax US Offer are expected to receive payment by the Expected Last Payment Date, whereas those tendering into the Lufax non-US Offer will receive payment no later than seven (7) HK Business Days following the date of receipt of duly completed and valid acceptance, or by the Expected Last Payment Date, whichever is earlier.

The Lufax US Offer will be conducted in accordance with the US federal securities laws, including Regulation 14D and Regulation 14E under the Exchange Act, except to the extent of any no-action relief granted by the SEC. The Lufax non-US Offer will be conducted in accordance with the provisions of the Takeovers Code and other applicable Hong Kong rules and regulations.

Lufax US Shareholders and Lufax ADS Holders who accept the Lufax US Offer will be paid US$1.127 per duly accepted Lufax Share or US$2.254 per duly accepted Lufax ADS. The Joint Offerors will not be responsible for any fees or expenses connected with the Lufax ADSs (other than fees payable as holders of the Lufax ADSs acquired in the Lufax Share Offers). See “Letter from Morgan Stanley and the Offeror Group: The Lufax Offers”.

The receipt of cash in exchange for Lufax Shares and/or Lufax ADSs will be a taxable transaction for US federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. Generally, Lufax US Shareholders and Lufax ADS Holders will recognise gain or loss for these purposes equal to the difference between the amount of cash received and their adjusted tax basis in the Lufax Shares and/or Lufax ADSs that were tendered. For US federal income tax purposes, this gain or loss generally would be a capital gain or loss if the Lufax Shares are held as a capital asset. See “US Special Factors; 12. Tax Consequences”.

The Lufax Option Offer

For cancellation of each outstanding Lufax Option with an exercise price of RMB8.0

(135,092 Lufax Options in total)	RMB0.0345
(for illustrative purposes, equivalent to approximately HK$0.0378) in cash

For cancellation of each outstanding Lufax Option with an exercise price of RMB50.0

(2,939,386 Lufax Options in total)	HK$0.00001 in cash

For cancellation of each outstanding Lufax Option with an exercise price of RMB98.06

(6,248,894 Lufax Options in total)	HK$0.00001 in cash

For cancellation of each outstanding Lufax Option with an exercise price of RMB118.0

(2,149,618 Lufax Options in total)	HK$0.00001 in cash

LETTER FROM THE LUFAX BOARD

Pursuant to Rule 13 of the Takeovers Code and Practice Note 6 of the Takeovers Code, the cancellation price for the outstanding Lufax Options would normally represent the difference between the exercise price of the Lufax Options and the offer price of the Lufax non-US Offer. Under the Lufax Option Offer, for outstanding Lufax Options having exercise prices above the offer price of the Lufax non-US Offer, such outstanding Lufax Options are out of the money and the cancellation price for cancelling each such outstanding Lufax Option is at a nominal amount of HK$0.00001. Following acceptance of the Lufax Option Offer, the relevant Lufax Options together with all rights attaching thereto will be entirely cancelled and renounced. Outstanding Lufax Options not tendered for acceptance under the Lufax Option Offer can be exercised in accordance with their respective original terms and conditions.

The Lufax PSU Arrangement

As at the Latest Practicable Date, there were 1,405,644 Unvested Lufax PSUs, comprising 221,594 Unlocked Lufax PSUs and 1,184,050 Locked Lufax PSUs. The rules of the Lufax 2019 Performance Share Unit Plan did not specify the treatment of the Unvested Lufax PSUs in case of a general offer. Accordingly, in accordance with Rule 13 of the Takeovers Code and Practice Note 6 to the Takeovers Code, the Joint Offerors propose the Unvested Lufax PSUs will be treated as follows:

(c)	For cancellation of each Unlocked Lufax PSU	US$1.127
(for illustrative purposes, equivalent to approximately HK$8.803) in cash

(d)	For cancellation of each Locked Lufax PSU	US$1.127
(for illustrative purposes, equivalent to approximately HK$8.803) in cash, subject to the following terms and conditions:

•	Unlocking conditions: The Locked Lufax PSUs shall continue to unlock in accordance with, and subject to, the existing schedule and conditions of grant under the Lufax 2019 Performance Share Unit Plan.

•	Settlement: The cancellation price will be paid to the holders of the Locked Lufax PSUs following the unlocking of the respective Lufax PSUs.

Following acceptance of the Lufax PSU Arrangement, the relevant Lufax PSUs together with all rights attaching thereto will be entirely cancelled and renounced. For holders of Unvested Lufax PSUs (including Unlocked Lufax PSUs and Locked Lufax PSUs) who do not accept the arrangement as set out in above on or before the Closing Date, such Unvested Lufax PSUs will be unlocked (if any) and vested in accordance with their respective original terms and conditions under the Lufax 2019 Performance Share Unit Plan.

INFORMATION ON THE LUFAX GROUP

Lufax was incorporated in the Cayman Islands with limited liability and is listed on the NYSE (NYSE ticker: LU) and the Stock Exchange (stock code: 6623). Lufax Group are a leading financial services enabler for SBOs in China and offer financing products designed principally to address the needs of SBOs.

Public float and shareholdings in Lufax

Set out below is the shareholding structure of Lufax as at the Latest Practicable Date. As at the Latest Practicable Date, the public float of Lufax was approximately 25.40%.

LETTER FROM THE LUFAX BOARD

Lufax Shareholders	No. of Lufax Shares held as at the Latest Practicable Date	Percentage of shareholding of the total issued Lufax Shares as at the Latest Practicable Date (%) (Note 6)
The Joint Offerors
- An Ke Technology (Note 1&2)	590,989,352	34.10
- Ping An Overseas Holdings (Note 1)	393,795,905	22.72
Sub-total of the Joint Offerors:	984,785,257	56.81
The Offeror Directors
- Mr. Huang Philip (Note 2)	14,250	0.00
- Ms. Zhang Zhichun (Note 2)	6,222	0.00
Directors of Lufax
- Mr. Gregory Dean GIBB	31,083	0.00
Tun Kung Company Limited (Notes 3 & 4)	308,198,174	17.78
Other shareholders	440,284,218	25.40

Total	1,733,319,204	100.00

Notes:

1.

An Ke Technology is a wholly-owned subsidiary of Ping An Financial Technology, which is in turn wholly owned by Ping An Group. Ping An Overseas Holdings is a direct wholly-owned subsidiary of Ping An Group. As such, under the SFO, as at the Latest Practicable Date, Ping An Financial Technology is deemed to be interested in the 590,989,352 Lufax Shares held by An Ke Technology, and Ping An Group is deemed to be interested in the 590,989,352 Lufax Shares held by An Ke Technology and 393,795,905 Lufax Shares held by Ping An Overseas Holdings.

As at the Latest Practicable Date, the outstanding principal amounts of the Ping An Convertible Promissory Notes amounted to US$976.9 million, comprising US$507.988 million for the convertible promissory note issued to Ping An Overseas Holdings and US$468.912 million for the convertible promissory note issued to An Ke Technology. According to the terms and conditions of the Ping An Convertible Promissory Notes, the conversion period of the Ping An Convertible Promissory Notes will commence on April 30, 2026.

2.

Mr. Huang Philip, a director of An Ke Technology, beneficially owned 7,125 Lufax ADSs representing 14,250 Lufax Shares. Ms. Zhang Zhichun, a director of Ping An Overseas Holdings, beneficially owned 3,111 Lufax ADSs representing 6,222 Lufax Shares.

3.

Each of Lanbang Investment Company Limited (“Lanbang”) and Tongjun Investment Company Limited (“Tongjun”) holds 56.37% and 43.63% of the issued and outstanding share capital of Tun Kung Company Limited (“Tun Kung”), respectively. According to the relevant forms of disclosure of interests, (i) Lanbang is directly held by Mr. Jingkui SHI and Mr. Xuelian YANG as to 50% and 50%; and (ii) Tongjun is directly held by Mr. Wenwei DOU and Ms. Wenjun WANG as to 50% and 50%. Mr. Wenwei DOU and Ms. Wenjun WANG acts as nominee shareholders to hold the shares of Tongjun on behalf of the beneficiaries, who are senior employees of Ping An Group and its subsidiaries or associates.

Each of Mr. Jingkui SHI and Mr. Xuelian YANG has granted an option to An Ke Technology to purchase up to 100% of his shares in Lanbang (“Lanbang Offshore Call Options”). Each shareholder of Lanbang Investment Company Limited is entitled to his voting and other rights in Lanbang Investment Company Limited prior to An Ke Technology’s exercise of the Lanbang Offshore Call Options. Lanbang has also granted an option to An Ke Technology to purchase up to 100% of its shares in Tun Kung (“Tun Kung Offshore Call Options”, together with Lanbang Offshore Call Options, the “Offshore Call Options”). Lanbang is entitled to its voting and other rights in Tun Kung prior to An Ke Technology’s exercise of the Tun Kung Offshore Call Options. Mr. Jingkui SHI and Mr. Xuelian YANG also hold the entire equity interest in Shanghai Lanbang Investment Limited Liability Company (“Shanghai Lanbang”), which holds 18.29% of the equity interest in two of the Consolidated Affiliated Entities, Shanghai Xiongguo Corporation Management Co., Ltd. (上海雄國企業管理有限公司) and Shenzhen Lufax Holding Enterprise Management Co., Ltd. (深圳市陸控企業管理有限公司). Each of Mr. Jingkui SHI and Mr. Xuelian YANG has granted an option to Ping An Financial Technology to purchase up to 100% of his equity interest in Shanghai Lanbang (the “Onshore Call Options”), and together with the Offshore Call Options, the “Call Options”). As far as Tun Kung is aware, save for the Call Options, each of Mr. Jingkui SHI and Mr. Xuelian YANG has no other relationship with the Offeror Group as of the Latest Practicable Date and there is no acting-in-concert arrangement between Tun Kung (including its shareholders) and the Offeror Group, nor does Tun Kung holds the Lufax Shares on behalf of the Offeror Group. The Call Options are exercisable concurrently, in whole or in part, during the period commencing on November 1, 2024 and ending on October 31, 2034. Such ten-year period may be extended by An Ke Technology or Ping An Financial Technology, as applicable, by written notice.

For details of the Call Options, see note (2) to the subsection headed “History and Corporate Structure – Our Corporate Structure” in the listing document of Lufax dated April 11, 2023.

LETTER FROM THE LUFAX BOARD

4.

Tun Kung beneficially owned 308,198,174 Lufax Shares, consisting of (i) 246,550,714 Lufax Shares held of record by Tun Kung; (ii) 16,497,372 Lufax ADSs representing 32,994,744 Lufax Shares recorded in and represented by the collateral accounts and the custodial accounts held in the name of Tun Kung with Goldman Sachs International pursuant to certain covered call arrangements by and among Tun Kung, Goldman Sachs International and Goldman Sachs (Asia) L.L.C. between June and September 2023; and (iii) 28,652,716 Lufax Shares are held through Central Clearing and Settlement System (CCASS) established and operated by Hong Kong Securities Clearing Company Limited (HKSCC).

5.

Morgan Stanley is the financial adviser to the Joint Offerors in respect of the Lufax non-US Offer, the Lufax Option Offer and the Lufax PSU Arrangement. Accordingly, Morgan Stanley and the relevant members of the Morgan Stanley group which hold Lufax Shares on an own account basis or manage Lufax Shares on a discretionary basis are presumed to be acting in concert with the Joint Offerors in relation to Lufax in accordance with class (5) of the definition of “acting in concert” under the Takeovers Code (except in respect of the Lufax Shares held by members of the Morgan Stanley group which are exempt principal traders or exempt fund managers, in each case recognized by the Executive as such for the purposes of the Takeovers Code). Members of the Morgan Stanley group which are exempt principal traders and exempt fund managers which are connected for the sole reason that they control, are controlled by or are under the same control as Morgan Stanley are not presumed to be acting in concert with the Joint Offerors. As at the Latest Practicable Date, Morgan Stanley and the relevant members of the Morgan Stanley group did not own or have control over any voting rights in Lufax Shares (except for those which may be owned or controlled in their capacity as exempt principal traders or exempt fund managers, in each case recognized by the Executive as such for the purposes of the Takeovers Code).

The statements in this Composite Document as to holdings, borrowings or lendings of, or dealings in, the Lufax Shares or any other relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) of Lufax by the Offeror Group and parties acting in concert with them are subject to the holdings, borrowings, lendings, or dealings (if any) of relevant members of the Morgan Stanley group presumed to be acting in concert with the Joint Offerors.

6.

The calculation is based on the total number of 1,733,319,204 Lufax Shares issued and outstanding as of the Latest Practicable Date (excluding the treasury shares held by Lufax, which comprised the Lufax Shares underlying Lufax ADSs repurchased by Lufax pursuant to the share repurchase programs and Lufax Shares issued to the Lufax Depositary for bulk issuance of Lufax ADSs reserved for future issuances upon the exercise or vesting of options or awards granted under the share incentive plans of Lufax).

Securities of Lufax

As at the Latest Practicable Date, the outstanding principal amounts of the Ping An Convertible Promissory Notes amounted to US$976.9 million, comprising US$507.988 million for the convertible promissory note issued to Ping An Overseas Holdings and US$468.912 million for the convertible promissory note issued to An Ke Technology. According to the terms and conditions of the Ping An Convertible Promissory Notes, the conversion period of the Ping An Convertible Promissory Notes will commence on April 30, 2026.

As at the Latest Practicable Date, Lufax had no outstanding dividend or other distributions which remain unpaid. Lufax has no intention to declare any dividend or make other distributions during the Offer Period.

As at the Latest Practicable Date, save for the 11,472,990 outstanding Lufax Options, the 1,405,644 Unvested Lufax PSUs and the Ping An Convertible Promissory Notes, Lufax does not have any outstanding options, derivatives, warrants or other relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) which are convertible or exchangeable into Lufax Shares or which confer rights to require the issue of Lufax Shares and has not entered into any agreement for the issue of such options, derivatives, warrants or securities which are convertible or exchangeable into Lufax Shares or which confer rights to require the issue of Lufax Shares.

ADDITIONAL INFORMATION

You are advised to read the “Letter from Morgan Stanley and the Offeror Group” in and Appendix I to this Composite Document and the accompanying Form(s) of Acceptance for information relating to the Lufax Offers and the acceptance and settlement procedures of the Lufax Offers. Your attention is also drawn to the additional information contained in other appendices to this Composite Document.

LETTER FROM THE LUFAX BOARD

Your attention is drawn to the section headed “Intention of the Offeror Group in relation to the Lufax Group” in “Letter from Morgan Stanley and the Offeror Group” in this Composite Document. The Lufax Board (other than Mr. Yonglin XIE, Ms. Xin FU and Mr. Yuqiang HUANG, being the non-executive directors of Lufax, who hold certain positions in Ping An Group and are therefore considered to have conflicts of interest in respect of the Lufax Offers) notes the intention of the Offeror Group and is willing to cooperate with the Offeror Group and act in the best interests of Lufax and the Lufax Shareholders as a whole. The Lufax Board (other than Mr. Yonglin XIE, Ms. Xin FU and Mr. Yuqiang HUANG) is of the view that the Offeror Group’s intentions in relation to the Lufax Group and its employees are reasonable as it would ensure continuity and stability of the Lufax Group’s business operations going forward. Such intentions of the Offeror Group are not expected to have a material adverse impact on the existing businesses of the Lufax Group.

RECOMMENDATIONS

The Lufax Independent Financial Adviser has advised the Lufax Independent Board Committee that, despite the Offeror Group’s compliance with the Takeovers Code and considering that its obligation to make the mandatory general offer arises only from the result of the election of the Lufax Scrip Dividend Scheme by the Joint Offerors, the Lufax Independent Financial Adviser considers the offer prices under the Lufax Share Offers to be not attractive, rendering the Lufax Share Offers not fair and not reasonable so far as the Independent Lufax Shareholders and the Lufax ADS Holders are concerned; it considers the cancellation prices under the Lufax Option Offer to be also not fair and not reasonable so far as the Lufax Optionholders are concerned; and it considers the cancellation price under the Lufax PSU Arrangement to be also not fair and not reasonable so far as the Lufax PSU Holders are concerned. Accordingly, it advises the Lufax Independent Board Committee to recommend the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders NOT to accept the Lufax Offers. The Lufax Independent Board Committee, having been so advised, considers the offer prices under the Lufax Share Offers, the cancellation prices under the Lufax Option Offer and the cancellation price under the Lufax PSU Arrangement to be not fair and not reasonable so far as the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders are concerned, and accordingly, recommends the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders NOT to accept the Lufax Offers.

Your attention is drawn to the letters from the Lufax Independent Board Committee and the Lufax Independent Financial Adviser, respectively, which set out their recommendations and opinions in relation to the Lufax Offers and the principal factors considered by them before arriving at their recommendations.

FURTHER INFORMATION

In considering what action to take in connection with the Lufax Offers, the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders should consider their own tax position and, if they are in doubt, they should consult their own professional advisers.

You are recommended to read the “Letter from Morgan Stanley and the Offeror Group” set out in this Composite Document and the additional information set out in the Appendices, which form part of this Composite Document.

LETTER FROM THE LUFAX INDEPENDENT BOARD COMMITTEE

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 6623)

(NYSE Stock Ticker: LU)

September 27, 2024

Explanatory Note: The Independent Board Committee of Lufax prepared this letter (the “Letter from the Independent Board Committee”) to provide its recommendation with regards to the Offers. This letter is being provided in this Offer Document solely to provide the US Shareholders and ADS Holders with the same information that was provided to participants in the non-US Offer. Capitalized terms contained in the Letter from the Independent Board Committee not defined herein are defined in the Composite Document.

To the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders,

Dear Sir or Madam,

(1) MANDATORY UNCONDITIONAL CASH OFFERS (TRIGGERED BY ELECTION OF LUFAX SPECIAL DIVIDEND) BY MORGAN STANLEY FOR AND ON BEHALF OF THE JOINT OFFERORS (I) TO ACQUIRE ALL ISSUED LUFAX SHARES AND LUFAX ADSs AND LUFAX SHARES AND LUFAX ADSs TO BE ISSUED UNDER LUFAX 2014 SHARE INCENTIVE PLAN AND LUFAX 2019 PERFORMANCE SHARE UNIT PLAN (OTHER THAN THOSE ALREADY OWNED BY THE OFFEROR GROUP) AND (II) TO CANCEL ALL OUTSTANDING LUFAX OPTIONS;

AND

(2) LUFAX PSU ARRANGEMENT WITH RESPECT TO ALL UNVESTED LUFAX PSUs

INTRODUCTION

We refer to the composite offer and response document (the “Composite Document”) jointly issued by Lufax and the Offeror Group dated September 27, 2024, of which this letter forms part. Unless the context otherwise requires, terms used in this letter shall have the same meanings as those defined in the Composite Document.

We have been appointed by the Lufax Board to constitute the Lufax Independent Board Committee to consider the Lufax Offers and to make recommendations to the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders as to whether or not, in our opinion, the Lufax Offers are fair and reasonable and to make recommendations as to acceptance thereof. We have declared that we are independent and have no direct or indirect interests in the Lufax Offers, and therefore are able to consider the Lufax Offers and to make recommendations to the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders.

LETTER FROM THE LUFAX INDEPENDENT BOARD COMMITTEE

Anglo Chinese Corporate Finance, Limited has been appointed as the Lufax Independent Financial Adviser with our approval to make recommendations to us in respect of the Lufax Offers and, in particular, whether the Lufax Offers are fair and reasonable and to make recommendations in respect of the acceptance of the Lufax Offers. Details of its advice and recommendations, together with the principal factors and reasons which it has considered before arriving at such recommendations, are set out in the “Letter from the Lufax Independent Financial Adviser” in this Composite Document. We also wish to draw your attention to the “Letter from the Lufax Board” and the additional information set out in the Appendices to this Composite Document.

RECOMMENDATIONS

Having considered the Lufax Offers, taking into account the information contained in this Composite Document and the advice from the Lufax Independent Financial Adviser, in particular the factors, reasons and recommendations as set out in the “Letter from the Lufax Independent Financial Adviser”, we concur with the view of the Lufax Independent Financial Adviser, and considering that the mandatory general offer arises only from the result of the election of the Lufax Scrip Dividend Scheme by the Joint Offerors in compliance with the Takeovers Code, we consider the offer prices under the Lufax Share Offers to be not attractive, rendering the Lufax Share Offers not fair and not reasonable so far as the Independent Lufax Shareholders and the Lufax ADS Holders are concerned; we consider the cancellation prices under the Lufax Option Offer to be also not fair and not reasonable so far as the Lufax Optionholders are concerned; and we consider the cancellation price under the Lufax PSU Arrangement to be also not fair and not reasonable so far as the Lufax PSU Holders are concerned. Accordingly, we recommend the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders NOT to accept the Lufax Offers.

Notwithstanding our recommendations, the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders are strongly advised that the decision to realize or to hold their investments is subject to individual circumstances and investment objectives. If in doubt, the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders should consult their own professional advisers for advice. Furthermore, the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders who wish to accept the Lufax Offers are recommended to read carefully the procedures for accepting the Lufax Offers as detailed in Appendix I to this Composite Document and the accompanying Forms of Acceptance.

the Independent Board Committee of

Lufax Holdings Ltd

Mr. Rusheng YANG	Mr. Weidong LI
Independent Non-executive Director	Independent Non-executive Director

Mr. Xudong ZHANG	Mr. David Xianglin LI
Independent Non-executive Director	Independent Non-executive Director

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Explanatory Note: The Lufax Independent Financial Adviser prepared this letter (the “Letter from the Independent Financial Adviser”) to provide its recommendation with regards to the Offers. This letter is being provided in this Offer Document solely to provide the US Shareholders and ADS Holders with the same information that was provided to participants in the Non-US Offer. Capitalized terms contained in the Letter from the Independent Financial Adviser not defined herein are defined in the Composite Document.

Set out below is the letter of advice from the Lufax Independent Financial Adviser, Anglo Chinese Corporate Finance, Limited, to the Lufax Independent Board Committee, which has been prepared for the purpose of inclusion in this Composite Document.

The Lufax Independent Board Committee

27 September 2024

Dear Sirs or Madams,

(1) MANDATORY UNCONDITIONAL CASH OFFERS (TRIGGERED BY ELECTION OF LUFAX SPECIAL DIVIDEND) BY MORGAN STANLEY FOR AND ON BEHALF OF THE JOINT OFFERORS (I) TO ACQUIRE ALL ISSUED LUFAX SHARES AND LUFAX ADSs AND LUFAX SHARES AND LUFAX ADSs TO BE ISSUED UNDER LUFAX 2014 SHARE INCENTIVE PLAN AND LUFAX 2019 PERFORMANCE SHARE UNIT PLAN (OTHER THAN THOSE ALREADY OWNED BY THE OFFEROR GROUP) AND (II) TO CANCEL ALL OUTSTANDING LUFAX OPTIONS;

AND

(2) LUFAX PSU ARRANGEMENT WITH RESPECT TO ALL UNVESTED LUFAX PSUs

I.	INTRODUCTION

We refer to our appointment as the Lufax Independent Financial Adviser to advise the Lufax Independent Board Committee in relation to the Lufax Offers, and such appointment has been approved by the Lufax Independent Board Committee in accordance with Rule 2.1 of the Takeovers Code. The terms defined in the Composite Document of Lufax dated 27 September 2024, of which this letter forms part, shall have the same meanings in this letter, unless the context requires otherwise.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

The Lufax Independent Board Committee, which comprises Mr. Rusheng YANG, Mr. Weidong LI, Mr. Xudong ZHANG, and Mr. David Xianglin LI, who are not interested in the Lufax Offers, has been established, for the purpose of advising (i) the Independent Lufax Shareholders and the Lufax ADS Holders as to whether the Lufax Share Offers are fair and reasonable and as to their acceptances; (ii) the Lufax Optionholders as to whether the Lufax Option Offer is fair and reasonable and as to their acceptances; and (iii) the Lufax PSU Holders as to whether the Lufax PSU Arrangement is fair and reasonable and as to their acceptances, pursuant to Rule 2.1 of the Takeovers Code. Mr. Yonglin XIE, a non-executive director of Lufax, is also an executive director, the president and co-CEO of Ping An Group; Ms. Xin FU, a non-executive director of Lufax, is also a senior vice president of Ping An Group; and Mr. Yuqiang HUANG, a non-executive director of Lufax, is the general manager of the audit and supervision department of Ping An Group, and are therefore considered being not independent to be members of the Lufax Independent Board Committee and have declared their respective interests to the Lufax Board accordingly.

In formulating our opinion and recommendations, we have reviewed, amongst other things, (i) published information on the Lufax Group, including its audited annual financial statements for the latest three financial years, the last of which ended on 31 December 2023 and the unaudited financial statements for the three months ended 31 March 2024 and the six months ended 30 June 2023 and 30 June 2024; (ii) the information in the Composite Document; and (iii) the past performance of the Lufax Shares and the Lufax ADSs. We consider the information we have reviewed is sufficient to reach the conclusions set out in this letter and have no reason to doubt the truth, accuracy or completeness of the information provided to us by Lufax, and have been advised by the directors of Lufax that, to the best of their knowledge, no material information has been omitted or withheld from the information supplied to us or the information relating to Lufax referred to in the Composite Document. We have not, however, carried out any independent verification of the information provided to us by Lufax, nor have we conducted any form of in-depth investigation into the business and affairs or the prospects of the Lufax Group. The directors of Lufax will notify the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders of any material changes to information contained or referred to in the Composite Document as soon as possible in accordance with Rule 9.1 of the Takeovers Code. The Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders will also be informed of our opinion in relation to such changes, if any, as soon as practicable.

We have not considered the tax and regulatory implications as regards to the Lufax Offers since these depend on individual circumstances. In particular, the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders who are overseas residents or subject to overseas taxation or Hong Kong taxation on securities dealings should consider their own tax positions and, if in any doubt, should consult their own professional advisers.

Please be advised that our role as an independent financial adviser and the services we provide are subject to the requirements of the Takeovers Code. Our opinion may only be relied upon by, and our responsibilities are strictly limited to, parties to the extent and as required under the Takeovers Code. We shall not be held accountable for decisions made by parties not entitled to rely on our opinion.

Apart from normal professional fees for our services to Lufax in connection with the engagement described above, no arrangement exists whereby we will receive any fees or benefits from Lufax, its subsidiaries, directors, chief executive, or substantial shareholders or any associates of any of them. As at the Latest Practicable Date, we did not have any relationship with, or interest in, Lufax, the Offeror Group, or any other parties that could reasonably be regarded as relevant to our independence. In the two years prior to the Latest Practicable Date, we have not previously acted as the independent financial adviser to Lufax’s other transactions. We therefore consider ourselves suitable to give independent advice to the Lufax Independent Board Committee in respect of the Lufax Offers pursuant to Rule 2.1 of the Takeovers Code and Rule 13.84 of the Listing Rules.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

II.	PRINCIPAL TERMS OF THE LUFAX OFFERS

Background of the Lufax Offers and the Lufax Scrip Dividend Scheme

As a result of the election for scrip dividend by An Ke Technology and Ping An Overseas Holdings under the Lufax Scrip Dividend Scheme, 305,989,352 Lufax Shares and 203,890,905 Lufax Shares were allotted and issued to An Ke Technology and Ping An Overseas Holdings, respectively. Therefore, the total number of Lufax Shares controlled by the Joint Offerors increased from 474,905,000 Lufax Shares (representing approximately 41.40% of the total issued Lufax Shares immediately before the allotment and issue of new Lufax Shares as the Lufax Special Dividend) to 984,785,257 Lufax Shares (representing approximately 56.82% of the total issued Lufax Shares immediately after the allotment and issue of new Lufax Shares as the Lufax Special Dividend). Consequently, the Joint Offerors are making a mandatory general offer for all the Lufax Offer Shares pursuant to Rule 26 of the Takeovers Code and an appropriate offer for all outstanding Lufax Options and Unvested Lufax PSUs in compliance with Rule 13 of the Takeovers Code to cancel all outstanding Lufax Options and Unvested Lufax PSUs.

The Share Offer Price being US$1.127 (equivalent to approximately HK$8.803) per Lufax Share and US$2.254 (equivalent to approximately HK$17.606) per Lufax ADS, are equal to the reference prices per Lufax Share and per Lufax ADS, respectively, under the Lufax Scrip Dividend Scheme.

With reference to the Lufax Scrip Dividend Circular, the reference price per Lufax ADS under the Lufax Scrip Dividend Scheme was calculated as equivalent to the average closing price of one Lufax ADS as quoted on the NYSE for the five consecutive trading days commencing from the first day the Lufax ADSs traded ex-dividend on the NYSE, being from Tuesday, 4 June 2024 up to and including Monday, 10 June 2024 (each day inclusive, New York time) which is US$2.254 per Lufax ADS. The reference price per Lufax Share under the Lufax Scrip Dividend Scheme was calculated as one-half of the reference price of the Lufax ADS (US$2.254), which is US$1.127. The Lufax Scrip Dividend Circular sets out that as the trading liquidity of the Lufax ADSs is substantially higher than that of the Lufax Shares and the majority of Lufax’s investor base excluding the substantial shareholder of Lufax and the Lufax Controlling Shareholders holds Lufax Shares solely in the form of ADSs, Lufax believes the Lufax ADS price provided a more current and fairer representation of Lufax’s market value and as such the reference prices under the Lufax Scrip Dividend Scheme have been determined based on the average closing price of the Lufax ADSs to ensure consistent and equitable treatment for the Lufax Shareholders and the Lufax ADS Holders.

The Lufax Offers are unconditional

The Lufax Offers are unconditional in all respects and are made on 27 September 2024, the date of the Composite Document, and are capable of acceptance on or before the Closing Date.

Further details of the terms of the Lufax Offers and the procedures of acceptance and settlement of the Lufax Offers are set out in Appendix I to the Composite Document and the accompanying Forms of Acceptance. Further details of the Lufax Offers are also set out in the “Letter from Morgan Stanley and the Offeror Group” and the “Letter from the Lufax Board” of the Composite Document.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Effect of accepting the Lufax Offers and right of withdrawal

According to the section headed “10. EFFECT OF ACCEPTANCE OF THE LUFAX OFFERS” under Appendix I to the Composite Document, by accepting the Lufax non-US Offer, the relevant Lufax Shareholder will be deemed to warrant that all Lufax Shares to be sold by such person under the Lufax non-US Offer are fully paid and free from all Encumbrances and together with all rights and benefits attaching thereto as at the date of the Composite Document or subsequently becoming attached to them, including but not limited to the right to receive all dividends, distributions and any return of capital, if any, which may be paid, made or declared or agreed to be made or paid thereon or in respect thereof on or after the date on which the Lufax non-US Offer is made, being the date of despatch of the Composite Document.

Subject to the withdrawal right discussed below, by accepting the Lufax US Offer, the relevant Lufax US Shareholder or Lufax ADS Holder will be deemed to warrant that all Lufax Shares or Lufax ADSs to be sold by such person under the Lufax US Offer are fully paid and free from all Encumbrances and together with all rights and benefits attaching thereto as at the date of the US Offer Document or subsequently becoming attached to them, including but not limited to the right to receive all dividends, distributions and any return of capital, if any, which may be paid, made or declared or agreed to be made or paid thereon or in respect thereof on or after the date on which the Lufax US Offer is made, being the date of despatch of the US Offer Document.

By accepting the Lufax Option Offer, the relevant Lufax Optionholder will be deemed to agree to the cancellation of the Lufax Options to be tendered by such person under the Lufax Option Offer and all rights attached thereto with effect from the date on which the Lufax Option Offer is made, being the date of despatch of the Composite Document.

By accepting the Lufax PSU Arrangement, the relevant Lufax PSU Holder will be deemed to agree to the cancellation of the Lufax PSUs to be tendered by such person under the Lufax PSU Arrangement and all rights attached thereto with effect from the date on which the Lufax PSU Arrangement is made, being the date of despatch of the Composite Document.

Acceptances tendered by the Lufax Shareholders under the Lufax non-US Offer, the Lufax Optionholders under the Lufax Option Offer and the Lufax PSU Holders under the Lufax PSU Arrangement shall be irrevocable and cannot be withdrawn, except in the circumstances set out in the section headed “9. RIGHT OF WITHDRAWAL” under Appendix I to the Composite Document. An acceptor of the Lufax US Offer may withdraw his/her acceptance by lodging a notice in writing signed by the acceptor (or his/her agent duly appointed in writing and evidence of whose appointment is produced together with the notice) with the required information to the Tender Agent.

However, Rule 14d-7(a)(1) of the Exchange Act provides holders of tendering securities the right to withdraw any tendered securities during the period in which the tender offer is open. Therefore, under the Lufax US Offer, Lufax US Shareholders and Lufax ADS Holders will be able to withdraw their acceptances at any time during the Offer Period. The Lufax US Offer will be deemed not to have been validly accepted in respect of any Lufax Shares or Lufax ADSs acceptances in respect of which have been validly withdrawn. However, the Lufax US Offer may be accepted again in respect of any withdrawn Lufax Shares or Lufax ADSs by following one of the procedures described in the section headed “9. RIGHT OF WITHDRAWAL” under Appendix I to the Composite Document at any time prior to expiry of the Lufax US Offer. Notwithstanding the foregoing, Lufax US Shareholders and Lufax ADS Holders who have cancelled their Lufax ADSs and withdrawn the Lufax Shares underlying the Lufax ADSs and have accepted the Lufax non-US Offer in respect of such Lufax Shares cannot withdraw such acceptance, which shall be irrevocable, except in the circumstances set out in the second paragraph of the section headed “9. RIGHT OF WITHDRAWAL” under Appendix I to the Composite Document.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

III.	BACKGROUND OF THE LUFAX GROUP AND THE OFFEROR GROUP

Information of the Lufax Group

Principal business of the Lufax Group

The Lufax Group is a leading financial services enabler for small business owners in the PRC and offers financing products designed principally to address the needs of these small business owners. The Lufax Group is also engaged in the consumer finance business through its licensed consumer finance subsidiary.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Financial performance of the Lufax Group

The tabulation below shows a summary of selected financial performance of the Lufax Group since 2021.

Table 1 – Summary of the financial results of the Lufax Group for the three financial years ended 31 December 2023 and the six months ended 30 June 2023 and 30 June 2024

		For the year ended 31 December		For the six months ended 30 June
	2021 (“FY2021”)	2022 (“FY2022”)	2023 (“FY2023”)	2023 (“1H2023”)	2024 (“1H2024”)
(RMB’000)
Technology platform-based income	38,294,317	29,218,432	15,325,826	9,086,070	4,551,892
Net interest income	14,174,231	18,981,376	12,348,357	6,715,547	5,560,940
Guarantee income	4,370,342	7,372,509	4,392,376	2,565,405	1,775,400
Other income	3,875,407	1,238,004	1,143,770	537,632	636,783
Investment income	1,151,753	1,305,625	1,050,453	445,007	415,657
Share of net loss of investments accounted for using the equity method	(31,143)	(218)	(5,416)	(1,587)	(691)

Total income	61,834,907	58,115,728	34,255,366	19,348,074	12,939,981
Sales and marketing expenses	(17,993,072)	(15,756,916)	(9,867,488)	(5,570,120)	(2,889,635)
Operation and servicing expenses	(6,557,595)	(6,429,862)	(6,118,635)	(3,134,026)	(2,654,672)
Credit impairment losses	(6,643,727)	(16,550,465)	(12,697,308)	(6,129,506)	(5,421,572)
Other expenses	(7,240,335)	(6,365,214)	(3,926,823)	(2,086,464)	(1,891,327)

Total expenses	(38,434,729)	(45,102,457)	(32,610,254)	(16,920,116)	(12,857,206)
Profit before income tax expenses	23,400,178	13,013,271	1,645,112	2,427,958	82,775
Income tax expenses	(6,691,118)	(4,238,232)	(610,626)	(691,970)	(1,642,727)
Net profit/(loss)	16,709,060	8,775,039	1,034,486	1,735,988	(1,559,952)

Sources: Annual reports and interim results announcements of Lufax for the relevant years or periods

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Total income

1H2024 versus 1H2023

The total income of the Lufax Group for 1H2024 was approximately RMB12,940 million, representing a decrease of approximately 33% as compared to approximately RMB19,348 million for 1H2023. Such decrease was mainly attributable to (i) the decrease of approximately 50% in technology platform-based income owing to the decrease of retail credit service fees due to the decrease in loan balance and the decrease of referral and other technology platform-based income due to Lufax’s exit from the Lujintong business (Lujintong was a platform the Lufax Group launched in 2019, aiming to help its financial institution partners to acquire borrowers directly through dispersed sourcing nationwide. The Lufax Group downscaled the operations of Lujintong in 2023 and ceased its operation by the end of April 2024) that it had previously conducted; (ii) the decrease of approximately 17% in net interest income due to the decrease in loan balance, partially offset by the increase of net interest income from the consumer finance business; and (iii) the decrease of approximately 31% in guarantee income due to the decrease in loan balance and a lower average fee rate.

FY2023 versus FY2022

The total income of the Lufax Group for FY2023 was approximately RMB34,255 million, representing a decrease of approximately 41% as compared to approximately RMB58,116 million for FY2022. Such decrease was mainly attributable to (i) the decrease of approximately 48% in technology platform-based income due to the decrease in new loan sales and balances and the decrease in transaction volume; (ii) the decrease of approximately 35% in net interest income due to a decrease in loan balances which was partially offset by the increase in net interest income from its consumer finance business; and (iii) the decrease of approximately 40% in guarantee income due to a decrease in the loan balances and a lower average fee rate.

FY2022 versus FY2021

The total income of the Lufax Group for FY2022 was approximately RMB58,116 million, representing a decrease of approximately 6% as compared to approximately RMB61,835 million for FY2021. Such decrease was mainly attributable to the decrease of approximately 24% in technology platform-based income due to the decrease in new loan sales of off-balance sheet loans which are funded by banks and by unconsolidated trust plans which is offset by (i) the increase of approximately 34% in net interest income due to the increase in average balance of loans originated by consolidated trust plans and expansion of Lufax Group’s consumer finance business; and (ii) the increase of approximately 69% in guarantee income due to the increase in the proportion of the loans enabled for which the Lufax Group provided credit enhancement.

Total expenses

1H2024 versus 1H2023

The total expenses of the Lufax Group for 1H2024 were approximately RMB12,857 million, representing a decrease of approximately 24% as compared to approximately RMB16,920 million for 1H2023. Such decrease was mainly attributable to (i) the decrease of approximately 48% in sales and marketing expenses mainly due to (a) the decreased commissions as a result of the decreased new loan sales, (b) the decreased referral expenses from platform service attributable to Lufax’s exit from the Lujintong business that it had previously conducted, and (c) the decreased general sales and marketing expenses as a result of the decrease in salary as a result of optimisation of Lufax’s sales team; and (ii) the decrease of approximately 15% in operation and servicing expenses mainly due to Lufax’s expense control measures and the decrease of loan balance, partially offset by the increase of commission associated with improved collection performance.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

FY2023 versus FY2022

The total expenses of the Lufax Group for FY2023 were approximately RMB32,610 million, representing a decrease of approximately 28% as compared to approximately RMB45,102 million for FY2022. Such decrease was mainly attributable to (i) the decrease of approximately 37% in sales and marketing expenses driven by decreased new loan sales and transaction volume as well as the decreased staff costs for sales and marketing personnel; and (ii) the decrease of approximately 23% in credit impairment losses driven by decreased loan balances, partially offset by the increase of actual losses.

FY2022 versus FY2021

The total expenses of the Lufax Group for FY2022 were approximately RMB45,102 million, representing an increase of approximately 17% as compared to approximately RMB38,435 million for FY2021. Such increase was mainly attributable to the substantial increase of approximately 149% in credit impairment losses driven by increases in provision and indemnity loss driven by increased risk exposure and by worsening credit performance due to the impact of successive COVID-19 outbreaks in the Chinese economy.

Net profit/(loss)

1H2024 versus 1H2023

The net loss of the Lufax Group for 1H2024 was approximately RMB1,560 million, as compared to a net profit of approximately RMB1,736 million for 1H2023. This was mainly attributable to (i) the changes in total income and total expenses as explained above; and (ii) the increased withholding tax of RMB1,050 million associated with one-off dividends that were paid by Lufax’s PRC subsidiaries in order to support the distribution of Lufax Special Dividend approved upon the Annual General Meeting on 30 May 2024.

FY2023 versus FY2022

The net profit of the Lufax Group for FY2023 was approximately RMB1,034 million, representing a decrease of approximately 88% as compared to approximately RMB8,775 million for FY2022. Such decrease was mainly driven by the changes in total income and total expenses as explained above.

FY2022 versus FY2021

The net profit of the Lufax Group for FY2022 was approximately RMB8,775 million, representing a decrease of approximately 47% as compared to approximately RMB16,709 million for FY2021. Such decrease was mainly attributable to (i) the decrease of approximately 6% or approximately RMB3,719 million in total income; and (ii) the increase of approximately 17% or approximately RMB6,668 million in total expenses in FY2022 as compared to total expenses for FY2021.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Financial position of the Lufax Group

The tabulation below shows a summary of selected financial information on the Lufax Group as at 31 December 2021, 2022, and 2023 and as at 30 June 2024.

Table 2 – Financial information on the Lufax Group

	As at 31 December			As at 30 June
	2021	2022	2023	2024
(RMB’000)
Cash at bank	34,743,188	43,882,127	39,598,785	37,113,898
Restricted cash	30,453,539	26,508,631	11,145,838	10,683,924
Financial assets at fair value through profit or loss	31,023,211	29,089,447	28,892,604	29,249,592
Financial assets at fair value through other comprehensive income	—	—	—	1,739,416
Financial assets at amortized cost	3,784,613	4,716,448	3,011,570	2,918,120
Financial assets purchased under reverse repurchase agreements	5,527,177	—	—	—
Accounts and other receivables and contract assets	22,344,773	15,758,135	7,293,671	5,410,456
Loans to customers	214,972,110	211,446,645	129,693,954	112,708,888
Deferred tax assets	4,873,370	4,990,352	5,572,042	5,476,280
Property and equipment	380,081	322,499	180,310	162,426
Investments accounted for using the equity method	459,496	39,271	2,609	—

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

	As at 31 December			As at 30 June
	2021	2022	2023	2024
Intangible assets	899,406	885,056	874,919	1,016,210
Right-of-use assets	804,990	754,010	400,900	349,884
Goodwill	8,918,108	8,911,445	8,911,445	9,171,729
Other assets	1,249,424	1,958,741	1,444,362	929,279

Total assets	360,433,486	349,262,807	237,023,009	216,930,102
Payable to platform investors	2,747,891	1,569,367	985,761	781,083
Borrowings	25,927,417	36,915,513	38,823,284	41,002,213
Customer deposits	—	—	—	3,126,937
Bonds payable	—	2,143,348	—	—
Current income tax liabilities	8,222,684	1,987,443	782,096	447,523
Accounts and other payables and contract liabilities	8,814,255	12,198,654	6,977,118	15,188,201
Payable to investors of consolidated structured entities	195,446,140	177,147,726	83,264,738	61,693,369
Financing guarantee liabilities	2,697,109	5,763,369	4,185,532	3,507,405
Deferred tax liabilities	833,694	694,090	524,064	427,332
Lease liabilities	794,544	748,807	386,694	342,671
Convertible promissory notes payable	10,669,498	5,164,139	5,650,268	5,898,783
Optionally convertible promissory notes	7,405,103	8,142,908	—	—
Other liabilities	2,315,948	2,000,768	1,759,672	1,838,182

Total liabilities	265,874,283	254,476,132	143,339,227	134,253,699
Share capital	75	75	75	75
Share premium	33,365,786	32,073,874	32,142,233	22,306,417
Treasury shares	(5,560,104)	(5,642,769)	(5,642,768)	(5,642,768)
Other reserves	9,304,995	2,158,432	155,849	544,621
Retained earnings	55,942,943	64,600,234	65,487,099	63,824,564

Total equity attributable to owners of Lufax	93,053,695	93,189,846	92,142,488	81,032,909
Non-controlling interests	1,505,508	1,596,829	1,541,294	1,643,494

Total equity	94,559,203	94,786,675	93,683,782	82,676,403
Total liabilities and equity	360,433,486	349,262,807	237,023,009	216,930,102

Sources: Annual reports and interim results announcement of Lufax for the relevant years or period

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

As at 30 June 2024, total assets of the Lufax Group amounted to approximately RMB216,930 million, of which (i) loans to customers amounted to approximately RMB112,709 million; (ii) cash at bank amounted to approximately RMB37,114 million; and (iii) financial assets at fair value through profit or loss amounted to approximately RMB29,250 million, in aggregate, representing approximately 83% of the Lufax Group’s total assets.

As at 30 June 2024, total liabilities of the Lufax Group amounted to approximately RMB134,254 million, of which (i) payable to investors of consolidated structured entities amounted to approximately RMB61,693 million; and (ii) borrowings amounted to approximately RMB41,002 million, in aggregate, representing approximately 76% of the Lufax Group’s total liabilities.

As at 30 June 2024, the gearing ratio of the Lufax Group was approximately 57%, calculated as the aggregate of bank borrowings and convertible promissory notes payable divided by total equity, as compared to the gearing ratio of 47% as at 31 December 2023.

The above balances and ratios have not reflected the cash dividend payment for the Lufax Special Dividend, which amounted to approximately US$727 million (equivalent to approximately RMB5,185 million). This is calculated based on the number of Lufax Shares and Lufax ADSs elected for the cash dividend, multiplied by the dividend per Lufax Share of US$1.21, and was paid to holders of Lufax Shares on 30 July 2024 and to Lufax ADS Holders on 6 August 2024, respectively.

The macroeconomic environment and the outlook of the Lufax Group

According to a publication from the National Bureau of Statistics of China dated 15 July 2024 that summarises the national economic performance of the PRC for the first half of 2024, the Chinese economy is currently experiencing a period of recovery, yet it continues to face the challenge of insufficient demand, and the Consumer Price Index in the PRC for the first half 2024 experienced a marginal increase of only 0.1% year-on-year. This insufficiency of demand has led to a slowdown in the overall financial needs of the country, particularly in terms of securing new financing. The latest publication from the People’s Bank of China shows that Aggregate Financing to the Real Economy (Flow) (社會融資規模增量) is RMB18.1 trillion for the first half of 2024, which is RMB3.45 trillion or 16.0% lower than that for the same period in 2023. The amount of new RMB loans for the first half of 2024 amounted to RMB13.27 trillion, which is RMB2.46 trillion or 15.6% lower than that for the same period in 2023.

Consequently, new loans initiated by the Lufax Group were RMB93.3 billion in the first half of 2024, as compared to RMB110.5 billion in the same period of 2023, representing a decrease of 15.6%.

In response to these challenges, according to the disclosure in the press release titled “Lufax Reports Fourth Quarter and Full Year 2023 Financial Results”, the Lufax Group has prioritised asset quality over quantity and successfully completed five major de-risking and diversification initiatives, including four “mix” changes and one business model adjustment:

•

strategically adjusting Lufax’s segment and product mix by diversifying its product offerings to include both business and consumption loans, broadening its loan repayment options, and targeting customers with better risk profiles within the small business owner segment;

•	recognising significant disparities in credit and economic performance across regions, and optimising its geographic footprint and focusing on higher-quality, more resilient locations accordingly;

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

•	further streamlining and optimising Lufax’s direct sales team to increase productivity and reduce risk within Lufax’s direct sales channel;

•	assigning greater importance to consideration of each industry’s economic cycle stage within Lufax’s models when evaluating the industry mix; and

•

successfully completing the transition to its 100% guarantee model, reducing the negative impact of credit guarantee insurance (“CGI”) premiums. On a single account basis, new loans enabled under the 100% guarantee model are expected to realise lifetime profitability, but may record net accounting loss for the first calendar year due to higher upfront provisioning as compared with the loans under existing CGI model, according to the Lufax Group.

Under the 100% guarantee model, Lufax will guarantee all the new loans it enables, thereby allowing it to charge additional fees on these loans for its guarantee service. This transition eliminates the reliance on credit enhancement partners to provide such guarantees and alleviates the pressure of the increasing CGI premiums charged by these partners. The guarantee provided by Lufax is supported by its licensed guarantee subsidiary.

Based on the disclosures in the unaudited interim results for the six-month period ended 30 June 2024 of the Lufax Group, and in conjunction with the four “mix” changes, the Lufax Group anticipates the transition to a 100% guarantee model will make a positive impact to its take-rate, thereby enhancing its income and alleviating the pressure of increasing CGI premiums charged by third-party guarantors (take-rate is calculated by dividing the aggregate amount of loan enablement service fees, post-origination service fees, net interest income, guarantee income and the penalty fees and account management fees by the average outstanding balance of loans enabled for each period). This strategic change emphasises the Lufax Group’s focus on risk management and is expected to lead to a more consistent and stable revenue per loan initiated for the Lufax Group in the longer term. As a result of this change in strategy, since the fourth quarter of 2023, the Lufax Group (excluding the consumer finance subsidiary) has borne risk on 100% of its new loans enabled. For the second quarter of 2024, the Lufax Group’s take-rate based on loan balance increased to 9.3%.

In addition to the 100% guarantee model, as disclosed in Lufax’s inside information announcement regarding the unaudited financial results for the quarter ended 30 June 2024, dated 22 August 2024, Lufax continues to execute a “strong licence” strategy of obtaining and utilising additional licences to bolster its business. Lufax expects these licences will help reduce its funding cost, diversify its product offerings, and enhance capital management efficiency. To facilitate this strategy, Lufax secured a virtual bank licence and a nationwide small lending licence, with details as below:

(a)

Lufax acquired PAO Bank Limited (previously known as Ping An OneConnect Bank (Hong Kong) Limited) (“PAObank”) in April 2024. Authorised under the Hong Kong Banking Ordinance (Cap. 155 of the Laws of Hong Kong), PAObank is a licensed virtual bank in Hong Kong that commenced its operations in 2020. This strategic acquisition enables the Lufax Group to leverage on PAObank’s banking licence to offer a broader range of diversified banking services in the future; and

(b)

Lufax has recently commenced a small loan lending business by utilising its nationwide small lending licence and using its own financial resources, with a view to optimising further its business operations. Lufax believes that it has sufficient working capital to carry out the small loan lending business.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Despite the challenges to the continuing economic recovery in the PRC, the Lufax Group has taken business actions, as discussed above, to adapt to the changes and fluctuations in the market. However, given the complexity of the macroeconomic economic situation and considering that Lufax’s expansion through the PAObank and the small loan lending business is still in early stages, we hold a cautious view to the outlook of the Lufax Group, as it will still require time to fully assess the impact of these actions in response to the current challenges it faces. Therefore, we advise the Lufax Independent Board Committee not to rely solely on the analysis of the macroeconomic environment and the outlook for the Lufax Group presented in this section when forming their recommendation. Instead, we recommend referring to our comprehensive analysis that incorporates other factors as detailed in this letter, concluding in the section headed “VII. CONCLUSIONS AND RECOMMENDATION”.

Information of the Offeror Group

Ping An Group

Ping An Group is a company established as a joint stock company under the laws of the PRC on 21 March 1988, listed on the Shanghai Stock Exchange (stock code: 601318) and the Stock Exchange (stock code: 2318 (HKD counter) and 82318 (RMB counter)). The business of Ping An Group and its subsidiaries covers insurance, banking, investment, finance technology, medical technology and other sectors. Ping An Group indirectly wholly owns An Ke Technology and directly wholly owns Ping An Overseas Holdings, and thus is deemed to be interested in 56.81% of the total issued Lufax Shares by virtue of the SFO and one of the Lufax Controlling Shareholders as at the Latest Practicable Date.

An Ke Technology

An Ke Technology, an investment holding company incorporated in Hong Kong with limited liability, is directly wholly-owned by Ping An Financial Technology, and is interested in 34.10% of the total issued Lufax Shares as at the Latest Practicable Date.

Ping An Overseas Holdings

Ping An Overseas Holdings, an investment holding company incorporated in Hong Kong with limited liability, is directly wholly-owned by Ping An Group, and is interested in 22.72% of the total issued Lufax Shares as at the Latest Practicable Date.

Intention of the Offeror Group in respect of the Lufax Group

Following the close of the Lufax Offers, the Offeror Group intends that the Lufax Group will continue the principal business of the Lufax Group. The Offeror Group has no intention to redeploy any fixed assets of the Lufax Group (other than in the ordinary and usual course of business of the Lufax Group) or to discontinue the employment of the employees of the Lufax Group.

The Offeror Group has no intention to, and believes there is no reasonable likelihood to, privatise Lufax. Also, the Offeror Group intends to maintain the listing of the Lufax Shares on the Stock Exchange and the Lufax ADSs on the NYSE. The Offeror Group does not intend to avail themselves of any powers of compulsory acquisition of any Lufax Share outstanding after the close of the Lufax Offers.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

The directors of the Offeror Group have jointly and severally undertaken to the Stock Exchange to take appropriate steps to ensure that sufficient public float exists in Lufax Shares. In particular, in case Lufax’s public float drops below the Listing Rule requirements following the close of Lufax Offers, the Joint Offerors may place down Lufax Shares held by any of them or procure placing of new Lufax Shares within the time frame prescribed by the Stock Exchange.

IV.	BASIS OF OPINION AND FACTORS TAKEN INTO CONSIDERATION

The following are the principal factors which we have taken into account in assessing the fairness and reasonableness of the Lufax Offers, and in giving our advice to the Lufax Independent Board Committee:

Price of the Lufax Share

Comparison of value

The Share Offer Price, which is US$1.127 in cash (equivalent to approximately HK$8.803), represents:

(a)	a discount of approximately 4.21% to the closing price of HK$9.19 per Lufax Share as quoted on the Stock Exchange on the Latest Practicable Date;

(b)	a discount of approximately 40.92% to the closing price of HK$14.90 per Lufax Share as quoted on the Stock Exchange on the business day before the date of the Initial Announcement;

(c)	a discount of approximately 28.43% to the closing price of HK$12.30 per Lufax Share as quoted on the Stock Exchange on the date of the Joint Announcement;

(d)

a discount of approximately 11.97% to the average closing price of approximately HK$10.00 per Lufax Share as quoted on the Stock Exchange for the 5 consecutive trading days up to and including the date of the Joint Announcement;

(e)

a discount of approximately 6.95% to the average closing price of approximately HK$9.46 per Lufax Share as quoted on the Stock Exchange for the 10 consecutive trading days up to and including the date of the Joint Announcement;

(f)

a discount of approximately 24.44% to the average closing price of approximately HK$11.65 per Lufax Share as quoted on the Stock Exchange for the 30 consecutive trading days up to and including the date of the Joint Announcement;

(g)

a discount of approximately 40.52% to the average closing price of approximately HK$14.80 per Lufax Share as quoted on the Stock Exchange for the 60 consecutive trading days up to and including the date of the Joint Announcement;

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

(h)

a discount of approximately 38.05% to the average closing price of approximately HK$14.21 per Lufax Share as quoted on the Stock Exchange for the 90 consecutive trading days up to and including the date of the Joint Announcement;

(i)

a discount of approximately 32.75% to the average closing price of approximately HK$13.09 per Lufax Share as quoted on the Stock Exchange for the 120 consecutive trading days up to and including the date of the Joint Announcement;

(j)

a discount of approximately 35.84% to the average closing price of approximately HK$13.72 per Lufax Share as quoted on the Stock Exchange for the 180 consecutive trading days up to and including the date of the Joint Announcement;

(k)

a discount of approximately 84.89% to the audited consolidated net asset value attributable to the Lufax Shareholders per Lufax Share of approximately HK$58.25 as at 31 December 2023 calculated based on the Lufax Group’s audited consolidated total equity attributable to the owners of Lufax as at 31 December 2023 of RMB92,142 million (equivalent to approximately HK$100,959 million), divided by 1,733,286,764, being the number of the total issued Lufax Shares immediately after the allotment and issue of the new Lufax Shares as a result of the Lufax Special Dividend;

(l)

a discount of approximately 82.81% to the unaudited consolidated net asset value attributable to the Lufax Shareholders per Lufax Share of approximately HK$51.22 as at 30 June 2024 calculated based on the Lufax Group’s unaudited consolidated total equity attributable to the owners of Lufax as at 30 June 2024 of RMB81,033 million (equivalent to approximately HK$88,787 million), divided by 1,733,319,204, being the number of the total issued Lufax Shares as at the Latest Practicable Date;

(m)

a discount of approximately 83.99% to the audited consolidated net asset value attributable to the Lufax Shareholders per Lufax Share of approximately HK$54.97 as at 31 December 2023 calculated based on the Lufax Group’s audited consolidated total equity attributable to the owners of Lufax as at 31 December 2023 of RMB92,142 million (equivalent to approximately HK$100,959 million) and adjusted for the effect of cash dividend payment of approximately US$727 million under the Lufax Special Dividend (equivalent to approximately HK$5,682 million), divided by 1,733,286,764, being the number of the total issued Lufax Shares immediately after the allotment and issue of the new Lufax Shares as a result of the Lufax Special Dividend; and

(n)

a discount of approximately 81.64% to the unaudited consolidated net asset value attributable to the Lufax Shareholders per Lufax Share of approximately HK$47.95 as at 30 June 2024 calculated based on the Lufax Group’s unaudited consolidated total equity attributable to the owners of Lufax as at 30 June 2024 of RMB81,033 million (equivalent to approximately HK$88,787 million) and adjusted for the effect of cash dividend payment of approximately US$727 million under the Lufax Special Dividend (equivalent to approximately HK$5,682 million), divided by 1,733,319,204, being the number of the total issued Lufax Shares as at the Latest Practicable Date.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Price of the Lufax ADS

Comparison of value

The Share Offer Price for each Lufax ADS, which is US$2.254 in cash ( equivalent to approximately HK$17.606), represents:

(a)

a discount of approximately 2.00% to the closing price of US$2.30 per Lufax ADS as quoted on the NYSE on 23 September 2024 (New York time) (being 4:00 a.m. on the Latest Practicable Date (Hong Kong time));

(b)	a discount of approximately 33.11% to the closing price of US$3.37 per Lufax ADS as quoted on the NYSE on the business day before the date of the Initial Announcement;

(c)	a discount of approximately 23.59% to the closing price of US$2.95 per Lufax ADS as quoted on the NYSE on the date of the Joint Announcement;

(d)

a discount of approximately 12.64% to the average closing price of approximately US$2.58 per Lufax ADS as quoted on the NYSE for the 5 consecutive trading days up to and including the date of the Joint Announcement;

(e)

a discount of approximately 7.24% to the average closing price of approximately US$2.43 per Lufax ADS as quoted on the NYSE for the 10 consecutive trading days up to and including the date of the Joint Announcement;

(f)

a discount of approximately 23.59% to the average closing price of approximately US$2.95 per Lufax ADS as quoted on the NYSE for the 30 consecutive trading days up to and including the date of the Joint Announcement;

(g)

a discount of approximately 39.25% to the average closing price of approximately US$3.71 per Lufax ADS as quoted on the NYSE for the 60 consecutive trading days up to and including the date of the Joint Announcement;

(h)

a discount of approximately 38.08% to the average closing price of approximately US$3.64 per Lufax ADS as quoted on the NYSE for the 90 consecutive trading days up to and including the date of the Joint Announcement;

(i)

a discount of approximately 32.31% to the average closing price of approximately US$3.33 per Lufax ADS as quoted on the NYSE for the 120 consecutive trading days up to and including the date of the Joint Announcement; and

(j)

a discount of approximately 33.51% to the average closing price of approximately US$3.39 per Lufax ADS as quoted on the NYSE for the 180 consecutive trading days up to and including the date of the Joint Announcement.

As illustrated above, the Share Offer Price represent a discount to (i) the respective closing prices of the Lufax Shares and the Lufax ADSs on the date of the Joint Announcement; and (ii) the respective average closing prices of the Lufax Shares and the Lufax ADSs at different intervals.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Thus, considering that (i) as at the date of the Initial Announcement, the Offeror Group owned 474,905,000 Lufax Shares, representing approximately 41.40% of the total issued Lufax Shares as at the same date, thereby already having control (as defined in the Takeovers Code) of the Lufax Group; (ii) the Share Offer Price are equivalent to the reference prices under the Lufax Scrip Dividend Scheme which are derived from the average closing price of the Lufax ADSs traded on the NYSE from 4 June 2024 up to and including 10 June 2024, and represent discounts to the respective closing prices and average closing prices as discussed above; and (iii) the Offeror Group has no intention to, and believes there is no reasonable likelihood that it would be required to, privatise Lufax and intends to maintain the listing of the Lufax Shares on the Stock Exchange and the Lufax ADSs on the NYSE, it is important for the Independent Lufax Shareholders, the Lufax ADS Holders, the Lufax Optionholders and the Lufax PSU Holders, in the assessment of the Lufax Offers, to be aware that the prices being offered do not carry any premium that would normally be presented to induce holders to tender their securities, even though the mandatory general offer is triggered by the increase of the Offeror Group’s shareholding interest from approximately 41.40% to approximately 56.82% (immediately after the allotment and issue of new Lufax Shares as the Lufax Special Dividend), as a result of the election of scrip dividend under the Lufax Scrip Dividend Scheme.

Historical price performance of the Lufax Shares

In assessing the reasonableness of the Share Offer Price, we have considered the relative performance of the Lufax Shares from 14 April 2023, being the date that the Lufax Shares commenced trading on the Stock Exchange, up to the Latest Practicable Date (the “Lufax Share Review Period”), compared with the Share Offer Price for each Lufax Share under the Lufax Share Offers and the Hang Seng Index (the “HSI”), which we consider to represent a sufficient period of time to provide a general overview of the recent market performance of the Lufax Shares for the purpose of this analysis. The chart below illustrates the general trend and movement of the closing price of the Lufax Shares.

Chart 1 – Relative historical price performance of the Lufax Shares in the Lufax Share Review Period

Sources: Bloomberg and the Stock Exchange

Note:	The closing prices of the HSI have been rebased with reference to the closing price on 14 April 2023, being the first day of trading of Lufax Shares for comparison.

Illustrated by Chart 1 above, during the Lufax Share Review Period, the highest and lowest closing prices of the Lufax Shares were HK$38.00 per share on 17 April 2023 and HK$8.04 on 5 June 2024, respectively. The average closing price of the Lufax Shares over the Lufax Share Review Period was approximately HK$16.48 per share.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

The closing price of the Lufax Shares peaked on 17 April 2023 after the initial public offering of the Lufax Shares on 14 April 2023. Afterwards, the closing price of the Lufax Shares was generally on a downward trend and dropped below the Share Offer Price for the first time during the Lufax Share Review Period on 22 January 2024 to HK$8.50 per share. The closing price of the Lufax Shares was on an uptrend from February 2024 onwards, before experiencing a substantial drop on 3 June 2024, being the ex-dividend date, and has recovered slightly afterwards up until the interim results announcement on 22 August 2024. Following the announcement of the interim results, the market trading price of the Lufax Shares declined. The closing prices of the Lufax Shares fluctuated around the Share Offer Price up to the Latest Practicable Date. As at the Latest Practicable Date, the closing price of the Lufax Shares was HK$9.19, which was approximately 4.4% higher than the Share Offer Price for the Lufax Shares set under the Lufax Share Offers.

Historical price performance of the Lufax ADSs

In assessing the reasonableness of the Share Offer Price for the Lufax ADSs under the Lufax Share Offers, we have considered the performance of the Lufax ADSs from 5 July 2022 (being two years prior to 2 July 2024, being the last trading day prior to the date of the Joint Announcement (the “Last Trading Day”)) up to 23 September 2024 (New York time) (being 4:00 a.m. on the Latest Practicable Date (Hong Kong time)) (the “Lufax ADS Review Period”), compared with the Share Offer Price for the Lufax ADSs and the Standard and Poor’s 500 (the “S&P 500”), which we consider represents a sufficient period of time to provide a general overview of the recent market performance of the Lufax ADSs for the purpose of this analysis. The chart below illustrates the general trend and movement of the closing price of the Lufax ADSs.

Chart 2 – Relative historical price performance of the Lufax ADSs in the Lufax ADS Review Period

Sources: Bloomberg and the NYSE Notes:

1.	The closing prices of the S&P 500 have been rebased for comparison.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

2.

Prior to 15 December 2023, each two Lufax ADSs represented one Lufax Share. Effective on 15 December 2023, Lufax has adjusted the ratio so that one Lufax ADS now represents two Lufax Shares. Consequently, the historical closing prices of Lufax ADSs quoted on the NYSE before 15 December 2023 have been adjusted accordingly to reflect this change in ratio.

As illustrated by Chart 2 above, during the Lufax ADS Review Period, the highest and lowest closing prices of the Lufax ADSs were US$23.96 per ADS on 5 July 2022 and US$2.03 per ADS on 4 June 2024, respectively. The average closing price of the Lufax ADSs over the Lufax ADS Review Period was approximately US$6.62 per ADS.

The closing price of the Lufax ADSs has underperformed the S&P 500 during the Lufax ADS Review Period and has been on a downtrend generally with the peak of the closing price of the Lufax ADSs being on 5 July 2022, the first day of the Lufax ADS Review Period.

Despite the closing price of the Lufax ADSs underperforming the S&P 500 and having been on a general downtrend during the Lufax ADS Review Period, it has been higher than the Share Offer Price for the Lufax ADSs under the Lufax Share Offers for the majority of time during the Lufax ADS Review Period.

For the period after the interim results announcement of Lufax on 22 August 2024, the market trading price of the Lufax ADSs declined. The closing prices of the Lufax ADSs fluctuated around the Share Offer Price up to 23 September 2024 (New York time) (being 4:00 a.m. on the Latest Practicable Date (Hong Kong time)). As at 23 September 2024 (New York time), the closing price of the Lufax ADSs was US$2.30, which was approximately 2.0% higher than the Share Offer Price for the Lufax ADSs set under the Lufax Share Offers.

As illustrated in the sections headed “Comparison of value” and the analysis on historical price performance of the Lufax Shares and the Lufax ADSs above, it can be observed that:

•

the Share Offer Price represents a discount to (i) the respective closing prices of the Lufax Share and the Lufax ADS on the date of the Joint Announcement; and (ii) respective average closing prices of the Lufax Share and the Lufax ADS at different intervals;

•

the Share Offer Price for the Lufax Shares is lower than the closing prices of the Lufax Share for majority of the time during the Lufax Share Review Period, representing a discount of approximately 76.8% and 46.6% to the highest closing price of the Lufax Share of HK$38.00 and the average closing price of the Lufax Share of HK$16.48 during the Lufax Share Review Period, respectively, and has been lower than the closing prices of the Lufax Share since the date of the Joint Announcement and up to the date of the interim results announcement by the Lufax Group on 22 August 2024;

•

the Share Offer Price for the Lufax ADSs is lower than the closing prices of the Lufax ADS for majority of the time during the Lufax ADS Review Period, representing a discount of approximately 90.6% and 65.9% to the highest closing price of the Lufax ADS of US$23.96 and the average closing price of the Lufax ADS of US$6.62 during the Lufax ADS Review Period, respectively, and has been lower than the closing prices of the Lufax ADS since the date of the Joint Announcement and up to the date of the interim results announcement by the Lufax Group on 22 August 2024; and

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

•

following the announcement of the interim results, the market trading prices of both the Lufax Shares and the Lufax ADSs declined. The closing prices of the Lufax Shares and the Lufax ADSs fluctuated around the Share Offer Price up to the Latest Practicable Date. As at the Latest Practicable Date, the closing price of the Lufax Shares was HK$9.19, which was approximately 4.4% higher than the Share Offer Price for the Lufax Shares and as at 23 September 2024 (New York time) (being 4:00 a.m. on the Latest Practicable Date (Hong Kong time)), the closing price of the Lufax ADSs was US$2.30, which was approximately 2.0% higher than the Share Offer Price for the Lufax ADSs.

Trading liquidity of the Lufax Shares and the Lufax ADSs

We have also considered the trading liquidity of the Lufax Shares and the Lufax ADSs during the Lufax Share Review Period. The table below sets out (i) the average daily trading volumes of the Lufax Shares and the Lufax ADSs; (ii) the percentages of the average daily trading volume of the Lufax Shares and the Lufax ADSs to the total issued Lufax Shares, respectively; and (iii) the percentages of the average daily trading volume to the public float of Lufax during the Lufax Share Review Period:

Table 3 – Trading volume of the Lufax Shares and the Lufax ADSs during the Lufax Share Review Period

		Average daily trading volume of the Lufax Shares on the Stock Exchange	% of the average daily trading volume of the Lufax Shares to the total issued Lufax Shares (including the Lufax Shares underlying the Lufax ADSs)	Average daily trading volume of the Lufax Shares underlying the Lufax ADSs on the NYSE	% of the average daily trading volume of Lufax ADSs to the total issued Lufax Shares (including the Lufax Shares underlying the Lufax ADSs)	% of the Combined Average Daily Trading Volume to the total issued Lufax Shares (including the Lufax Shares underlying the Lufax ADSs)	% of the Combined Average Daily Trading Volume to the total issued Lufax Shares (including the Lufax Shares underlying the Lufax ADSs) held by the public
				(Note 1)	(Note 1)	(Note 2)	(Note 3)
2023	April (from 14 April 2023 onwards)	131,595	0.0115%	4,069,553	0.3551%	0.3666%	1.0824%
	May	22,369	0.0020%	5,431,724	0.4739%	0.4759%	1.5902%
	June	8,881	0.0008%	4,496,104	0.3922%	0.3930%	1.3130%
	July	6,920	0.0006%	5,532,020	0.4826%	0.4832%	1.6143%
	August	6,922	0.0006%	4,289,555	0.3742%	0.3748%	1.2116%
	September	7,432	0.0006%	4,214,466	0.3677%	0.3683%	1.1905%
	October	2,640	0.0002%	6,980,077	0.6089%	0.6092%	1.9653%
	November	6,745	0.0006%	18,305,515	1.5969%	1.5975%	5.1538%
	December	11,337	0.0010%	17,174,487	1.4982%	1.4992%	4.8366%
2024	January	18,423	0.0016%	7,828,170	0.6829%	0.6845%	2.2082%
	February	10,531	0.0009%	9,517,462	0.8303%	0.8312%	2.6814%
	March	182,730	0.0159%	16,651,240	1.4523%	1.4682%	4.7342%
	April	49,875	0.0043%	6,050,673	0.5276%	0.5320%	1.7145%
	May	142,393	0.0124%	5,371,922	0.4683%	0.4807%	1.5486%
	June	207,558	0.0181%	11,479,308	1.0007%	1.0188%	3.2818%
	July	259,100	0.0149%	8,311,251	0.4795%	0.4945%	1.9820%
	August	139,802	0.0081%	4,137,755	0.2387%	0.2468%	0.9892%
	September (up to the Latest Practicable Date for Lufax Shares and 23 September 2024 (New York time) (being 4:00 a.m. on the Latest Practicable Date (Hong Kong time)) for Lufax ADSs)	112,993	0.0065%	4,649,637	0.2683%	0.2748%	1.1013%
	Average	73,791	0.0056%	8,027,273	0.6721%	0.6777%	2.2333%

Source: Bloomberg Notes:

1.

The amount represents the average daily trading volume of the Lufax ADSs on the NYSE, presented in the respective number of the underlying Lufax Shares. This presentation has considered the effect of the change in Lufax ADS to Lufax Shares ratio from 2 Lufax ADSs to 1 Lufax Share prior to 15 December 2023 to 1 Lufax ADS to 2 Lufax Shares effective from 15 December 2023.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

2.

The calculation is based on the sum of the average daily trading volume of the Lufax ADSs illustrated in the table above and the average daily trading volume of the Lufax Shares on the Stock Exchange (the “Combined Average Daily Trading Volume”) divided by the total issued Lufax Shares (including the Lufax Shares underlying Lufax ADSs) as at the end of the corresponding month or the Latest Practicable Date.

3.

The calculation is based on the Combined Average Daily Trading Volume divided by the total issued Lufax Shares (including the Lufax Shares underlying the Lufax ADSs) held by the public as at the end of the corresponding month or the Latest Practicable Date, based on the information provided by Lufax.

As shown in the table above, the Combined Average Daily Trading Volume ranged from approximately 0.2468% to 1.5975% of the total issued Lufax Shares (including the Lufax Shares underlying the Lufax ADSs) during the Lufax Share Review Period. The Combined Average Daily Trading Volume ranged from approximately 0.9892% to 5.1538% of the total issued Lufax Shares (including the Lufax Shares underlying the Lufax ADSs) held by the public for the months during the Lufax Share Review Period.

The Combined Average Daily Trading Volume as a percentage of the total issued Lufax Shares (including the Lufax Shares underlying the Lufax ADSs) and the public float were on average 0.6777% and 2.2333%, respectively, during the Lufax Share Review Period. Notably, the Combined Average Daily Trading Volume as a percentage of the total issued Lufax Shares (including the Lufax Shares underlying the Lufax ADSs) held by the public for the months of November 2023 and December 2023 were approximately 5.1538% and 4.8366%, respectively, which are both higher than the corresponding percentages for the months after the commencement of the Offer Period in March 2024.

The Combined Average Daily Trading Volume is primarily contributed by the trading volume of Lufax ADSs on the NYSE. In contrast, trading of Lufax Shares on the Stock Exchange has been generally thin during the Lufax Share Review Period. However, this does not necessarily suggest that realising a substantial number of Lufax Shares could be more difficult than realising the Lufax ADSs from a trading liquidity perspective, as both the Lufax Shares and the Lufax ADSs are convertible to each other, following procedures outlined in the section titled “LISTINGS, REGISTRATION, DEALINGS AND SETTLEMENT” in the listing document of Lufax dated 11 April 2023. Nevertheless, the conversion is subject to requirements from Citibank, N.A., the depository of Lufax ADSs, and the cost of conversion will be borne by the holder requesting the conversion. According to the same section of the listing document, this includes a fee charged by the Hong Kong share registrar of Lufax, between HK$2.50 to HK$20, depending on the speed of service, for each transfer of Lufax Shares from one registered owner to another, each Lufax Share certificate cancelled or issued by it, and any applicable fee as stated in the share transfer forms used in Hong Kong, and US$0.05 per Lufax ADS for each issuance and cancellation of Lufax ADSs, in connection with the deposit of Lufax Shares into, or withdrawal of Lufax Shares from, the program of Lufax ADSs.

Comparable Companies

The Lufax Group is a technology-focused financial services enabler for small business owners in the PRC which operates through an offline-to-online model. Leveraging its technology platform, the Lufax Group offers financing products designed principally to address the needs of small business owners who often own and operate multiple small and micro businesses. In doing so, the Lufax Group has established relationships with 85 financial institutions in the PRC as funding partners as at the Latest Practicable Date. The Lufax Group is also engaged in consumer finance business through its licensed consumer finance subsidiary.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Accordingly, in assessing the fairness and reasonableness of the Share Offer Price, we attempted to search for an exhaustive list of comparable companies engaging in businesses largely similar to the Lufax Group, being technology-powered non-traditional financial services providers engaging in the small and micro business loan market in the PRC that are listed in Hong Kong and/or the United States.

However, we noticed that Lufax competes primarily with non-traditional financial service providers in the relatively concentrated small and micro business loan market in the PRC, namely MYbank, WeBank, Du Xiaoman Financial, JD Technology (as described in the “Industry Overview” section in Lufax’s listing document dated 11 April 2023 which made reference to the market research report prepared by China Insights Industry Consultancy Limited, a market research and consultancy company) which share similar business models to Lufax. Save for the Lufax Group, all other four comparable companies are separate arms of their parent companies, being Alibaba, Tencent, Baidu and JD.com respectively, and are not individually listed, making them unsuitable to be treated as peer companies for the purpose of this analysis. Their parent companies also do not serve as meaningful comparable companies as they are not primarily engaged in similar businesses to Lufax.

Therefore, we expanded our selection to include Hong Kong and/or the United States-listed technology-powered peer companies that focus on the enablement of loans via online platforms, which predominantly align with the business of Lufax. The search results were further refined to only include companies that (i) principally generated revenues from the online small and micro businesses or consumer finance industry or the provision of fintech solutions for individuals and businesses to access financing online; (ii) generated over 80% of their revenues from the PRC in their respective latest financial years or stated explicitly in their latest annual reports that substantially all of their revenues are derived from the PRC; and (iii) have a market capitalisation similar to that of Lufax. However, even after expanding the range to include companies with market capitalisation within 50% above or below that of Lufax as of the Last Trading Day, only two comparable companies, namely Qifu Technology, Inc and FinVolution Group, met criteria (i) and (ii) while falling within the abovementioned size range.

Thus, in order to provide a larger sample size for a meaningful comparison analysis, the market capitalisation criterion was expanded to include comparable companies with market capitalisation of above HK$2 billion or the equivalent amount as quoted on the respective exchange on the Last Trading Day.

We regard such approach as having reference value and providing a basis to assess the Share Offer Price. We would also anticipate that listed companies in this sector serving similar customers in similar market to be valued on a broadly similar basis.

Based on the aforementioned selection criteria, we have identified an exhaustive list of six companies (the “Comparable Companies”).

We have also considered the fact that not all the Comparable Companies are loan enablers substantially focusing on small and micro business loans. However, our analysis here is meant to represent an exhaustive list of comparable companies based on the criteria discussed above. Accordingly, we are of the view that, on balance, the Comparable Companies represent a fair sample for comparison purposes, and provide useful comparable reference value for the purpose of assessing the Share Offer Price.

In assessing the fairness and reasonableness of the Share Offer Price, we have considered the price-to-book ratios (“P/B Ratio”) and price-to-earnings ratios (“P/E Ratio”) of the Comparable Companies, which are the two most commonly adopted valuation benchmarks in comparing the valuation of a company’s shares. Given that (i) P/B Ratio analysis is a commonly used approach for the valuation of financial services companies which are reliant on their balance sheets in determining their earnings power, and (ii) Lufax’s profitability has been deteriorating and has turned loss making for the six months ended 30 June 2024 based on the unaudited figures disclosed by the Lufax Group, P/B Ratio has been adopted as our primary benchmark and the P/E Ratio is deemed inappropriate for the purpose of this analysis.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Table 4 – P/B Ratios of the Comparable Companies

	Stock Code	Company description	As at the Last Trading Day		As at the Latest Practicable Date for Hong Kong-listed companies and 23 September 2024 (New York time) (being 4:00 a.m. on the Latest Practicable Date (Hong Kong time)) for United States-listed companies
Company			Market capitalisation	P/B ratio	Market capitalisation	P/B ratio
			(HK$ million) (Note 1)	(times) (Note 2)	(HK$ million) (Note 1)	(times) (Note 3)
Qifu Technology, Inc	3660.HK/ QFIN.US	Provides suite of technology services to assist financial institutions and consumers and SMEs in the loan lifecycle, ranging from borrower acquisition, preliminary credit assessment, fund matching, and post-facilitation services.	24,960	1.03x	31,949	1.29x

FinVolution Group	FINV.US	Develops online consumer finance platform. It offers credit risk assessment, fraud detection, big data, automated loan transaction, and artificial intelligence solutions. It serves clients in the PRC and overseas.	9,824	0.66x	11,082	0.72x

Linklogis Inc	9959.HK	Operates as a technology solution provider. It develops cloud native solutions and supply chain finance technology solutions which optimise the payment cycle of supply chain transactions and digitalise the entire workflow of supply chain finance. It provides its services throughout Hong Kong.	4,410	0.44x	2,993	0.32x

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

	Stock Code	Company description	As at the Last Trading Day		As at the Latest Practicable Date for Hong Kong-listed companies and 23 September 2024 (New York time) (being 4:00 a.m. on the Latest Practicable Date (Hong Kong time)) for United States-listed companies
Company			Market capitalisation	P/B ratio	Market capitalisation	P/B ratio
			(HK$ million) (Note 1)	(times) (Note 2)	(HK$ million) (Note 1)	(times) (Note 3)

Yixin Group Ltd	2858.HK	Offers an online automobile finance transaction platform. It provides loan facilitation, car rental, and other services. It operates in the PRC.	4,241	0.25x	4,763	0.27x

Jiayin Group Inc	JFIN.US	Operates an online finance marketplace. It focuses on facilitating mid-to long-term consumer loans. It serves technology and finance sectors in the PRC.	2,610	0.95x	2,328	0.77x
LexinFintech Holdings Ltd.	LX.US	Provides online consumer finance services. It offers installments, money loans, wealth management, and other financial services. It serves customers in the PRC.	2,093	0.19x	2,145	0.19x

Comparable Companies:			Average	0.59x		0.60x
			Median	0.55x		0.52x
			Maximum	1.03x		1.29x
			Minimum	0.19x		0.19x

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

	Stock Code	Company description	As at the Last Trading Day		As at the Latest Practicable Date for Hong Kong-listed companies and 23 September 2024 (New York time) (being 4:00 a.m. on the Latest Practicable Date (Hong Kong time)) for United States-listed companies
Company			Market capitalisation	P/B ratio	Market capitalisation	P/B ratio
			(HK$ million) (Note 1)	(times) (Note 2)	(HK$ million) (Note 1)	(times) (Note 3)

Lufax	6623.HK/ LU.US

Implied by the Share Offer Price and NAV per share after adjusting for the effect of cash dividend payment of the Lufax Special Dividend and the completion of allotment and issue of the new Lufax Shares

			15,259 (Note 4)	0.16x	15,259 (Note 5)	0.18x

Based on the price per Lufax Share on the Stock Exchange and NAV per share after adjusting for the effect of cash dividend payment of the Lufax Special Dividend and the completion of allotment and issue of the new Lufax Shares

			16,882 (Note 6)	0.18x	15,929 (Note 7)	0.19x

Sources: Bloomberg, annual, first and second quarter results of the Comparable Companies, first quarter and interim results announcements of Lufax

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Notes:

1.

The conversions of market capitalisations in US$ of the Comparable Companies listed in the United States into HK$ are based on the exchange rate of US$1 = HK$7.8113, being the same rate adopted for the preparation of the Composite Document.

2.

P/B Ratios of the Comparable Companies are calculated by way of dividing the market capitalisation by the latest published total equity attributable to shareholders of the relevant companies as of the Last Trading Day.

3.

P/B Ratios of the Comparable Companies are calculated by way of dividing the market capitalisation as of the Latest Practicable Date for Hong Kong-listed companies and 23 September 2024 (New York time) (being 4:00 a.m. on the Latest Practicable Date (Hong Kong time)) for United States-listed companies by the latest published total equity attributable to shareholders of the relevant companies as of the Latest Practicable Date.

4.

Based on (i) the Share Offer Price for each Lufax Share of US$1.127 (equivalent to approximately HK$8.803) and (ii) the equity attributable to equity holders of Lufax as at 31 March 2024 per Lufax Share, being approximately HK$87.153, which has been further adjusted to approximately HK$54.401 to reflect the effect of cash dividend payment of the Lufax Special Dividend and the completion of allotment and issue of the new Lufax Shares.

5.

Based on (i) the Share Offer Price for each Lufax Share of US$1.127 (equivalent to approximately HK$8.803) and (ii) the equity attributable to equity holders of Lufax as at 30 June 2024 per Lufax Share, being approximately HK$51.223, which has been further adjusted to approximately HK$47.946 to reflect the effect of cash dividend payment of the Lufax Special Dividend.

6.

Based on (i) the price of Lufax Share on the Stock Exchange as at the Last Trading Day of HK$9.74, and (ii) the equity attributable to equity holders of Lufax as at 31 March 2024 per Lufax Share, being approximately HK$87.153, which has been further adjusted to approximately HK$54.401 to reflect the effect of cash dividend payment of the Lufax Special Dividend and the completion of allotment and issue of the new Lufax Shares.

7.

Based on (i) the price of Lufax Share on the Stock Exchange as at the Latest Practicable Date of HK$9.19, and (ii) the equity attributable to equity holders of Lufax as at 30 June 2024 per Lufax Share, being approximately HK$51.223, which has been further adjusted to approximately HK$47.946 to reflect the effect of cash dividend payment of the Lufax Special Dividend.

As seen from the table above,

(1)

the P/B Ratio as at the Last Trading Day implied by (i) the Share Offer Price for each Lufax Share of US$1.127 (equivalent to approximately HK$8.803) and (ii) the equity attributable to equity holders of Lufax as at 31 March 2024 per Lufax Share, being approximately HK$87.153, which has been further adjusted to approximately HK$54.401 to reflect the effect of cash dividend payment of the Lufax Special Dividend and the completion of allotment and issue of the new Lufax Shares is approximately 0.16 times; and

(2)

the P/B Ratio as at the Last Practicable Date implied by (i) the Share Offer Price for each Lufax Share of US$1.127 (equivalent to approximately HK$8.803) and (ii) the equity attributable to equity holders of Lufax as at 30 June 2024 per Lufax Share, being approximately HK$51.223, which has been further adjusted to approximately HK$47.946 to reflect the effect of cash dividend payment of the Lufax Special Dividend is approximately 0.18 times;

which are lower than:

(a)	the low end of the range of those of the Comparable Companies;

(b)

the P/B Ratio as at the Last Trading Day based on (i) the price of Lufax Share on the Stock Exchange as at the Last Trading Day, and (ii) the equity attributable to equity holders of Lufax as at 31 March 2024 per Lufax Share, being approximately HK$87.153, which has been further adjusted to approximately HK$54.401 to reflect the effect of cash dividend payment of the Lufax Special Dividend and the completion of allotment and issue of the new Lufax Shares of approximately 0.18 times; and

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

(c)

the P/B Ratio as at the Last Practicable Date based on (i) the price of Lufax Share on the Stock Exchange as at the Latest Practicable Date, and (ii) the equity attributable to equity holders of Lufax as at 30 June 2024 per Lufax Share, being approximately HK$51.223, which has been further adjusted to approximately HK$47.946 to reflect the effect of cash dividend payment of the Lufax Special Dividend of approximately 0.19 times.

This suggests that the Share Offer Price is not attractive.

V.	THE LUFAX OPTION OFFER

We noted that the cancellation prices under the Lufax Option Offer were calculated in compliance with Rule 13 of the Takeovers Code and Practice Note 6 to the Takeovers Code and represent the “see-through” price, which is the difference between the Share Offer Price and the respective exercise prices for the Lufax Options.

As at the Latest Practicable Date, Lufax had 11,472,990 outstanding Lufax Options comprising (i) 135,092 Lufax Options with an exercise price of RMB8.00; (ii) 2,939,386 Lufax Options with an exercise price of RMB50.00; (iii) 6,248,894 Lufax Options with an exercise price of RMB98.06; and (iv) 2,149,618 Lufax Options with an exercise price of RMB118.00.

Since the Share Offer Price of US$1.127 for each Lufax Share (equivalent to approximately HK$8.803) is higher than the exercise price of RMB8.00 for the 135,092 outstanding Lufax Options, a “see-through” price of RMB0.0345 is to be offered for each of the Lufax Option with an exercise price of RMB8.00. Given that the exercise prices of the remaining outstanding Lufax Options of RMB50.00 to RMB118.00 are significantly higher than the Share Offer Price, and are thus, deeply out of the money, the cancellation prices under the Lufax Option Offer for each of these out-of-the-money Lufax Options were set at a nominal amount of HK$0.00001.

The Lufax Share Offers will be extended to any Lufax Shares that may be issued as a result of the exercise of the Lufax Options if such Lufax Shares are issued on or before the date which the Lufax Share Offers is closed. The Lufax Option Offer will be extended to all unexercised Lufax Options on the date on which the Lufax Option Offer is made, being the date of despatch of the Composite Document.

Based on our view that the Share Offer Price are not fair and not reasonable, as detailed in the section headed “VII. Conclusions and Recommendation” below, we are of the view that the cancellation prices under the Lufax Option Offer are also not fair and not reasonable so far as the Lufax Optionholders are concerned. This is because the cancellation prices under the Lufax Option Offer represent the “see-through” prices based on the Share Offer Price, which we consider to be not fair and not reasonable for the reasons discussed in the previous section of this letter.

We further observed that the cancellation prices for the Lufax Options that are out of the money are at a nominal amount of HK$0.00001, as applying the “see-through” price would result in the cancellation prices for such Lufax Options being negative. The nominal amount, although in compliance with the Takeovers Code, does not account for the time value of such Lufax Options. The time value represents the probability that the option will increase in price before its expiration date. Some of the factors influencing the time value include the volatility of the underlying asset and the time remaining until the option’s expiration.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Thus, our view is further reinforced when considering a Lufax Option that is out of the money. If the market trading price of Lufax Shares moves favourably in the long run, not accepting the Lufax Option Offer would allow the holder to capture potential gains should the market trading price increase above its exercise price. Conversely, if the market trading price of Lufax Shares moves unfavourably, the holder’s position will not worsen, as their loss will be limited to the nominal amount of HK$0.00001 per Lufax Option, representing the opportunity cost for not accepting the Lufax Option Offer.

We wish to highlight that, as disclosed in the Joint Announcement, the Offeror Group has no intention to privatise Lufax, believes there is no reasonable likelihood of such action, and intends to maintain the listing of the Lufax Shares on the Stock Exchange and the Lufax ADSs on the NYSE. Consequently, the Lufax Options which are not tendered under the Lufax Option Offer will not lapse upon the close of the Lufax Option Offer. Thus, the Lufax Optionholders will still have time to monitor the market trading price of the Lufax Shares when deciding when and whether to exercise the Lufax Options instead of accepting the Lufax Option Offer for a nominal amount.

VI.	THE LUFAX PSU ARRANGEMENT

We note that, as the rules of the Lufax 2019 Performance Share Unit Plan did not specify the treatment of the Unvested Lufax PSUs in case of a general offer, the cancellation prices under the Lufax PSU Arrangement were calculated in compliance with Rule 13 of the Takeovers Code and Practice Note 6 to the Takeovers Code and represent the “see-through” price. As at the Latest Practicable Date, Lufax had 1,405,644 Unvested Lufax PSUs, comprising (i) 221,594 Unlocked Lufax PSUs; and (ii) 1,184,050 Locked Lufax PSUs.

Based on our view that the Share Offer Price are not fair and not reasonable, as detailed in the section headed “VII. Conclusions and Recommendation” below, we are of the view that the cancellation prices under the Lufax PSU Arrangement are also not fair and not reasonable so far as the Lufax PSU Holders are concerned. This is because the cancellation prices under the Lufax PSU Arrangement represent the “see-through” prices based on the Share Offer Price, which we consider to be not fair and not reasonable for the reasons discussed in the previous section of this letter.

Nevertheless, as disclosed in the “Letter from the Lufax Board” of this Composite Document, the Locked Lufax PSUs tendered under the Lufax PSU Arrangement shall continue to unlock in accordance with, and subject to, the existing schedule and conditions of grant under the Lufax 2019 Performance Share Unit Plan. As specified in Lufax’s listing document dated 11 April 2023, the Lufax PSUs granted under Lufax 2019 Performance Share Unit Plan shall become unlocked (i) over a period of four years, and the maximum number of performance share units to be unlocked in each year shall be 25% of the total performance share units granted in each batch, and (ii) subject to performance targets (i.e. the performance of the grantee in the most recent appraisal and the ranking of the performance of the grantee) attached to each grant.

Although the unlocking conditions of the Locked Lufax PSUs remain unchanged should the holders accept the Lufax PSU Arrangement, this acceptance effectively locks the value of their units at the cancellation price specified in the Lufax PSU Arrangement, which is US$1.127. This could help the holders reduce their exposure to downside risk. For instance, if the market trading price of Lufax Shares fluctuates to below US$1.127 (equivalent to approximately HK$8.803) upon unlocking, holders of Locked Lufax PSUs could find themselves in a better financial position if they had accepted the arrangement.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

Thus, despite our recommendation that the cancellation prices under the Lufax PSU Arrangement are not fair and not reasonable, for holders of Locked Lufax PSUs, we have also considered the below factors:

(i)	the maximum period for unlocking could be four years, during which there might be uncertainties regarding the market price fluctuation of the underlying Lufax Shares or Lufax ADSs;

(ii)

holders may not be able to freely realise their investment in the market until the unlocking conditions are fulfilled. Consequently, this restricts their ability to make timely investment decisions in response to market price fluctuations; and

(iii)	different holders have different risk appetites and profiles.

Given these considerations, we advise the Lufax Independent Board Committee to clearly communicate to the holders of the Locked Lufax PSUs, particularly those averse to risk, a critical consideration: accepting the Lufax PSU Arrangement locks the value of the PSU at the cancellation price of US$1.127. Although this price is considered to be not fair and not reasonable, it could shield the value of PSU from any future price volatility of the underlying Lufax Shares throughout the unlocking period. However, it is important to note that this acceptance also means forfeiting any potential gains should the market trading price of Lufax Shares either remain at its current level or increase to above the cancellation price during the unlocking period.

VII.	CONCLUSIONS AND RECOMMENDATION

In making our recommendation, we have considered the foregoing and, in particular, the following principal reasons:

(i)

the Share Offer Price for each Lufax Share is lower than the closing prices of the Lufax Share for majority of the time during the Lufax Share Review Period, and represents a discount of approximately 76.8% and 46.6% to the highest closing price of the Lufax Share of HK$38.00 and the average closing price of the Lufax Share of HK$16.48 during the Lufax Share Review Period, respectively;

(ii)

the Share Offer Price for each Lufax ADS is lower than the closing prices of the Lufax ADS for majority of the time during the Lufax ADS Review Period, and represents a discount of approximately 90.6% and 65.9% to the highest closing price of the Lufax ADS of US$23.96 and the average closing price of the Lufax ADS of US$6.62 during the Lufax ADS Review Period, respectively;

(iii)

the market trading prices of the Lufax Shares and the Lufax ADSs have been above the Share Offer Price for the Lufax Shares and the Lufax ADSs for majority of the time following the Joint Announcement and up to the date of the interim results announcement by the Lufax Group on 22 August 2024. Following the announcement of the interim results, the market trading prices of both the Lufax Shares and the Lufax ADSs declined and the closing prices of the Lufax Shares and the Lufax ADSs fluctuated around the Share Offer Price up to the Latest Practicable Date. As at the Latest Practicable Date, the closing price of the Lufax Shares was HK$9.19, which was approximately 4.4% higher than the Share Offer Price for the Lufax Shares; and as at 23 September 2024 (New York time) (being 4:00 a.m. on the Latest Practicable Date (Hong Kong time)), the closing price of the Lufax ADSs was US$2.30, which was approximately 2.0% higher than the Share Offer Price for the Lufax ADSs;

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

(iv)

the trading of the Lufax ADSs has been relatively liquid during the Lufax ADS Review Period which may facilitate the process for the Lufax ADS Holders who wish to sell all or part of their investment without the need to depend on the high liquidity available during the Offer Period for large volume transactions. Additionally, Lufax Shares can be converted to Lufax ADSs to achieve the same purpose, although this may incur additional costs;

(v)	Lufax Group’s relatively low implied P/B Ratio based on the Share Offer Price as compared to the P/B Ratios of the Comparable Companies; and

(vi)

Lufax has introduced strategies and plans to adapt to the changes and fluctuations in the economy. However, given the complexity of the macroeconomic situation, it will still require time to assess whether the Lufax Group is able to navigate the current difficulties of the economic landscape in the PRC.

As discussed in section headed “II. PRINCIPAL TERMS OF THE LUFAX OFFERS”, the Share Offer Price of US$1.127 (equivalent to approximately HK$8.803) per Lufax Share and US$2.254 per Lufax ADS (equivalent to approximately HK$17.606) are equal to the reference prices per Lufax Share and per Lufax ADS, respectively under the Lufax Scrip Dividend Scheme.

Pursuant to Rule 26.3 of the Takeovers Code, offers made under Rule 26 must be in cash or be accompanied by a cash alternative at no less than the highest price paid by the offeror or any person acting in concert with it for shares of that class of the offeree company during the offer period and within six months prior to its commencement. As discussed in the section headed “3. ARRANGEMENTS AND DEALING IN LUFAX SECURITIES” under Appendix III to the Composite Document, save for the election for scrip dividend by An Ke Technology and Ping An Overseas Holdings under the Lufax Scrip Dividend Scheme, the Offeror Group, Tun Kung and their respective parties acting in concert have not dealt in the Lufax Shares or other securities of Lufax during the six-month period immediately prior to and up to and including the Latest Practicable Date. Additionally, the mandatory general offer obligation of the Offeror Group, being the triggering event of the Lufax Offers, arises only from the election of scrip dividend by the Joint Offerors under the Lufax Scrip Dividend Scheme, of which the scrip dividend they obtained are in lieu of cash dividend declared and distributed by Lufax. Consequently, the Offeror Group, in compliance with the relevant requirements of the Takeovers Code, make the Lufax Offers with offer prices to be equivalent to and no less than the reference prices for the allotment of new Lufax Share and Lufax ADS, respectively, under the Lufax Scrip Dividend Scheme, as an alternative to the cash dividend under the Lufax Special Dividend.

Despite the Offeror Group’s compliance with the Takeovers Code, we are of the view that the Share Offer Price is not attractive given the considerations set out in items (i), (ii) and (iv) to (vi) mentioned above, rendering the Lufax Share Offers to be not fair and not reasonable so far as the Independent Lufax Shareholders and the Lufax ADS Holders are concerned, and advise the Lufax Independent Board Committee to recommend the Independent Lufax Shareholders and the Lufax ADS Holders NOT to accept the Lufax Share Offers.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

For the Lufax Option Offer, we are of the view that the cancellation prices under the Lufax Option Offer are also not fair and not reasonable so far as the Lufax Optionholders are concerned based on reasons set out in the section headed “V. The Lufax Option Offer” in this letter, and consequently advise the Lufax Independent Board Committee to recommend the Lufax Optionholders NOT to accept the Lufax Option Offer.

For the Lufax PSU Arrangement, we are of the view that the cancellation prices under the Lufax PSU Arrangement are also not fair and not reasonable so far as the Lufax PSU Holders are concerned based on reasons set out in the section headed “VI. The Lufax PSU Arrangement” in this letter, and consequently advise the Lufax Independent Board Committee to recommend the Lufax PSU Holders NOT to accept the Lufax PSU Arrangement.

In addition, as discussed in item (iii) above, the closing prices of the Lufax Shares and the Lufax ADSs fluctuated around the Share Offer Price up to the Latest Practicable Date. Thus, notwithstanding our recommendation that the Share Offer Price and cancellation prices are not fair and not reasonable, holders of securities subject to Lufax Offers, who are less optimistic about the outlook and future prospects of the Lufax Group and may wish to realise their investment, may consider the following ways to do so:

•

for Lufax Shareholders and Lufax ADS Holders, they may consider closely monitoring market price movements and selling their Lufax Shares or Lufax ADSs in the open market should such sale proceeds, net of all transaction costs, exceed the amount receivable under the Lufax Share Offers. However, if the market price falls below the Share Offer Price toward the end of the Offer Period, they may then consider tendering all or part of their holdings to the Lufax Share Offers, should they still wish to realise their investment;

•

for Lufax Optionholders with their Lufax Options in the money and holders of the Unlocked Lufax PSUs, they may consider closely monitoring market price movements and evaluate whether the exercise of the Lufax Options or conversion of the Unlocked Lufax PSUs into Lufax Shares or Lufax ADSs, followed by selling those Lufax Shares or Lufax ADSs in the open market, would yield sale proceeds, net of all transaction costs and exercise price of the Lufax Options, exceeding the amount receivable under the Lufax Option Offer or the Lufax PSU Arrangement. However, if the market price falls below the Share Offer Price toward the end of the Offer Period, they may then consider tendering all or part of their holdings to the Lufax Option Offer or the Lufax PSU Arrangement, should they wish to realise their investment; and

•

for holders of the Locked Lufax PSUs, as they may not be able to freely realise their investment in the market until the unlocking conditions are fulfilled, their intention to realise all or part of their investment may be more effectively achieved through accepting the Lufax PSU Arrangement, however the unlocking conditions of the Locked Lufax PSUs remain unchanged.

This acceptance effectively locks the value of their units at the cancellation price specified in the Lufax PSU Arrangement, which is US$1.127. As discussed in the section headed “VI. The Lufax PSU Arrangement” in this letter, although this price is considered to be not fair and not reasonable, it could shield the value of Lufax PSUs from any future price volatility of the underlying Lufax Shares throughout the unlocking period. However, it is important to note that this acceptance also means forfeiting any potential gains should the market trading price of Lufax Shares either remain at its current level as at the Latest Practicable Date or further increase upon the completion of unlocking of the Locked Lufax PSUs.

LETTER FROM THE LUFAX INDEPENDENT FINANCIAL ADVISER

As different holders of Lufax Shares, Lufax ADSs, Lufax Options, and Lufax PSUs would have varying investment criteria, objectives, and risk appetites and profiles, we recommend that the Lufax Independent Board Committee remind Lufax Shareholders, Lufax ADS Holders, Lufax Optionholders and Lufax PSU Holders, who may require advice in relation to any aspect of the Composite Document or concerning the action to be taken, to consult with a licensed securities dealer, bank manager, solicitor, professional accountant, tax adviser, or other professional adviser.

Yours faithfully,

For and on behalf of

Anglo Chinese Corporate Finance, Limited

Stephen Clark	Alex Wang
Managing Director	Assistant Director

1.

Mr. Stephen Clark is a licensed person registered with the Securities and Futures Commission and as a responsible officer of Anglo Chinese Corporate Finance, Limited to carry out Type 1 (dealing in securities), Type 4 (advising on securities), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the SFO. He has over 35 years of experience in corporate finance.

2.

Mr. Alex Wang is a licensed person registered with the Securities and Futures Commission to carry out Type 6 (advising on corporate finance) regulated activity under the SFO. He has over 5 years of experience in corporate finance.

SPECIAL FACTORS

1. Subject Company Information

The name of the subject company and the issuer of securities to which this Offer Document relates is Lufax Holding Ltd, a company incorporated in the Cayman Islands with limited liability. Lufax’s principal executive offices are located at Building No. 6 Lane 2777, Jinxiu East Road, Pudong New District, Shanghai, People’s Republic of China, and its telephone number is +86 21-38632121. As of September 24, 2024, there were 1,733,319,204 Ordinary Shares issued and outstanding. The ADSs are traded on the NYSE under the symbol “LU.” The Ordinary Shares are traded on the HKSE under the stock code “6623.”

HKSE is the principal trading market for the Ordinary Shares, which are not listed on any other exchange in or outside of the United States (the ADSs are listed on the NYSE as described below). The high and low closing prices for the Ordinary Shares on HKSE for each full quarterly period since its listing on the HKSE on April 14, 2023 are as follows:

	High		Low
2023
Second Quarter	HK$	38.00	HK$	20.35
Third Quarter	HK$	28.30	HK$	17.22
Fourth Quarter	HK$	17.98	HK$	11.40
2024
First Quarter	HK$	18.60	HK$	8.5
Second Quarter	HK$	19.26	HK$	8.04
Third Quarter (through Sept. 24)	HK$	12.30	HK$	8.55

The NYSE is the principal trading market for the ADSs, which are not listed on any other exchange in or outside of the United States. The high and low closing prices for the ADSs on the NYSE for each full quarterly period during the past two years are as follows:

	High		Low
2022
Third Quarter	US$	24.84	US$	10.08
Fourth Quarter	US$	10.48	US$	5.60
2023
First Quarter	US$	13.16	US$	7.36
Second Quarter	US$	8.44	US$	5.12
Third Quarter	US$	7.28	US$	4.20
Fourth Quarter	US$	4.52	US$	2.79
2024
First Quarter	US$	4.91	US$	2.15
Second Quarter	US$	4.76	US$	2.03
Third Quarter (through Sept. 24)	US$	2.97	US$	2.17

2. Business of the Offeror Group

Ping An Group

Ping An Group is an integrated financial, healthcare and elderly care services provider. Ping An Group is a controlling shareholder of the subject company, Lufax Holding Ltd. The address of Ping An Group’s principal executive office is 47th, 48th, 108th, 109th, 110th, 111th, 112th Floors, Ping An Finance Center, No.5033 Yitian Road, Futian District, Shenzhen. The telephone number of Ping An Group’s principal executive office is +86 400 8866 338.

SPECIAL FACTORS

During the past five years, Ping An Group has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining Ping An Group from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of US federal or state securities laws.

The directors and executive officers of Ping An Group and their respective positions are identified below:

Name and Present Position with Ping An Group	Country of Citizenship	Business Experience during the Past Five Years
Mr. Ma Mingzhe Founder of Ping An Group Chairman (Executive Director)	PRC	Mr. Ma Mingzhe was appointed as a director of Ping An Group since March 1988. Since the establishment of Ping An Group, Mr. Ma had been fully involved in the operations and management of Ping An Group until June 2020 when he ceased to act as the CEO. He now plays a core leadership role, in charge of decision-making on Ping An Group’s strategies, human resources, culture and major issues. Mr. Ma successively served as the President, a Director, and the Chairman and CEO of Ping An Group. Prior to founding Ping An Group, Mr. Ma was the Deputy Manager of China Merchants Shekou Industrial Zone Social Insurance Company. He has a Ph.D. in Money and Banking from Zhongnan University of Economics and Law (previously known as Zhongnan University of Finance and Economics).

Mr. Xie Yonglin Executive Director President and Co-CEO	PRC	Mr. Xie Yonglin joined Ping An Group in 1994 and was appointed as a Director since April 2020. He is also the Chairman of Ping An Bank Co., Ltd., a Director of Ping An Asset Management Co., Ltd., and he is also a Nonexecutive Director of Lufax. Mr. Xie was the Deputy Director of the Ping An Group’s Strategic Development & Reform Center from June 2005 to March 2006. He held positions of the Operations Director, the Human Resources Director, and a Vice President of Ping An Bank Co., Ltd. from March 2006 to November 2013, and served as the Special Assistant to the Chairman, the President and the CEO, and the Chairman of Ping An Securities Co., Ltd. from November 2013 to November 2016 consecutively. He was a Senior Vice President of Ping An Group from September 2016 to December 2019. Previously, he served as a Deputy General Manager of Ping An Property & Casualty Insurance Company of China, Ltd.’s sub-branches, a Deputy General Manager and then the General Manager of Ping An Life Insurance Company of China, Ltd.’s branches, and the General Manager of Marketing Department in Ping An Life Insurance Company of China, Ltd. He holds a Master of Science degree from Nanjing University and a Ph.D. in Corporate Management from Nanjing University.

SPECIAL FACTORS

Ms. Michael Guo Executive Director Co-CEO and Senior Vice President	Australia	Mr. Michael Guo joined Ping An Group in 2019 and was appointed an Executive Director in September 2024. He is a director of Ping An Life Insurance Company of China, Ltd. and Ping An Property & Casualty Insurance Company of China, Ltd. and a Non-executive Director of OneConnect Financial Technology Co., Ltd. and Ping An Healthcare and Technology Company Limited. Mr. Guo successively held the positions of the Vice Chief Human Resources Officer and the Chief Human Resources Officer of Ping An Group from August 2022 to September 2023. Before then, he served as the Special Assistant to the Chairman and an Executive Vice President of Ping An Property & Casualty Insurance Company of China, Ltd. Prior to joining Ping An Group, Mr. Guo was a Partner and Managing Director of Boston Consulting Group, and a Global Co-CEO of Willis Towers Watson Capital Markets. He holds an MBA degree from the University of New South Wales, Australia.

Ms. Cai Fangfang Executive Director Senior Vice President	PRC	Ms. Cai Fangfang joined Ping An Group in 2007 and was appointed as a director since July 2014. She is a Director of a number of controlled subsidiaries of the Ping An Group including Ping An Life Insurance Company of China, Ltd., Ping An Property & Casualty Insurance Company of China, Ltd. and Ping An Bank Co., Ltd. She is also a Non-executive Director of Ping An Healthcare and Technology Company Limited. Ms. Cai successively held the positions of a Vice General Manager and the General Manager of the Remuneration Planning and Management Department of the Human Resources Center of Ping An Group from October 2009 to February 2012, served as the Vice Chief Financial Officer and General Manager of the Planning Department of Ping An Group from February 2012 to September 2013, the Vice Chief Human Resources Officer of Ping An Group from September 2013 to March 2015, and the Chief Human Resources Officer of Ping An Group from March 2015 to April 2023. Prior to joining Ping An Group, Ms. Cai served as the consulting director of Watson Wyatt Consultancy (Shanghai) Ltd. and the audit director on the financial industry of British Standards Institution Management Systems Certification Co., Ltd. She holds a Master’s degree in Accounting from the University of New South Wales, Australia

SPECIAL FACTORS

Mr. Fu Xin Executive Director Senior Vice President	PRC	Ms. Fu Xin joined Ping An Group in 2017 and was appointed as an Executive Director in September 2024. She is a Director of Ping An Life Insurance Company of China, Ltd., Ping An Bank Co., Ltd. and Ping An Asset Management Co., Ltd. and she is also a Nonexecutive Director of OneConnect Financial Technology Co., Ltd., Lufax Holding Ltd and Ping An Healthcare and Technology Company Limited. Previously, she served as the General Manager of Ping An Group’s Planning Department from October 2017 to January 2023, and served as Ping An Group’s Deputy Chief Financial Officer from March 2020 to March 2022 and Ping An Group’s Chief Operating Officer from March 2022 to September 2023. Prior to joining Ping An Group, Ms. Fu served as a Financial Services Partner at Roland Berger International Management Consulting and an Executive Director of PricewaterhouseCoopers. Ms. Fu holds an MBA degree from Shanghai Jiao Tong University.

Mr. Soopakij Chearavanont Non-executive Director	Thailand	Mr. Soopakij Chearavanont was appointed as a Director since June 2013. Mr. Chearavanont is the Chairman of Charoen Pokphand Group Company Limited, an Executive Director and the Chairman of C.P. Lotus Corporation, a Non-executive Director and the Chairman of Chia Tai Enterprises International Limited, and an Executive Director and the Chairman of C.P. Pokphand Co. Ltd. Mr. Chearavanont is also the Chairman of CP ALL Public Company Limited and Charoen Pokphand Foods Public Company Limited (both listed in Thailand). Mr. Chearavanont served as a Director of True Corporation Public Company Limited (listed in Thailand) and the Chairman of CT Bright Holdings Limited. He holds a Bachelor of Science degree from the College of Business and Public Administration of New York University.

Mr. Yang Xiaoping Non-executive Director	Hong Kong	Mr. Yang Xiaoping was appointed as a Director since June 2013. Mr. Yang is the Senior Vice Chairman of Charoen Pokphand Group Company Limited, the Vice Chairman and CEO of CPG Overseas Company Limited, an Executive Director and the Vice Chairman of C.P. Lotus Corporation, the CEO of CT Bright Holdings Limited, and a Non-executive Director of CITIC Limited and Honma Golf Limited. Mr. Yang is also an Associate Dean of the China Institute for Rural Studies of Tsinghua University, a Vice Director of the Management Committee of the Institute for Global Development of Tsinghua University, the President of Beijing Association of Enterprises with Foreign Investment and an Adviser on Foreign Investment to the Beijing Municipal Government. Mr. Yang was a member of the Twelfth National Committee of the Chinese People’s Political Consultative Conference, and served as the Manager for China Division and the Chief Representative of Beijing Office of Nichiyo Co., Ltd. Mr. Yang was a Non-executive Director of Tianjin Binhai Teda Logistics (Group) Corporation Limited and Chery Holding Group Co., Ltd., a Non-executive Director and the Vice Chairman of True Corporation Public Company Limited, and the Vice Chairman of the board of directors of China Minsheng Investment Co., Ltd. He holds a Bachelor’s degree from Nanchang University (previously known as Jiangxi Polytechnic College). He has experience of studying in Japan and completed a doctoral program in Tsinghua University.

SPECIAL FACTORS

Mr. He Jianfeng Non-executive Director	PRC	Mr. He Jianfeng was appointed as Director since July 2022. Mr. He is currently the Party Committee Secretary and Chairman of Shenzhen Investment Holdings Co., Ltd., and the President of Research Institute of Tsinghua University in Shenzhen. Mr. He served as the Party Committee Secretary and Chairman of Shenzhen Agricultural Products Group Co., Ltd., the Party Committee Secretary and Chairman of Shenzhen Food Materials Group Co., Ltd., the Chief Economist and a Party Committee Member of the State-owned Assets Supervision and Management Commission of Shenzhen Municipal People’s Government, a Vice President of Shenzhen SEZ Construction and Development Group Co., Ltd., and so on. He holds a Bachelor of Laws degree in International Law from Wuhan University and is a Senior Economist. He is admitted to practice in the PRC as a qualified lawyer.

Ms. Cai Xun Non-executive Director	PRC	Ms. Cai Xun was appointed as Director since July 2022. Ms. Cai is currently an Employee Director and the Deputy Party Committee Secretary of Shum Yip Group Limited, an Executive Director of Shenzhen Investment Limited, and a Non-executive Director of Road King Infrastructure Limited. Ms. Cai served as the division director of the Cadre Division I, the division director of the Research and Publicity Division, the division director of the Cadre Supervision Division and the deputy division director of the Cadre Division I and II of the Organization Department of Shenzhen Municipal Party Committee. She holds a Bachelor’s degree in Economics from Central South University (previously known as Central South University of Technology).

SPECIAL FACTORS

Mr. Ng Sing Yip Independent Non-executive Director	Hong Kong	Mr. Ng Sing Yip was appointed as Director since July 2019. Mr. Ng currently serves as a member of the Professional Advisory Board of the Asian Institute of International Financial Law of the University of Hong Kong, the Chairman of the Board of Supervisors of HSBC Bank Vietnam Limited, and an Independent Non-executive Director of HSBC Bank Australia Limited. Mr. Ng served as a Crown Counsel in the Attorney General’s Chambers in Hong Kong before going into private practice. Mr. Ng joined HSBC in June 1987 as an Assistant Group Legal Consultant, was later appointed as a Deputy Head of the Legal and Compliance Department, and the Head of Legal and Compliance in Asia Pacific, and served as a Non-executive Director of HSBC Bank (China) Limited, an Independent Non-executive Director of Hang Seng Bank Limited and the Vice Chairman of the Legal Committee of the Hong Kong General Chamber of Commerce. He holds a Bachelor’s degree and Master’s degree in Laws (L.L.B. and L.L.M.) from the University of London and a Bachelor’s degree in Laws (L.L.B.) from Peking University. He is a Solicitor to the supreme courts of England, Hong Kong, and Victoria, Australia.

Mr. Chu Yiyun Independent Non-executive Director	PRC	Mr. Chu Yiyun was appointed as Director since July 2019. Mr. Chu’s former name was Chu Yiyun (儲禕昀). He is a professor and doctoral supervisor at the School of Accountancy of Shanghai University of Finance and Economics, a full-time researcher at the Accounting and Finance Research Institute of Shanghai University of Finance and Economics, a Key Research Institute of Humanities and Social Sciences under the Ministry of Education, a member of the first and second Senior Accounting Professional Qualification Evaluation Committee of the National Government Offices Administration, a Director of the Ninth Council of the Accounting Society of China, and a Renowned Accounting Expert designated by the Ministry of Finance. Mr. Chu is also an Independent Non-executive Director of Bank of Hebei Co., Ltd. and an Independent Supervisor of Bank of China Co., Ltd. Mr. Chu was a member of the First Accounting Standards Advisory Committee of the Ministry of Finance, the Executive Secretary-General of the Accounting Education Branch of the Accounting Society of China (formerly known as Chinese Accounting Professors Association), and an Independent Non-executive Director of Universal Scientific Industrial (Shanghai) Co., Ltd. and Tellhow Sci-tech Co., Ltd. He holds a Ph.D., Master’s and Bachelor’s degrees in Accounting from Shanghai University of Finance and Economics.

SPECIAL FACTORS

Mr. Liu Hong Independent Non-executive Director	PRC	Mr. Liu Hong was appointed as Director since July 2019. Mr. Liu is currently a professor and doctoral supervisor at Peking University, a Vice President of the Chinese Association for Artificial Intelligence, a member of the leading expert group of the national key R&D program of “Intelligent Robots” under the “13th Five-Year Plan” and one of the first experts under the “National High-level Talent Special Support Plan.” Mr. Liu served as an Independent Director of Shenzhen JingQuanHua Electronics Co., Ltd. He holds a Ph.D. in Engineering from Harbin Institute of Technology. He also completed postdoctoral research at Peking University.

Mr. Ng Kong Ping Albert Independent Non-executive Director	Hong Kong and Australia	Mr. Ng Kong Ping Albert was appointed as Director since August 2021. Mr. Ng is currently the President of the Hong Kong China Chamber of Commerce, an Honorary Advisor of the Hong Kong Business Accountants Association, and a member of the Advisory Board of the School of Accountancy of The Chinese University of Hong Kong. Mr. Ng is a member of the Audit Committee of The Chinese University of Hong Kong, Shenzhen and a Council Member of the Education Foundation of The Chinese University of Hong Kong, Shenzhen. Mr. Ng is also an Independent Non-executive Director of China International Capital Corporation Limited and Shui On Land Limited, and an Independent Director of Alibaba Group Holding Limited. Mr. Ng served as the Chairman of Ernst & Young China, Managing Partner of Ernst & Young in Greater China, and a member of the EY Global Executive. He has over 30 years of professional experience in the accounting industry in Hong Kong and the Chinese mainland. Before joining Ernst & Young, Mr. Ng was the partner-in-charge of Arthur Andersen LLP in Greater China, the partner-in-charge of China business of PricewaterhouseCoopers, and the Managing Director of Citigroup China Investment Banking. Mr. Ng served as a member of the First and Second Accounting Standards Advisory Committee of the Ministry of Finance of the PRC and an Independent Non-executive Director of Beijing Airdoc Technology Co., Ltd. He holds a Bachelor’s degree and Master’s degree in Business Administration from The Chinese University of Hong Kong. He is also a member of HKICPA, CA ANZ, CPAA and ACCA.

SPECIAL FACTORS

Mr. Jin Li Independent Non-executive Director	PRC	Mr. Jin Li was appointed as Director since August 2021. Mr. Jin is currently a Vice President and Chair Professor of Southern University of Science and Technology, a member of the Committee for Economic Affairs of the 14th CPPCC National Committee, a member of the Central Committee of Jiusan Society, a member of the Board of Directors and the Academic Committee of the Global Corporate Governance Forum, and a Vice Chairman of China Management Science Society. Mr. Jin is also an Independent Non-executive Director of Guosen Securities Co., Ltd. Mr. Jin was an Associate Dean of Guanghua School of Management, Peking University, a tenured professor and a doctoral supervisor in the Department of Finance at Oxford University’s Saïd Business School, and an associate professor in the Department of Finance at Harvard Business School. He was also an Independent Non-executive Director of Yingda International Trust Company Limited, Beijing Financial Holdings Group Co., Ltd., Dacheng Fund Management Co., Ltd. and CITIC aiBank Corporation Limited, and an Independent Director of S.F. Holding Co., Ltd. He holds a Ph.D. in Finance from Massachusetts Institute of Technology, USA.

Mr. Wang Guangqian Independent Non-executive Director	PRC	Mr. Wang Guangqian was appointed as Director since July 2023. Mr. Wang is currently a professor at the School of Finance of Central University of Finance and Economics, a Vice President of China Society for Finance and Banking, and a Vice President of China Modern Financial Society. Mr. Wang was a Vice Dean of Central College of Finance (now Central University of Finance and Economics) and then a Vice President and the President of Central University of Finance and Economics. He holds a Ph.D. in Finance from Renmin University of China.

SPECIAL FACTORS

Mr. Sun Jianyi Chairman of Supervisory Committee (Employee Representative Supervisor)	PRC	Mr. Sun Jianyi joined Ping An Group in 1990 and was appointed as Supervisor since August 2020. Since joining Ping An Group in July 1990, Mr. Sun has been the General Manager of the Management Department, Senior Vice President, Executive Vice President, Deputy Chief Executive Officer and Vice Chairman of Ping An Group, and the Chairman of the board of directors of Ping An Bank Co., Ltd. successively. Prior to joining Ping An Group, Mr. Sun was the Head of the Wuhan Branch of the People’s Bank of China, a Deputy General Manager of the Wuhan Branch of the People’s Insurance Company of China, and the General Manager of Wuhan Securities Company. Mr. Sun was also a Non-executive Director of China Vanke Co., Ltd., a Non-executive Director of China Insurance Security Fund Co., Ltd., and an Independent Non-executive Director of Haichang Ocean Park Holdings Ltd. He holds a diploma in Finance from Zhongnan University of Economics and Law (previously known as Zhongnan University of Finance and Economics).

Ms. Zhu Xinrong Independent Supervisor	PRC	Ms. Zhu Xinrong was appointed as Supervisor since July 2022. Ms. Zhu is currently a second-level professor and doctoral supervisor of finance at Zhongnan University of Economics and Law, an expert entitled to a special government allowance from the State Council, a national master teacher, and the Director of the Collaborative Innovation Center of “Industrial Upgrade and Regional Finance,” a university-affiliated think tank at Zhongnan University of Economics and Law. Ms. Zhu also serves as an executive council member of the China Society for Finance and Banking and an expert in the consulting expert pool of the Monetary Policy Committee of the People’ s Bank of China. Ms. Zhu was a member of the National Supervisory Committee for Professional Degrees in Finance and the Vice President of Hubei Finance Society. Ms. Zhu served as an Independent Non-executive Director of Guangdong Sanhe Pile Co., Ltd., Hubei Xianning Rural Commercial Bank Co., Ltd. and Wuhan Credit Investment Group Co., Ltd. She holds a Ph.D. in Money and Banking from Zhongnan University of Economics and Law (previously known as Zhongnan University of Finance and Economics.

SPECIAL FACTORS

Mr. Liew Fui Kiang Independent Supervisor	HK	Mr. Liew Fui Kiang was appointed as Supervisor since July 2022. Mr. Liew currently serves as an Independent Non-executive Director of Shandong Gold Mining Co., Ltd., Zhaoke Ophthalmology Limited, Zhengye International Holdings Company Limited, and Zhongchang International Holdings Group Limited. Mr. Liew served as an Independent Non-executive Director of Baoshan Iron & Steel Company Limited and Gilston Group Limited (previously known as China Apex Group Limited), and the Chairman of PacRay International Holdings Limited. He holds an MBA degree from the Business School of University of Hull, United Kingdom and Bachelor of Laws from the University of Leeds, United Kingdom. He is a fellow of the Hong Kong Institute of Directors and solicitor of Hong Kong and Solicitor of England and Wales.

Mr. Hung Ka Hai Clement Independent Supervisor	HK	Mr. Hung Ka Hai Clement was appointed as Supervisor since July 2022. Mr. Hung’s former name was Hung Yu Sum Clement (洪如心). He is currently serving as an Independent Non-executive Director of Starjoy Wellness and Travel Company Limited (formerly known as Aoyuan Healthy Life Group Company Limited), China East Education Holdings Limited, Huarong International Financial Holdings Limited, Skyworth Group Limited, USPACE Technology Group Limited (formerly known as Hong Kong Aerospace Technology Group Limited), JX Energy Ltd., and Capital Estate Limited and a Non-executive Director of High Fashion International Limited. Mr. Hung served Deloitte China for 31 years where he assumed the Chairman role of Deloitte China and a board member of Deloitte International. Mr. Hung served as an adviser to the Guangzhou Institute of Certified Public Accountants. He also served as a member of the Political Consultative Committee of Luohu District, Shenzhen and was appointed as an expert adviser to the Ministry of Finance of the People’s Republic of China. Mr. Hung was an Independent Non-executive Director and then a Non-executive Director of SMI Holdings Group Limited, an Independent Non-executive Director, then a Non-executive Director and subsequently a re-designated Independent Non-executive Director of Lerthai Group Limited (formerly known as LT Commercial Real Estate Limited). Mr. Hung was also an Independent Non-executive Director of Zhongchang International Holdings Group Limited (formerly known as Henry Group Holdings Limited), Tibet Water Resources Ltd., SY Holdings Group Limited (formerly known as Sheng Ye Capital Limited), and Gome Finance Technology Co., Ltd. (formerly known as Sino Credit Holdings Limited). He holds a Bachelor of Arts in Accountancy from the University of Lincoln, United Kingdom (previously known as The Polytechnic, Huddersfield). He is also a life member of The Institute of Chartered Accountants in England and Wales.

SPECIAL FACTORS

Mr. Wang Zhiliang Employee Representative Supervisor	PRC	Mr. Wang Zhiliang joined Ping An Group in 2002 and was appointed as Supervisor since August 2017. Mr. Wang is the Chief Administrative Affairs Officer of the Ping An Group. Mr. Wang served as the Administrative Director and the Director of General Office of the Ping An Group, a Deputy General Manager of the Ping An Group’s Head Office in Shanghai and a Deputy Director of the Ping An Group’s General Office, the Chairman of Ping An International Financial Leasing Co., Ltd., and served in the Administration Department of Tianjin Branch of Ping An Life Insurance Company of China, Ltd. He holds a Bachelor’s degree in Economic Information Management from Tianjin University of Finance and Economics (previously known as Tianjin Institute of Finance and Economics).

SPECIAL FACTORS

Mr. Huang Baoxin Senior Vice President	PRC	Mr. Huang Baoxin joined the Ping An Group in 2015. He was appointed as Vice President since April 2020. Mr. Huang is the General Manager of the Group’s Beijing Head Office. Prior to joining Ping An Group, Mr. Huang served as a Deputy Division Director of the Industrial Transportation Department of the Ministry of Finance of the PRC, a Deputy Director General of the Second Secretary Bureau of the General Office of the State Council of the PRC, a Deputy Director General and then the Director General of the Supervisory Bureau of the General Office of the State Council of the PRC, and a deputy head of the discipline inspection team of the Publicity Department of the Central Committee of the CPC accredited by the Central Commission for Discipline Inspection of the CPC. He graduated with a Bachelor’s degree in Finance from Zhongnan University of Economics and Law (previously known as Zhongnan University of Finance and Economics). He also holds a Master’s degree in Political Economics from Renmin University of China and a Doctorate degree in Public Finance from the Chinese Academy of Fiscal Sciences (previously known as Research Institute for Fiscal Science, Ministry of Finance of the PRC).

SPECIAL FACTORS

Mr. Sheng Ruisheng Board Secretary, Company Secretary	PRC	Mr. Sheng Ruisheng joined Ping An Group in 1997 and was appointed as Board Secretary since April 2017. Mr. Sheng serves as the Brand Director and spokesperson of the Ping An Group. Mr. Sheng served as the Assistant to the General Manager, a Deputy General Manager, and the General Manager of the Ping An Group’s Branding Department from August 2002 to January 2014. He holds a Bachelor of Arts degree from Nanjing University and an MBA degree from The Chinese University of Hong Kong.

Ms. Zhang Zhichun Chief Financial Officer	PRC	Ms. Zhang Zhichun joined the Ping An Group in 1998 and was appointed as Chief Financial Officer (Financial Director) since January 2023. Ms. Zhang is a Director of a number of controlled subsidiaries of the Ping An Group including Ping An Property & Casualty Insurance Company of China, Ltd., Ping An Securities Co., Ltd. and Ping An Annuity Insurance Company of China. Ms. Zhang successively served as the Assistant President, Chief Investment Officer, Financial Director, and Board Secretary of Ping An Property & Casualty Insurance Company of China, Ltd. from December 2017 to December 2022. Before then, she served as a Deputy General Manager of Ping An Property & Casualty Insurance Company of China, Ltd.’s Planning Department and a Deputy General Manager and then the General Manager of the Ping An Group’s Planning Department. She holds a Bachelor’s degree in Actuarial Science from Shanghai University of Finance and Economics. She is an associate of China Association of Actuaries.

Mr. Sun Jianping Chief Human Resources Officer	PRC	Mr. Sun Jianping joined Ping An Group in 1988. Mr. Sun serves as a Director of Ping An Securities Co., Ltd., Ping An Technology (Shenzhen) Co., Ltd., and Shenzhen Ping An Finserve Co., Ltd. Since joining Ping An Group in 1988, Mr. Sun has successively held the positions including a Senior Vice President, an Executive Vice President, the President, and the Chairman and Chief Executive Officer of Ping An Property & Casualty Insurance Company of China, Ltd. He holds a Bachelor’s degree in Engineering from Huazhong University of Science and Technology (previously known as Huazhong Institute of Technology) and a Master’s degree in Economics from Zhongnan University of Economics and Law. He is a Senior Economist.

SPECIAL FACTORS

Mr. Guo Shibang Assistant President, Chief Risk Officer	PRC	Mr. Guo joined Ping An Group in 2011 and has been appointed as an Assistant President and Chief Risk Officer since March 2024. Mr. Guo served as a Senior Vice President and the Chief Risk Officer, and the Compliance Director of Ping An Securities Co., Ltd. from September 2014 to October 2016, and successively served as the Special Assistant to the Chairman, the Assistant President, an Executive Director and the Vice President of Ping An Bank Co., Ltd. from October 2016 to December 2023. Prior to that, Mr. Guo served as a Director and the President of Ping An Bank Co., Ltd.’s Small and Micro Finance Business Unit. Prior to joining Ping An Group, Mr. Guo was a chief officer and a deputy division-level researcher (presiding) of the Treasury Planning Department of the Head Office of Industrial and Commercial Bank of China, and the Manager of Beijing Shangdi Sub-branch, a Party Committee Member and a Deputy General Manager of Beijing Management Department, the Party Committee Secretary and Manager of Dalian Branch, and the Vice Chairman of the Head Office Retail Management Committee and the General Manager of the Retail Banking Department of China Minsheng Bank. He holds a Bachelor’s degree in Engineering from Shanghai Jiao Tong University, a Master’s degree in Economics from Peking University and a Ph.D. in Economics from Peking University, and is a senior economist.

Ms. Zhang Xiaolu Compliance Officer	New Zealand	Ms. Zhang Xiaolu joined Ping An Group in 2019 and was appointed as Compliance Officer since June 2021. Ms. Zhang served as the Chief Risk Officer of Ping An Group from August 2021 to March 2024, and the Chief Operating Officer of Ping An Group from February 2021 to October 2021, and a Special Assistant to the President of Ping An Bank Co., Ltd. from June 2019 to August 2020. Prior to joining the Ping An Group, Ms. Zhang served as a Managing Partner of Advisory Service (CEO of Advisory) at Ernst & Young Greater China and the General Manager of Consulting Service in Insurance Industry at IBM. She holds an MBA degree from Massey University, New Zealand.

Mr. Deng Benjamin Bin Assistant President, Chief Investment Officer	USA	Mr. Deng Benjamin Bin joined Ping An Group in 2021 and was appointed as Assistant President and Chief Investment Officer since March 2022. Mr. Deng is a Director of Ping An Life Insurance Company of China, Ltd., Ping An Annuity Insurance Company of China, Ltd. Insurance Company of China, Ltd., Ping An Asset Management Co., Ltd. and Ping An Overseas Holdings. Prior to joining Ping An Group, Mr. Deng served as the Chief Investment Officer of China Pacific Insurance (Group) Co., Ltd. and China Pacific Insurance Co., (H.K.) Ltd., the Head of Investment Analytics & Derivatives of AIA Group, and the Head of Market Risk Management (Asia-Pacific ex. Japan and South Korea) of AIG. He holds an MBA and master’s degree in Quantitative Method and Modeling from Baruch College, City University of New York. He is a Chartered Financial Analyst and Financial Risk Manager (FRM).

Mr. Huang Yuqiang Person-in-charge of Auditing	PRC	Mr. Huang Yuqiang joined Ping An Group in 2004 and was appointed as Person-in-charge of Auditing since June 2023. Mr. Huang serves as the General Manager of the Ping An Group’s Audit and Supervision Department. After joining Ping An Group in July 2004, Mr. Huang successively held the positions of the General Manager of Asset Monitoring of the Risk Management Department of Ping An Bank Co., Ltd. and a Deputy General Manager (presiding) of the Risk Management Department of the Ping An Group. He graduated with a Bachelor’s degree in Business Administration from Nanjing University.

SPECIAL FACTORS

The address of each of the directors and executive officers of Ping An Group is 47th, 48th, 108th, 109th, 110th, 111th, 112th Floors, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen.

During the past five years, none of the individuals above have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor were they party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

An Ke Technology

The name of An Ke Technology is An Ke Technology Company Limited (安科技術有限公司). An Ke Technology is an investment holding company. An Ke Technology is a controlling shareholder of the subject company, Lufax Holding Ltd. The address of An Ke Technology’s principal executive office is Suite 2353, 23rd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. The telephone number of An Ke Technology’s principal executive office is +852 3762 9228.

During the past five years, An Ke Technology has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining An Ke Technology from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of US federal or state securities.

The directors of An Ke Technology and their respective positions are identified below:

SPECIAL FACTORS

Name and Present Position with An Ke Technology	Country of Citizenship	Business Experience during the Past Five Years

Mr. Wang Shiyong Director	PRC	Mr. Wang Shiyong was appointed as a director of An Ke Technology in June 2020. Joining Ping An Group in 1995, Mr. Wang successively served as the director of the Planning and Statistics Office at the headquarter of Ping An Group, the assistant to the general manager and the chief financial officer of Ping An Property & Casualty Insurance Company of China, Ltd., the assistant to the general manager and the chief financial officer of Shenzhen Ping An Financial Services Co., Ltd. He currently serves as the chairman and the general manager of Ping An Financial Technology. He graduated with a master’s degree in economics from Zhongnan University of Economics and Law (previously known as Zhongnan University of Finance and Economics). He is a senior accountant, a senior economist and International Finance Manager.

Mr. Huang Philip Director	HK	Mr. Huang Philip was appointed as a director of An Ke Technology in June 2020. From May 2000 to August 2008, he worked for HSBC as the treasurer of the Global Financial Markets Department in Taiwan Region, head and senior vice president of the Global Financial Markets Department, financial technical support consultant and director of the Global Financial Markets Department in Asia Pacific Region, and director of the Global Financial Markets Department of HSBC (China). Since September 2008 to present, he has successively served as the assistant treasurer of Funding Department, head of Asset Management Department, and vice general manager of Group Funding Department of Ping An Group. Mr. Huang holds an MBA degree from State University of New York, Buffalo.

SPECIAL FACTORS

Name and Present Position with An Ke Technology	Country of Citizenship	Business Experience during the Past Five Years
Mr. Cheung Siu Man Director	HK	Mr. Cheung Siu Man was appointed as a director of An Ke Technology in January 2024. He joined Ping An Group in July 2007, and worked in the Funding Department of Ping An Group from July 2007 to October 2009, and served as the head of the Treasury Department of Ping An Overseas Holdings from October 2009 to October 2016. Since October 2016, he has been the managing director of Treasury Business of Ping An Overseas Holdings. Mr. Cheung holds a master’s degree in finance from Peking University.

Ping An Overseas Holdings

The name of Ping An Overseas Holdings is China Ping An Insurance Overseas (Holdings) Limited (中國平安保險海外(控股)有限公司 ). Ping An Overseas Holdings is an investment holding company. Ping An Overseas Holdings is a controlling shareholder of the subject company, Lufax Holding Ltd. The address of Ping An Overseas Holdings’ principal executive office is Suite 2318, 23rd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. The telephone number of Ping An Overseas Holdings’ principal executive office is +852 3762 9228.

During the past five years, Ping An Overseas Holdings has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining Ping An Overseas Holdings from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of US federal or state securities laws.

The directors of Ping An Overseas Holdings and their respective positions are identified below:

Name and Present Position with An Ke Technology	Country of Citizenship	Business Experience during the Past Five Years
Mr. Cheng Jianxin Director	PRC	Mr. Cheng Jianxin was appointed as a director of Ping An Overseas Holdings in April 2024. He currently serves as the assistant to the general manager and chief investment officer of Ping An Life Insurance Company of China, Ltd., and is in charge of the Investment Center. Mr. Cheng joined Ping An Group in October 2014 and has successively held the positions of the president of the Medical Health Culture Tourism Finance Department of Ping An Bank Co., Ltd., general manager of the Risk Management Department of Ping An Bank Co., Ltd. and special assistant to the chairman of Ping An Life Insurance Company of China, Ltd. Mr. Cheng holds a bachelor’s degree in international trade from University of International Business and Economics and an MBA degree from Peking University.

SPECIAL FACTORS

Name and Present Position with An Ke Technology	Country of Citizenship	Business Experience during the Past Five Years
Mr. Deng Benjamin Bin Director	USA	Mr. Deng Benjamin Bin was appointed as a director of Ping An Overseas Holdings in June 2022. He joined Ping An Group in 2021 and was appointed as Assistant President and Chief Investment Officer since March 2022. Mr. Deng is a Director of Ping An Life Insurance Company of China, Ltd., Ping An Annuity Insurance Company of China, Ltd., Ping An Asset Management Co., Ltd. and Ping An Overseas Holdings. Prior to joining Ping An Group, Mr. Deng served as the Chief Investment Officer of China Pacific Insurance (Group) Co., Ltd. and China Pacific Insurance Co., (H.K.) Ltd., the Head of Investment Analytics & Derivatives of AIA Group, and the Head of Market Risk Management (Asia- Pacific ex. Japan and South Korea) of AIG. He holds an MBA and master’s degree in Quantitative Method and Modeling from Baruch College, City University of New York. He is a Chartered Financial Analyst and Financial Risk Manager (FRM).

Mr. Tung Hoi Director, Chairman and CEO	HK	Mr. Tung Hoi was appointed as a director of Ping An Overseas Holdings in August 2010. From 2014 to 2016, Mr. Tung Hoi was the Co-CIO as well as the Chairman of Investment Committee of Ping An Group. Prior to that, from 2004 to 2014, Mr. Tung was the Chairman and CEO of Ping An Trust Co., Ltd. Before joining Ping An Group, Mr. Tung was an executive director of Goldman Sachs (Asia) L.L.C. and a management consultant at McKinsey & Co. Mr. Tung holds a master’s degree in engineering science from Oriel College, University of Oxford and an MBA degree from INSEAD.

SPECIAL FACTORS

Name and Present Position with An Ke Technology	Country of Citizenship	Business Experience during the Past Five Years

Ms. Zhang Zhichun Director	PRC	Ms. Zhang Zhichun was appointed as a director of Ping An Overseas Holdings in November 2022. Ms. Zhang joined the Ping An Group in 1998 and was appointed as Chief Financial Officer since January 2023. Ms. Zhang is a Director of a number of controlled subsidiaries of the Ping An Group including Ping An Property & Casualty Insurance Company of China, Ltd., Ping An Securities Co., Ltd. and Ping An Annuity Insurance Company of China. Ms. Zhang successively served as the Assistant President, Chief Investment Officer, Financial Director, and Board Secretary of Ping An International Financial Leasing Co., Ltd. from December 2017 to December 2022. Before then, she served as a Deputy General Manager of Ping An International Financial Leasing Co., Ltd.’s Planning Department and a Deputy General Manager and then the General Manager of the Ping An Group’s Planning Department. She holds a Bachelor’s degree in Actuarial Science from Shanghai University of Finance and Economics. She is an associate of China Association of Actuaries.

The address of each of the directors of Ping An Overseas Holdings is Suite 2318, 23rd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

During the past five years, none of the individuals above have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanours) nor were they party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

3.	Past Contracts, Transactions, Negotiations and Agreements

The following is a description of negotiations, transactions or material contracts that have occurred during the past two years between the Offeror Group and Lufax or its affiliates concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of Lufax’s securities, election of Lufax’s directors, or sale or other transfer of a material amount of assets of Lufax:

SPECIAL FACTORS

(a)

The amendment and supplemental agreement to the share purchase agreement and the convertible promissory notes dated December 6, 2022 entered into among Lufax, Ping An Overseas Holdings and An Ke Technology, pursuant to which (i) the parties agreed to extend the maturity date from October 8, 2023 to October 8, 2026 and the commencement date of the conversion period from April 30, 2023 to April 30, 2026 for the remaining 50% outstanding Ping An Convertible Promissory Notes, and (ii) 50% of the outstanding principal amount of the Ping An Convertible Promissory Notes were deemed to be redeemed from the effective date of the amendment and supplemental agreement, in consideration of which Lufax agreed to pay Ping An Overseas Holdings and An Ke Technology a total amount of US$1,071.1 million together with the unpaid interest accrued on the redeemed notes up to and including the effective date of the amendment and supplemental agreement. The first tranche payment of the consideration in the total amount of US$535.5 million was paid in December 2022 and the second tranche payment of the consideration in the total amount of approximately US$535.6 million was paid in March 2023. “Ping An Convertible Promissory Notes” means the convertible promissory notes issued by Lufax to Ping An Overseas Holdings in October 2015 in the initial aggregate principal amount of US$1,953.8 million, part of which was subsequently transferred to An Ke Technology, with the maturity date of the current outstanding principal amount being October 2026, where, as at the Latest Practicable Date, the outstanding principal amounts of the Ping An Convertible Promissory Notes amounted to US$976.9 million, comprising US$507.988 million for the convertible promissory note held by Ping An Overseas Holdings and US$468.912 million for the convertible promissory note held by An Ke Technology.

(b)

Each shareholder of Lanbang Investment Company Limited (“Lanbang”), namely Mr. Jingkui Shi (“Mr. Shi”) and Mr. Xuelian Yang (“Mr. Yang”), has granted an option to An Ke Technology to purchase up to 100% of his shares in Lanbang (the “Lanbang Offshore Call Options”). Lanbang and Tongjun Investment Company Limited are shareholders of Tun Kung Company Limited (“Tun Kung”) and owned 52.8% and 47.2% of the equity interests of Tun Kung, respectively. Tun Kung beneficially owned 308,198,174 ordinary shares of Lufax as of March 31, 2024. Each shareholder of Lanbang is entitled to his voting and other rights in Lanbang prior to An Ke Technology’s exercise of the Lanbang Offshore Call Options. Lanbang has also granted an option to An Ke Technology to purchase up to 100% of its shares in Tun Kung (the “Tun Kung Offshore Call Options”, together with the Lanbang Offshore Call Options, the “Offshore Call Options”). Lanbang is entitled to its voting and other rights in Tun Kung prior to An Ke Technology’s exercise of the Tun Kung Offshore Call Options. Mr. Shi and Mr. Yang also hold the entire equity interest in Shanghai Lanbang Investment Limited Liability Company (“Shanghai Lanbang”), which holds equity interests in two of the Consolidated Affiliated Entities of Lufax. Each of Mr. Shi and Mr. Yang has granted an option to Shenzhen Ping An Financial Technology Consulting Co. Ltd. (“PAFT”), the parent company of An Ke Technology, to purchase up to 100% of his equity interest in Shanghai Lanbang (the “Onshore Call Options”, together with the Offshore Call Options, the “Call Options”). In August 2021, An Ke Technology and PAFT amended the exercise period of the Call Options. Following such amendments, the Call Options are exercisable concurrently, in whole or in part, during the period commencing on November 1, 2024 and ending on October 31, 2034.

4.	Purposes of the Transaction and Plans or Proposals

Following the close of the Offers, the Offeror Group intends that the Lufax Group will continue the principal business of the Lufax Group. The Offeror Group has no intention to redeploy any fixed assets of the Lufax Group (other than in the ordinary and usual course of business of the Lufax Group) or to discontinue the employment of the employees of the Lufax Group.

SPECIAL FACTORS

The Offeror Group has no intention to, and believes there is no reasonable likelihood to, privatize Lufax. Also, the Offeror Group intends to maintain the listing of the Ordinary Shares on HKSE and ADSs on the NYSE. The Offeror Group does not intend to avail themselves of any powers of compulsory acquisition of any Ordinary Share outstanding after the close of the Offers. The Joint Offerors are making the Offers solely to comply with applicable rules of the Takeovers Code and accordingly the making of the Offers is not a voluntary act by the Joint Offerors. Without limiting the foregoing, the Joint Offerors are not making the Offers for the purpose of, and they do not believe the Offers will have a reasonable likelihood of, causing the ADSs or Ordinary Shares to become eligible for deregistration under the Exchange Act or causing the ADSs to be delisted from the NYSE. The Joint Offerors intend to take necessary and appropriate steps to ensure that Lufax remains listed as a public company in both Hong Kong and the United States. As the making of the Offers is not a voluntary act by the Joint Offerors, the Joint Offerors will not consider any alternative actions, such as open market purchases or privately negotiated transactions, to acquire any ADSs or Ordinary Shares.

The Offeror Group will, together with Lufax, undertake to use reasonable endeavors to maintain the listing status of the Ordinary Shares on HKSE and ADSs on the NYSE and procure that not less than 25% of the total issued Ordinary Shares (including Ordinary Shares underlying ADSs). The directors of Lufax will jointly and severally undertake to the HKSE to take appropriate steps following the expiration of the Offers to ensure that such number of Ordinary Shares as may be required by the HKSE are held by the public within the prescribed time frame.

5.	Source and Amount of Funds or Other Consideration

On the basis of 748,533,947 Ordinary Shares (representing all issued Ordinary Shares other than those already owned by the Offeror Group), in the event that (i) no outstanding Options and unvested PSUs will be exercised; (ii) there will be no changes in the share capital of Lufax from the Latest Practicable Date up to the Expiration Date; and (iii) the Offers will be accepted in full, the aggregate cash consideration payable by the Joint Offerors is approximately US$845,182,589:

a.	the value of the Offers will be approximately US$843,597,759;

b.	the value of the Option Offer will be approximately US$669; and

c.	the value of the PSU Arrangement will be approximately US$1,584,161.

On the basis of 748,533,947 Ordinary Shares (representing all issued Ordinary Shares other than those already owned by the Offeror Group), in the event that (i) all 11,472,990 outstanding Options are exercised in full; (ii) there will be no changes in the share capital of Lufax from the Latest Practicable Date up to the Expiration Date; and (iii) the Ordinary Share Offers and the PSU Arrangement will be accepted in full, the aggregate cash consideration payable by the Joint Offerors is approximately US$858,111,979:

a.	the value of the Offers will be approximately US$856,527,818;

b.	no amount will be payable by the Joint Offerors under the Option Offer; and

c.	the value of the PSU Arrangement will be approximately US$1,584,161.

Accordingly, the potential maximum aggregate cash consideration payable by the Joint Offerors is approximately US$858,111,979.

SPECIAL FACTORS

The Offeror Group intends to finance and satisfy the amount payable under this Offer by cash through internal cash resources of An Ke Technology and Ping An Overseas Holdings. Morgan Stanley, the financial adviser to the Joint Offerors, is satisfied that sufficient financial resources are available to the Offeror Group to satisfy the maximum cash consideration payable by the Joint Offerors upon full acceptance of this Offer.

For the purpose of this Offer Document, the conversion of HK$ into RMB and US$ into RMB is based on the exchange rate of HK$1 = RMB0.91267 and US$1 = RMB7.1291, respectively, as announced by the People’s Bank of China on the last business date before the Joint Announcement and the conversion of US$ into HK$ is based on the exchange rate of US$1 = HK$7.8113 for illustrative purposes.

6.	Fees and Expenses

Fees and expenses incurred or to be incurred by the Offeror Group related to this Offer are estimated at the date of this Offer Document to be as follows:

•	Filing fees: $125,000.00

•	Legal fees and expenses: $1,865,000.00

•	Printing and mailing costs: $145,700.00

•	Other professional fees: $2,350,000.00

•	Total: $4,485,700.00

The Offeror Group has paid or will be responsible for paying all of these fees and expenses. These fees and expenses will not reduce the cash consideration to be received by the Lufax Shareholders and ADS Holders. No expenses related to this Offer will be borne by Lufax.

7.	Interest in Securities of the Subject Company

As a result of the election for scrip dividend by An Ke Technology and Ping An Overseas Holdings under the scrip dividend scheme proposed by the board of directors of Lufax which offered Shareholders and holders of ADSs a scrip dividend alternative, further details of which were set out in Lufax’s circular dated June 12, 2024 in relation to the Lufax Scrip Dividend Scheme (the “Lufax Scrip Dividend Circular”) (the “Lufax Scrip Dividend Scheme”), the result of which meant the total number of Ordinary Shares controlled by the Joint Offerors increased from 474,905,000 Ordinary Shares (representing approximately 41.4% of the total issued Ordinary Shares immediately before the allotment and issue of new Lufax Shares as the Lufax Special Dividend) to 984,785,257 Ordinary Shares (representing approximately 56.8% of the total issued Ordinary Shares immediately after the allotment and issue of the new Ordinary Shares as the Lufax Special Dividend).

Set out below is the shareholding structure of Lufax as at the Latest Practicable Date.

SPECIAL FACTORS

Shareholders	No. of Ordinary Shares held as at the Latest Practicable Date	Percentage of shareholding of the total issued Ordinary Shares as at the Latest Practicable Date (%) (Note 6)
The Joint Offerors
- An Ke Technology [1,2]	590,989,352	34.10
- Ping An Overseas Holdings [1]	393,795,905	22.72
Sub-total of the Joint Offerors:	984,785,257	56.81
The Offeror Directors
- Mr. Huang Philip [2]	14,250	0.00
- Ms. Zhang Zhichun [2]	6,222	0.00
Directors of Lufax
- Mr. Gregory Dean GIBB	31,083	0.00
Tun Kung Company Limited [3,4]	308,198,174	17.78
Other shareholders	440,284,218	25.40

Total	1,733,319,204	100.00

Notes:

1.

An Ke Technology is a wholly-owned subsidiary of Ping An Financial Technology, which is in turn wholly owned by Ping An Group. Ping An Overseas Holdings is a direct wholly-owned subsidiary of Ping An Group. As such, under the SFO, as at the Latest Practicable Date, Ping An Financial Technology is deemed to be interested in the 590,989,352 Ordinary Shares held by An Ke Technology, and Ping An Group is deemed to be interested in the 590,989,352 Ordinary Shares held by An Ke Technology and 393,795,905 Ordinary Shares held by Ping An Overseas Holdings.

As at the Latest Practicable Date, the outstanding principal amounts of the Ping An Convertible Promissory Notes amounted to US$976.9 million, comprising US$507.988 million for the convertible promissory note issued to Ping An Overseas Holdings and US$468.912 million for the convertible promissory note issued to An Ke Technology. According to the terms and conditions of the Ping An Convertible Promissory Notes, the conversion period of the Ping An Convertible Promissory Notes will commence on April 30, 2026.

2.

Mr. Huang Philip, a director of An Ke Technology, beneficially owned 7,125 ADSs representing 14,250 Ordinary Shares. Ms. Zhang Zhichun, a director of Ping An Overseas Holdings, beneficially owned 3,111 ADSs representing 6,222 Ordinary Shares.

3.

Each of Lanbang Investment Company Limited (“Lanbang”) and Tongjun Investment Company Limited (“Tongjun”) holds 52.8% and 47.2% of the issued and outstanding share capital of Tun Kung Company Limited (“Tun Kung”), respectively. According to the relevant forms of disclosure of interests, (i) Lanbang is directly held by Mr. Jingkui SHI and Mr. Xuelian YANG as to 50% and 50%; and (ii) Tongjun is directly held by Mr. Wenwei DOU and Ms. Wenjun WANG as to 50% and 50%. Mr. Wenwei DOU and Ms. Wenjun WANG acts as nominee shareholders to hold the shares of Tongjun on behalf of the beneficiaries, who are senior employees of Ping An Group and its subsidiaries or associates.

Each of Mr. Jingkui SHI and Mr. Xuelian YANG have granted an option to An Ke Technology to purchase up to 100% of their respective shares in Lanbang (“Lanbang Offshore Call Options”). Each shareholder of Lanbang Investment Company Limited is entitled to his voting and other rights in Lanbang Investment Company Limited prior to An Ke Technology’s exercise of the Lanbang Offshore Call Options. Lanbang has also granted an option to An Ke Technology to purchase up to 100% of its shares in Tun Kung (“Tun Kung Offshore Call Options”, together with Lanbang Offshore Call Options, the “Offshore Call Options”). Lanbang is entitled to its voting and other rights in Tun Kung prior to An Ke Technology’s exercise of the Tun Kung Offshore Call Options. Mr. Jingkui SHI and Mr. Xuelian YANG also hold the entire equity interest in Shanghai Lanbang Investment Limited Liability Company (“Shanghai Lanbang”), which holds 18.29% of the equity interest in two of the Consolidated Affiliated Entities, Shanghai Xiongguo Corporation Management Co., Ltd. (上海雄國企業管理有限公司) and Shenzhen Lufax Holding Enterprise Management Co., Ltd. (深圳市陸控企業管理有限公司). Each of Mr. Jingkui SHI and Mr. Xuelian YANG has granted an option to Ping An Financial Technology to purchase up to 100% of his equity interest in Shanghai Lanbang (the “Onshore Call Options”), and together with the Offshore Call Options, the “Call Options”). As far as Tun Kung is aware, save for the Call Options, each of Mr. Jingkui SHI and Mr. Xuelian YANG has no other relationship with the Offeror Group as of the Latest Practicable Date and there is no acting-in-concert arrangement between Tun Kung (including its shareholders) and the Offeror Group, nor does Tun Kung holds the Ordinary Shares on behalf of the Offeror Group. The Call Options are exercisable concurrently, in whole or in part, during the period commencing on November 1, 2024 and ending on October 31, 2034. Such ten-year period may be extended by An Ke Technology or Ping An Financial Technology, as applicable, by written notice.

For details of the Call Options, see note (2) to the subsection headed “History and Corporate Structure – Our Corporate Structure” in the listing document of Lufax dated April 11, 2023.

SPECIAL FACTORS

4.

Tun Kung beneficially owned 308,198,174 Ordinary Shares, consisting of (i) 246,550,714 Ordinary Shares held of record by Tun Kung; (ii) 16,497,372 ADSs representing 32,994,744 Ordinary Shares recorded in and represented by the collateral accounts and the custodial accounts held in the name of Tun Kung with Goldman Sachs International pursuant to certain covered call arrangements by and among Tun Kung, Goldman Sachs International and Goldman Sachs (Asia) L.L.C. between June and September 2023; and (iii) 28,652,716 Ordinary Shares are held through Central Clearing and Settlement System (CCASS) established and operated by Hong Kong Securities Clearing Company Limited (HKSCC).

5.

Morgan Stanley is the financial adviser to the Joint Offerors in respect of the Offers. Accordingly, Morgan Stanley and the relevant members of the Morgan Stanley group which hold Ordinary Shares on an own account basis or manage Ordinary Shares on a discretionary basis are presumed to be acting in concert with the Joint Offerors in relation to Lufax in accordance with class (5) of the definition of “acting in concert” under the Takeovers Code (except in respect of the Ordinary Shares held by members of the Morgan Stanley group which are exempt principal traders or exempt fund managers, in each case recognized by the Executive as such for the purposes of the Takeovers Code). Members of the Morgan Stanley group which are exempt principal traders and exempt fund managers which are connected for the sole reason that they control, are controlled by or are under the same control as Morgan Stanley are not presumed to be acting in concert with the Joint Offerors. As at the Latest Practicable Date, Morgan Stanley and the relevant members of the Morgan Stanley group did not own or have control over any voting rights in Ordinary Shares (except for those which may be owned or controlled in their capacity as exempt principal traders or exempt fund managers, in each case recognized by the Executive as such for the purposes of the Takeovers Code).

The statements in this Offer Document as to holdings, borrowings or lendings of, or dealings in, the Ordinary Shares or any other relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) of Lufax by the Offeror Group and parties acting in concert with them are subject to the holdings, borrowings, lendings, or dealings (if any) of relevant members of the Morgan Stanley group presumed to be acting in concert with the Joint Offerors.

6.

The calculation is based on the total number of 1,733,319,204 Ordinary Shares issued and outstanding as of the Latest Practicable Date (excluding the treasury shares held by Lufax, which comprised the Ordinary Shares underlying ADSs repurchased by Lufax pursuant to the share repurchase programs and Ordinary Shares issued to the Lufax Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of options or awards granted under the share incentive plans of Lufax).

8. Persons/Assets, Retained, Employed, Compensated or Used

The amendment and supplemental agreement to the share purchase agreement and the convertible promissory notes dated December 6, 2022 entered into among Lufax, Ping An Overseas Holdings and An Ke Technology.

The Joint Offerors have engaged Morgan Stanley to act as their financial adviser in connection with the Non-US Offer and the Option Offer and the PSU Arrangement pursuant to the Takeovers Code and agreed to pay Morgan Stanley a fixed fee in an amount customary to transactions of similar nature and scale. The Joint Offerors also agreed to indemnify Morgan Stanley and related persons against various liabilities except if such liabilities result primarily from the wilful default, negligence or bad faith of such persons.

The Joint Offerors have engaged Georgeson LLC to act as their Information Agent and Computershare Trust Company, N.A. to act as the Tender Agent in connection with this Offer. Each of the Information Agent and the Tender Agent will receive reasonable and customary compensation for their services, be reimbursed for certain reasonable out-of-pocket expenses and be indemnified against certain liabilities in connection with their services or appointment except if such liabilities result from the fraud, bad faith, gross negligence or wilful misconduct, or material breach of agreement due to fraud, bad faith, gross negligence or wilful misconduct of such person.

The Joint Offerors will not pay any fees or commissions to any broker or dealer or other person or entity in connection with the solicitation of tenders of ADSs or Ordinary Shares pursuant to this Offer.

9. Financial Information of the Joint Offerors

Financial information with respect to the Joint Offerors is not material because (a) the consideration offered consists solely of cash; (b) this Offer is not subject to any financing condition; and (c)(x) the Joint Offerors are a public reporting company under Section 13(a) and 15(d) of the Exchange Act that files reports electronically on EDGAR and (y) the offer is for all outstanding Ordinary Shares and ADSs.

SPECIAL FACTORS

10. Tax Consequences

US Federal Income Tax Consequences

This section describes the material US federal income tax consequences of this Offer. It applies to you only if you are a US Holder (as defined below), and you hold your Ordinary Shares or ADSs as assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This section does not address any tax considerations under state, local or foreign laws or US federal laws (e.g. estate or gift tax laws) other than those pertaining to US federal income tax. This section does not address all aspects of US federal income taxation that may be relevant to US Holders in light of their particular circumstances. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a broker or dealer in securities or foreign currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a non-US Shareholder;

•	a financial institution;

•	a mutual fund;

•	a partnership or other entity treated as a partnership for US federal income tax purposes;

•	a tax-exempt organisation;

•	a life insurance company;

•	a person liable for alternative minimum tax;

•	a person that actually or constructively owns 10 percent or more of the voting stock of the Lufax;

•	a person that holds Ordinary Shares as part of a straddle or a hedging or conversion transaction; or

•	a person whose functional currency is not the US dollar.

You are a “US Holder” if you are a beneficial owner of Ordinary Shares or ADSs and you are:

•	a citizen or resident of the United States;

•

a corporation or other entity taxable as a corporation for US federal income tax purposes, created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

•	an estate whose income is subject to US federal income tax regardless of its source; or

•

a trust if (i) a US court can exercise primary supervision over the trust’s administration and one or more US persons are authorised to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable US Treasury Regulations to be treated as a US person.

If a partnership or other flow-through entity holds Ordinary Shares or ADSs, the US federal income tax treatment of a partner or other owner generally will depend on the status of the partner or other owner and the activities of the partnership or other flow-through entity. It is recommended that a US Holder that is a partner of a partnership or an owner of another flow-through entity holding Ordinary Shares or ADSs consult its own tax adviser.

It is recommended that you consult your own tax adviser regarding the US federal, state, local and other tax consequences of this Offer in your particular circumstances.

Tax Consequences of Participating in this Offer

If you are a US Holder, you will recognize gain or loss for US federal income tax purposes equal to the difference between the total consideration you receive in exchange for your Ordinary Shares or ADSs pursuant to this Offer and your adjusted tax basis, determined in US dollars, in your Ordinary Shares or ADSs. Subject to the discussion of the PFIC rules below, the gain or loss will be long-term capital gain or loss if the US Holder has held such Ordinary Shares or ADSs for more than one year. Long-term capital gain of a non-corporate US Holder is generally eligible for reduced rates of US federal income taxation. The deductibility of a capital loss is subject to certain limitations under the Code. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

SPECIAL FACTORS

Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income is passive income (such as interest income); or

•

at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (including cash).

SPECIAL FACTORS

For this purpose, cash is a passive asset and passive income generally includes dividends, interest, royalties and rents (other than certain royalties and rents derived in the active conduct of a trade or business and not derived from a related person). For purposes of this test, Lufax will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation, the equity of which it owns, directly or indirectly, 25% or more (by value).

The determination of whether Lufax is a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the composition of its assets may depend in part on its current and intended future business plans, which are subject to change. In addition, for its current and future taxable years, the aggregate fair market value of its assets, including goodwill and other unbooked intangibles for PFIC testing purposes may be determined in part by reference to the market price of the Ordinary Shares from time to time, which may fluctuate considerably. Under the income test, its status as a PFIC depends on the composition of its income which will depend on a variety of factors that are subject to uncertainty, including transactions it enters into in the future. Accordingly, its U.S. counsel expresses no opinion with respect to its PFIC status for any prior, current or future taxable year.

If Lufax is classified as a PFIC in any year with respect to which a US Holder owns the Ordinary Shares, it will continue to be treated as a PFIC with respect to such US Holder in all succeeding years during which the US Holder owns the Ordinary Shares, regardless of whether it continues to meet the tests described above unless (1) it ceases to be a PFIC and the US Holder has made a “deemed sale” election under the PFIC rules, or (2) the US Holder (A) makes a “QEF Election” (defined below) or (B) is eligible to make and makes a mark-to-market election (as described below), with respect to all taxable years during such US Holder’s holding period in which Lufax is a PFIC. If such a deemed sale election is made, a US Holder will be deemed to have sold the Ordinary Shares the US Holder holds at their fair market value as of the date of such deemed sale and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as Lufax does not become a PFIC in a subsequent taxable year, the US Holder’s Ordinary Shares with respect to which such election was made will not be treated as shares in a PFIC and the US Holder will not be subject to the rules described below with respect to any “excess distribution” the US Holder receives from Lufax or any gain from an actual sale or other disposition of the Ordinary Shares. US Holders should consult their tax advisers as to the possibility and consequences of making a deemed sale election if Lufax is (or were to become) and then cease to be a PFIC and such election becomes available.

For each taxable year Lufax is treated as a PFIC with respect to US Holders, US Holders will be subject to special tax rules with respect to any “excess distribution” such US Holder receives and any gain such US Holder recognizes from a sale or other disposition (including a pledge) of Ordinary Shares, unless (1) such US Holder makes a “qualified electing fund” election, or QEF Election, with respect to all taxable years during such US Holder’s holding period in which we are a PFIC, or (2) Ordinary Shares constitute “marketable stock” and such US Holder makes a mark-to-market election (as discussed below). Distributions a US Holder receives in a taxable year that are greater than 125% of the average annual distributions a US Holder received during the shorter of the three preceding taxable years or the US Holder’s holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over a US Holder’s holding period for the Ordinary Shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which Lufax became a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

SPECIAL FACTORS

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital gains, even if a US Holder holds the Ordinary Shares as capital assets.

If Lufax is a PFIC, a US Holder will generally be subject to similar rules with respect to distributions Lufax receives from, and its dispositions of the shares of, any of the foreign entities in which Lufax may hold equity interests that also are PFICs, or lower-tier PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such US Holder. US Holders should consult their tax advisers regarding the application of the PFIC rules to our subsidiaries.

If a US Holder makes an effective QEF Election, the US Holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, such US Holder’s pro rata share of our net capital gains and, as ordinary income, such US Holder’s pro rata share of our earnings in excess of our net capital gains. However, a US Holder can only make a QEF Election with respect to ordinary shares in a PFIC if such company agrees to furnish such US Holder with certain tax information annually. Lufax does not currently expect to provide such information in the event that it is classified as a PFIC.

US Holders can avoid the interest charge on excess distributions or gain relating to Ordinary Shares by making a mark-to-market election with respect to the Ordinary Shares, provided that the Ordinary Shares are “marketable stock.” Ordinary Shares will be marketable stock if they are “regularly traded” on certain U.S. stock exchanges (such as NYSE) or on a non-U.S. stock exchange that meets certain conditions. For these purposes, the Ordinary Shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Each US Holder should consult its tax adviser as to the whether a mark-to-market election is available or advisable with respect to the Ordinary Shares.

A US Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of Ordinary Shares at the close of the taxable year over the US Holder’s adjusted tax basis in the Ordinary Shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the US Holder’s adjusted basis in the Ordinary Shares over the fair market value of the Ordinary Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the Ordinary Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the Ordinary Shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS unless the Ordinary Shares cease to be marketable stock.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that Lufax owns, unless shares of such lower- tier PFIC are themselves “marketable stock.” As a result, even if a US Holder validly makes a mark-to-market election with respect to Ordinary Shares, the US Holder would likely continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. US Holders should consult their tax advisers as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

SPECIAL FACTORS

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A US Holder’s failure to file the annual report will cause the statute of limitations for such US Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the US Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the US Holder’s entire U.S. federal income tax return will remain open during such period. US Holders should consult their tax advisers regarding the requirements of filing such information returns under these rules.

Backup Withholding and Information Reporting

If you are a non-corporate US Holder, information reporting requirements generally will apply to the payment of the consideration to you from the exchange of your Ordinary Shares or ADSs effected at a US office of a broker.

Additionally, backup withholding may apply to such payments if you are a non-corporate US Holder that:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the US Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your US federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Backup withholding is not an additional tax, and you generally may obtain a refund or credit of any amounts withheld under the backup withholding rules that exceed your income tax liability, provided that you have furnished the required information to the US Internal Revenue Service in a timely manner.

TAX MATTERS ARE VERY COMPLEX, AND THE TAX CONSEQUENCES OF THE OFFERS TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. IT IS RECOMMENDED THAT YOU SHOULD CONSULT YOUR TAX ADVISER FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE OFFERS TO YOU.

11. Position of the Offeror Group Regarding Fairness of this Offer

Under the SEC’s rules governing “going-private” transactions, including Rule 13e-3 under the Exchange Act, each member of the Offeror Group is an “affiliate” of Lufax and accordingly, the Offeror Group is required to disclose its belief as to the fairness of this Offer to Lufax’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. The Offeror Group is making the statements included in this part of this Offer solely for the purpose of complying with the requirements of Rule 13e-3 and other rules under the Exchange Act. The Offeror Group is not making any recommendation to any unaffiliated security holder of Lufax as to whether the US Shareholder or ADS Holders should tender its Ordinary Shares or ADSs, and the Offeror Group’s views as to the fairness of the transaction should not be construed as a recommendation to any unaffiliated security holder of Lufax as to whether the unaffiliated security holder of Lufax should tender its Ordinary Shares or ADSs.

SPECIAL FACTORS

The Offeror Group does not believe this Offer is fair, from a financial point of view, to the unaffiliated security holders of Lufax. The dispositive factor considered by the Joint Offerors in forming this belief is that the Offer Prices of US$1.127 per Ordinary Share and US$2.254 per ADS represent discounts to prevailing prices of the ADSs as quoted on the NYSE and the Ordinary Shares as quoted on the HKSE at many times in the last six months. For example, such prices represent a discount of approximately:

•

40.9% to the closing price of HK$14.9 per Ordinary Share as quoted on the HKSE (though a premium of 2.5% to the closing price of $2.1972 per ADS as quoted on the NYSE) on March 21, 2024, the business day before the Initial Announcement;

•

28.4% to the closing price of HK$12.3 per Ordinary Share as quoted on the HKSE, and 30.9% to the closing price of $2.95 per ADS as quoted on the NYSE, on July 3, 2024, the date of the Joint Announcement; and

•	4.8% to the closing price of HK$9.19 per Ordinary Share as quoted on the HKSE, and 11.8% to the closing price of $2.52 per ADS as quoted on the NYSE, on September 24, 2024.

See the other price information in the section headed “Letter from Morgan Stanley and the Offeror Group—Offer Prices” and “Letter from Morgan Stanley and the Offeror Group—Highest and Lowest Prices of Ordinary Shares and ADSs.”

In addition, the following table sets forth information about the volume-weighted average price (“VWAP”) per Ordinary Share on the HKSE and per ADSs on the NYSE, and the related discount such prices represent to the Offer Prices:

	ADS (Discount to Offer Price)	Ordinary Share (Discount to Offer Price)
30-day volume weighted average price as of September 24, 2024	$2.36 (4.5%)	$9.478 (7.6%)
60-day volume weighted average price as of September 24, 2024	$2.60 (13.4%)	$10.603 (16.3%)

Lufax has had historical periods in which prevailing trading prices were lower than the Offer Prices. However, the Offeror Group views such historical data as largely irrelevant to what would currently be fair, from a financial point of view, to unaffiliated security holders of Lufax because, at most recent times, unaffiliated security holders of Lufax would receive more consideration by selling their securities on the open market than by tendering their securities in this Offer.

The Offeror Group has not made any purchases of Ordinary Shares or ADSs since prior to Lufax’s initial public offering, the Offeror Group has not obtained any report, opinion, or appraisal of an outside party that is materially related to the Offers, and the Offeror Group is not aware of any firm offers to acquire Lufax during the past two years. Accordingly, the Offer Group has no comparable transactions, discounted cash flow analyses, or other valuation models that suggest the Offer Price per Ordinary Share or ADS is fair, from a financial point of view, to the unaffiliated security holders of Lufax.

This Offer is not made pursuant to the provisions of the Companies Act, and as such, Lufax Shareholders do not have express appraisal rights in connection with this Offer under the Companies Act.

12. Reports, Opinions, or Appraisals

Neither the Offeror Group, nor its respective affiliates (other than Lufax) undertook a formal evaluation of the fairness of the transaction to the unaffiliated security holders of Lufax. No financial advisor provided the Offeror Group or any of its affiliates (other than Lufax) with any analysis or opinion with respect to the fairness of the Offer Price to the unaffiliated security holders of Lufax. The Offeror Group did not receive any independent reports, opinions or appraisals from any third party that is materially related to the transaction in connection with the Offer Price or the fairness of the Offer Price offered to the unaffiliated security holders of Lufax or the fairness of this Offer to Lufax or its affiliates or to the unaffiliated security holders of Lufax, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Offer Price to the unaffiliated security holders of Lufax.

THE NON-US OFFER

The Joint Offerors are required under the Takeovers Code (1) to make unconditional mandatory general offers to (i) acquire all issued and outstanding Ordinary Shares and ADSs and Ordinary Shares and ADSs to be issued under the Lufax 2014 Share Incentive Plan and the Lufax 2019 Performance Share Unit Plan (other than those already owned by the Offeror Group), and (ii) to cancel all outstanding Options granted under the Lufax 2014 Share Incentive Plan; and (2) to make appropriate arrangement for all unvested PSUs granted under the Lufax 2019 Performance Share Unit Plan to cancel all unvested PSUs. This Offer forms part of the foregoing unconditional mandatory general offers. While this Offer satisfies this requirement with respect to US Shareholders and ADSs Holders, the Joint Offerors are making the Non-US Offer as a separate, concurrent offer that is open to all Shareholders, all holders of outstanding Options, and all holders of outstanding PSUs.

Eligible Participants

All holders of outstanding Ordinary Shares, Options, and PSUs may participate in the Non-US Offer. Holders of vested Options may exercise them and participate as Shareholders, and holders of any PSUs that settle prior to the expiration of the Offer may participate as Shareholders.

While the Non-US Offer is not directed to US Shareholders, it is not possible pursuant to the Takeovers Code to exclude US Shareholders from the Non-US Offer. US Shareholders who attempt to participate in the Non-US Offer are cautioned that the Non-US Offer complies with the Takeovers Code and customary Hong Kong law and practice and differs in several material respects from applicable US law and the protections of this Offer.

Expiration

The Non-US Offer, which commenced at the same time as this Offer, will also expire at the same time as this Offer. Expressed in local time in Hong Kong, the offer expires at 4:00 p.m. on October 28, 2024. While the Takeovers Code allows extension of the Non-US Offer in certain situations, the Joint Offerors do not anticipate the need to extend the Non-US Offer and, in the unlikely event it does so, would cause the expiration to remain the same as in this Offer.

The Offer Prices

For Ordinary Shares, the offer price in the Non-US Offer is US$1.127 per share sold by a tendering holder to the Joint Offerors. This is the same price per share as provided in this Offer.

As to Options and PSUs, the price offered to holders would be paid not to purchase their securities, but to cancel the Options and PSUs. For Options, the price offered to holders to cancel their Options depends on whether or not the Option is “in the money” with an exercise price below US$1.127 per share (in equivalent local currency). There are “in the money” Options to purchase 135,092 shares at an exercise price per share RMB8.0, which are being offered a cancellation payment of RMB0.0345 per underlying share cancelled. All other outstanding Options are “out of the money” with exercise prices above the US$1.127 per share offer price, so holders of these Options are being offered a nominal price of HK$0.00001 per underlying share cancelled. As of September 24, 2024, the “out of the money” Options consisted of Options to purchase 2,939,386 Ordinary Shares for an exercise price of RMB50.0 per share, 6,248,894 Ordinary Shares for an exercise price of RMB98.06 per share, and 2,149,618 Ordinary Shares with an exercise price of RMB118.0 per share, for a total of 11,337,898 shares underlying “out of the money” Options.

For PSUs, the price offered to holders to cancel their PSUs is US$1.127 per Ordinary Share issuable on settlement of the PSU. As of September 24, 2024, Lufax had 1,405,644 unvested PSUs, including 1,184,050 Locked PSUs that remain subject to an existing schedule and conditions of grant in order to “unlock.” These Locked PSUs would continue to unlock in accordance with their schedule and conditions of grant, with the cancellation price paid upon the unlocking of such PSUs. To the extent this offer is not accepted by their holder, unvested PSUs (whether or not “locked”) will be “unlocked” and vested in accordance with the original terms and conditions of the PSU.

THE NON-US OFFER

Irrevocability of Tender

If a holder duly completes and delivers its acceptance in the Non-US Offer, it has irrevocably accepted the Non-US offer. Even if there is a change of circumstances, there is no opportunity for the holder to withdraw its acceptance. In contrast, this Offer provides all holders with withdrawal rights during the entire period that the tender offer is open for acceptances.

Settlement

Pursuant to the Takeovers Code, the Joint Offerors must deliver the offer price to a tendering holder in the Non-US Offer no later than seven (7) Hong Kong business days after the date of receipt of duly completed acceptance (or if earlier, by the same time the offer price is delivered in this Offer). As a result, it is possible that settlement of tenders in the Non-US Offer may occur prior to the expiration of the Offers. In contrast, this Offer provides that no holder may be paid until promptly (expected to be within two (2) US business days) after the expiration of the offer.

Risks to US Holders from Participating in the Non-US Offer

The Non-US Offer complies with the Takeovers Code and customary Hong Kong law and practice and differs in several material respects from this Offer. Accordingly, a US Shareholder who participates in the Non-US Offer would face important risks not faced by participants in this Offer, including:

•

Acceptances are irrevocable, and there are no withdrawal rights, in the Non-US Offer. US Shareholders who properly complete and deliver their acceptances in the Non-US Offer will not be afforded the withdrawal rights provided in this Offer.

•

Payment of the consideration to a tendering holder in the Non-US Offer must occur no later than seven (7) Hong Kong business days after the date of receipt of duly completed acceptance (or if earlier, by the same time the offer price is delivered in this Offer), whereas as tender in this Offer would occur promptly (expected to be within two (2) US business days) after expiration of this Offer. As a result, a tender in the Non-US Offer may result in the receipt of proceeds sooner that in this Offer, which may hasten the tax effects of the sale.

•

ADSs may not be tendered in the Non-US Offer. For holders of ADSs (including US Holders) to participate in the Non-US Offer, they would need to convert their ADSs into Ordinary Shares and have such shares reflected on Lufax’s share register, which is time-consuming and would require the holder to pay certain fees to the Depositary.

•

The tender agent in the Non-US Offer is the Registrar based in Hong Kong, whereas the Tender Agent in this Offer is based in the United States. The delivery of tender materials may be faster and more reliable for US Shareholders in this Offer.

There are other important consequences of participating in the Non-US Offer. You are encouraged to consult with your personal financial, legal, tax or other advisors.

Continued Listing on the HKSE

The Joint Offerors would not be making the Offers but for the requirements of the Takeovers Code, and in that sense the Offers are not voluntary. The Joint Offerors are not making the Offers for the purpose of, and they do not believe the Offer will have a reasonable likelihood of, causing the Ordinary Shares to be delisted from the HKSE or the ADSs to be delisted from the NYSE. The Joint Offerors intend to take necessary and appropriate steps to ensure that Lufax remains listed on the HKSE and NYSE.

THE NON-US OFFER

Procedure for Acceptance

To accept the Non-US Offer, a holder must:

1.	For Ordinary Shares held directly in the holder’s name:

•	Properly complete and sign the accompanying Form of Acceptance of Non-US Offer (the “WHITE Form of Acceptance”) in accordance with the instructions printed thereon; and

•

Return the Form of Acceptance, together with the relevant Ordinary Share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof), for not less than the number of Ordinary Shares in respect of which the holder accepts the Non-US Offer, to the Registrar, by post to Tricor Investor Services Limited, the branch share registrar and transfer office of Lufax in Hong Kong, located at 17/F, Far East Finance Centre, 16 Harcourt Road, Hong Kong, in an envelope marked “Lufax Holding Ltd — Lufax Non-US Offer.”

2.

For Ordinary Shares held in the name of a nominee, contact your nominee to provide instructions to duly complete the steps set forth in (1) on your behalf, or to arrange for your nominee to contact the Registrar to register the Ordinary Shares in your name so that you may take the steps in (1).

3.

For Ordinary Shares lodged with a securities dealer, institution or custodian through CCASS established and operated by Hong Kong Securities Clearing Company Limited, a wholly-owned subsidiary of HKSCC, contact your dealer, institution or custodian to authorize HKSCC Nominees to accept the Non-US Offer on your behalf on or before the deadline set by HKSCC Nominees, which will be prior to the expiration of the Non-US Offer.

4.

If your Ordinary Shares have been lodged with your Investor Participant’s account maintained with CCASS, authorize your instruction via the CCASS Phone System or CCASS Internet System before the deadline set by HKSCC Nominees.

Acceptance of the Non-US Offer is not valid unless it is received by Registrar on or before 4:00 p.m. (Hong Kong time) on the expiration date of the Non-US Offer.

For additional information on the procedures for participating in the Non-US Offer, see Appendix I.

APPENDIX I	FURTHER TERMS AND PROCEDURES FOR ACCEPTANCE OF THE LUFAX OFFERS

1.	PROCEDURES FOR ADS HOLDERS AND US SHAREHOLDERS

US Shareholders Choosing to Accept this Offer

If you are a US Shareholder, to accept this Offer in respect of your Ordinary Shares, you should complete the BLUE Form of Acceptance of this Offer in accordance with the instructions printed on it, which forms part of the terms and conditions of this Offer.

The completed BLUE Form of Acceptance should then be forwarded, together with the relevant Ordinary Shares and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) for not less than the number of Ordinary Shares in respect of which you intend to accept this Offer by post or by hand to the Tender Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, P.O. Box 43011, Providence, RI 02940 or by courier at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, 150 Royall Street, Canton, MA 02021, as soon as practicable after the receipt of the BLUE Form of Acceptance but in any event to reach the Tender Agent by no later than 4:00 a.m. on October 28, 2024 (New York time) or such later date as the Joint Offerors may determine and announce.

US Shareholders Choosing to Accept the Non-US Offer

To accept the Non-US Offer, which is open to all Shareholders whether resident in or outside of Hong Kong, you should complete and sign the accompanying WHITE Form of Acceptance of Non-US Offer in accordance with the instructions printed thereon, which instructions form part of the terms of the Non-US Offer. You should insert the total number of Ordinary Shares for which the Non-US Offer is accepted. If no number is inserted in the box titled “Number of Ordinary Shares to be transferred” or the number of Ordinary Shares inserted is greater than the number of Ordinary Shares held by you or is greater than the number of Ordinary Shares represented by the certificate for Ordinary Shares tendered for acceptance of the Non-US Offer, the form will be returned to you for correction and resubmission. Any corrected form must be resubmitted by you and received by Registrar on or before the latest time for acceptance of the Non-US Offer. Your Ordinary Shares sold to the Joint Offerors by way of acceptance of the Non-US Offer will be registered under the name of the Joint Offerors or their nominee.

By signing and returning the WHITE Form of Acceptance of Non-US Offer, you warrant to the Joint Offerors, Morgan Stanley, Lufax and parties acting in concert with any of them or any of their respective ultimate beneficial owners, directors, officers, employees, agents or associates or any other person involved in the Offers that you have not taken or omitted to take any action which will or may result in the Joint Offerors, Lufax, Morgan Stanley or parties acting in concert with any of them or any of their respective ultimate beneficial owners, directors, officers, employees, agents or associates or any other person involved in the Offers acting in breach of the legal or regulatory requirements of any territory in connection with the Non-US Offer or your acceptance thereof.

If the share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) in respect of your Ordinary Shares is/are in your name and you wish to accept the Non-US Offer in respect of your Ordinary Shares (whether in full or in part), you must send the duly completed and signed WHITE Form of Acceptance of the Non-US Offer together with the relevant share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) for the number of Ordinary Shares in respect of which you intend to accept the Non-US Offer, to the Registrar, by post or by hand to Tricor Investor Services Limited, the branch share registrar and transfer office of Lufax in Hong Kong, located at 17/F, Far East Finance Centre, 16 Harcourt Road, Hong Kong, in an envelope marked “Lufax Holding Ltd – Non-US Offer”, as soon as possible, and, in any event no later than 4:00 p.m. on the Expiration Date (Hong Kong time) or such later time and/or date as the Joint Offerors may determine and announce with the consent of the Executive.

APPENDIX I	FURTHER TERMS AND PROCEDURES FOR ACCEPTANCE OF THE LUFAX OFFERS

If the share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) in respect of your Ordinary Shares is/are in the name of a nominee company or a name other than your own and you wish to accept the Non-US Offer in full or in part, you must either:

(a)

lodge your share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) with the nominee company, or other nominee, and with instructions authorizing it to accept the Non-US Offer on your behalf and requesting it to deliver the duly completed and signed WHITE Form of Acceptance of the Non-US Offer together with the relevant share certificate(s) and/or transfer receipt(s) and/or other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) for the number of Ordinary Shares in respect of which you intend to accept the Non-US Offer to Registrar; or

(b)

arrange for the Lufax Shares to be registered in your name by Lufax, through the Registrar, and send the duly completed and signed WHITE Form of Acceptance of the Non-US Offer together with the relevant share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) to the Registrar; or

(c)

if your Ordinary Shares have been lodged with your licensed securities dealer/registered institution in securities/custodian bank through CCASS, instruct your licensed securities dealer/registered institution in securities/custodian bank to authorize HKSCC Nominees to accept the Non-US Offer on your behalf on or before the deadline set by HKSCC Nominees. In order to meet the deadline set by HKSCC Nominees, you should check with your licensed securities dealer/registered institution in securities/custodian bank for the timing on processing your instruction, and submit your instruction to your licensed securities dealer/registered institution in securities/custodian bank as required by them; or

(d)

if your Ordinary Shares have been lodged with your Investor Participant’s account maintained with CCASS, authorize your instruction via the CCASS Phone System or CCASS Internet System before the deadline set by HKSCC Nominees.

If the number of Ordinary Share(s) shown in the share certificate is not wholly accepted by you, new share certificate representing the number of Ordinary Share(s) to be transferred shown in the WHITE Form of Acceptance of the Non-US Offer must be applied for.

If the share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) in respect of your Ordinary Shares is/are not readily available and/or is/are lost, as the case may be, and you wish to accept the Non-US Offer in respect of your Ordinary Shares, the WHITE Form of Acceptance of the Non-US Offer should nevertheless be duly completed and signed and delivered to the Registrar together with a letter stating that you have lost one or more of your share certificates and/or transfer receipt(s) and/or other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) in respect of your Ordinary Shares or that it/they is/are not readily available. If you find such document(s) or if it/they become(s) available, it/they should be forwarded to the Registrar as soon as possible thereafter.

If you have lost your share certificate(s) and/or transfer receipt(s) and/or other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) in respect of your Ordinary Shares, you should also write to the Registrar requesting a letter of indemnity which, when completed in accordance with the instructions given, should be returned to the Registrar.

If you have lodged transfer(s) of any of your Ordinary Shares for registration in your name and have not received your share certificate(s) and you wish to accept the Non-US Offer in respect of your Ordinary Shares, you should nevertheless complete and sign the WHITE Form of Acceptance of the Non-US Offer and deliver it to the Registrar together with the transfer receipt(s) duly signed by you. Such action will be deemed to be an irrevocable authority to Morgan Stanley and/or the Joint Offerors or their respective agent(s) to collect from Lufax or the Registrar on your behalf the relevant share certificate(s) when issued and to deliver such share certificate(s) to the Registrar and to authorize and instruct the Registrar to hold such share certificate(s), subject to the terms and conditions of the Non-US Offer, as if it/they were delivered to the Registrar with the WHITE Form of Acceptance of the Non-US Offer.

An acceptance of the Non-US Offer may not be counted as valid unless:

(a)

it is received by the Registrar on or before 4:00 p.m. on the Expiration Date (Hong Kong time) or such time and/or date as the Joint Offerors may determine and announce in accordance with the Takeovers Code, and the Registrar has recorded that such acceptance and any relevant documents required under paragraph (b) below have been so received; and

APPENDIX I	FURTHER TERMS AND PROCEDURES FOR ACCEPTANCE OF THE LUFAX OFFERS

(b)	the WHITE Form of Acceptance of the Non-US Offer is duly completed and signed and is:

(i)

accompanied by the relevant share certificate(s) and/or transfer receipt (s) and/ or other document (s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) and, if that/those share certificate(s) is/are not in your name, such other documents (e.g. a duly stamped transfer of the relevant Ordinary Shares in blank or in favor of the acceptor executed by the registered holder) in order to establish your right to become the registered holder of the relevant Ordinary Shares; or

(ii)

from a registered Non-US Shareholder or his personal representatives (but only up to the amount of the registered holding and only to the extent that the acceptance relates to Ordinary Shares which are not taken into account under the other sub-paragraphs of this paragraph (b)); or

(iii)	certified by the Registrar or the Stock Exchange.

If the WHITE Form of Acceptance of the Non-US Offer is executed by a person other than the registered Non-US Shareholder, appropriate documentary evidence of authority (e.g. grant of probate or certified copy of a power of attorney) to the satisfaction of the Registrar must be produced.

No acknowledgment of receipt of any WHITE Form of Acceptance of the Non-US Offer, share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) will be given.

ADS Holders

If you hold ADSs in record form (wherever you are located), to accept this Offer in respect of Ordinary Shares underlying your ADSs, you should complete the Letter of Transmittal accompanying this Offer Document in accordance with the instructions printed on it and return as soon as possible the completed Letter of Transmittal (along with your ADRs) to the Tender Agent. ADS Holders (wherever such ADS Holders are located) may only tender into this Offer.

If you hold ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary, you must contact your broker, dealer, commercial bank, trust company or other securities intermediary and have such securities intermediary tender your ADSs on your behalf through DTC. In order for a book-entry transfer to constitute a valid tender of your ADSs in this Offer, the ADSs must be tendered by your broker, dealer, commercial bank, trust company or other securities intermediary before the Expiration Date. Further, before the Expiration Date, the Tender Agent must receive (a) a confirmation of such tender of the ADSs and (b) a message transmitted by DTC which forms part of a book-entry confirmation and states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received, and agrees to be bound by, the terms of this Offer and the Letter of Transmittal, and that the Joint Offerors may enforce such agreement against such participant. DTC, participants in DTC and other securities intermediaries are likely to establish cut-off times and dates that are earlier than the Expiration Date for receipt of instructions to tender the ADSs from their clients. Note that if your ADSs are held through a broker, dealer, commercial bank, trust company or other securities intermediary and your securities intermediary tenders your ADSs as instructed by you, your securities intermediary may charge you a transaction or service fee. You should consult your securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.

If you are a DTC participant and hold the ADSs in a DTC account as a DTC participant, you must tender your ADSs through DTC’s ATOP and follow the procedure for book-entry transfer by causing DTC to transfer the ADSs in your participant’s account to the Tender Agent. An Agent’s Message must be transmitted by DTC and received by the Tender Agent prior to 4:00 a.m. (New York time) on the Expiration Date to validly tender the ADSs pursuant to the Offer.

ADS Holders (wherever such ADS Holders are located) may only tender into the Offer, unless such ADS Holder chooses to accept the Non-US Offer by cancelling its ADSs and withdrawing the underlying Lufax Offer Shares from the ADS program and becoming a Lufax Shareholder. Lufax US Shareholders can choose to accept either the Offer or the Non-US Offer. US Shareholders who choose to accept the Non-US Offer will be treated as Non-US Shareholders and will not be able to withdraw acceptance from the Non-US Offer unless such right is provided under Rule 19.2 of the Takeovers Code.

APPENDIX I	FURTHER TERMS AND PROCEDURES FOR ACCEPTANCE OF THE OFFER

ADS Holders who would like to accept the Non-US Offer may elect to become Shareholders by cancelling their ADSs and withdrawing the Ordinary Shares underlying the ADSs, subject to compliance with the terms of the Deposit Agreement, including payment of applicable fees to the Depositary (including a cancellation fee of US$5.00 per 100 ADSs, plus a US$15.00 cable fee), and any other applicable expenses and taxes. ADS Holders who hold their ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary and wish to cancel their ADSs should follow the broker, dealer, commercial bank, trust company or other securities intermediary’s procedure and instruct the broker, dealer, commercial bank, trust company or other securities intermediary to arrange for the cancellation of the ADSs and the withdrawal and transfer of the underlying Ordinary Shares from the Depositary’s account on CCASS to the ADS Holder’s Hong Kong stock account. If an ADS Holder prefers to receive Ordinary Shares outside CCASS, he or she must receive Ordinary Shares in CCASS first and then arrange for withdrawal from CCASS. Such ADS Holder can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Ordinary Shares in his or her own name with the Registrar. For Ordinary Shares to be received in CCASS, under normal circumstances, the above steps to cancel the ADSs and withdraw Ordinary Shares generally require two (2) US business days from the date of receipt by the Depositary of the ADSs to be canceled along with valid cancellation instructions and the payment of the cancellation fee. For Ordinary Shares to be received outside CCASS in physical form, the above steps to cancel the ADSs and withdraw Ordinary shares may take fourteen (14) US business days or more to complete. ADS Holders will be unable to receive or trade the Ordinary Shares on the HKSE until the procedures to cancel the ADSs and withdraw Ordinary Shares are completed. Please note that temporary delays may arise. For example, the transfer books of the Depositary may from time to time be closed to the cancellation and withdrawal of the ADSs from the ADS program.

ADS Holders who choose to accept the Non-US Offer by cancelling their ADSs and withdrawing the Ordinary Shares underlying the ADSs will be treated as Non-US Shareholders and will not be able to withdraw acceptances from the Non-US Offer unless such right is provided under Rule 19.2 of the Takeovers Code. No acknowledgement of receipt of any Form(s) of Acceptance, Letter of Transmittal, Ordinary Share, ADS, ADR, transfer receipt(s) or other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) (if any) will be given.

No acknowledgement of receipt of any Form(s) of Acceptance, Letter of Transmittal, Ordinary Share, ADS, ADR, transfer receipt(s) or other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) (if any) will be given.

Acceptance of this Offer must be received by the Tender Agent no later than 4:00 a.m. on October 28, 2024 (New York time) or such later date as the Joint Offerors may determine and announce.

2.	SETTLEMENT

The Non-US Offer

If you accept the Non-US Offer, payment in cash of the consideration in respect of acceptance of the Non-US Offer (less the seller’s ad valorem stamp duty (if applicable) payable by the Non-US Shareholders who accept the Non-US Offer, further details of which are set out in section headed “8. Hong Kong Stamp Duty” under Appendix I to this Offer Document) will be made no later than seven (7) Hong Kong business days following the date of receipt of duly completed and valid acceptance of the Non-US Offer, or within an expected two (2) US business days following the Expiration Date, whichever is earlier. Relevant documents of title must be received by or on behalf of the Joint Offerors to render each acceptance of the Non-US Offer complete and valid. Each check will be distributed ordinary post to US Shareholders at their respective addresses as they appear in the register of members of Lufax, or in case of joint holders, to the US Shareholder whose name appears first in the said register of members, unless otherwise specified in theaccompanying WHITE Form of Acceptance completed, returned and received by the Registrar to theaddress specified on the relevant US Shareholder’s WHITE Form of Acceptance of Non-US Offer at his/her own risk.

This Offer

If you accept this Offer, payment in cash of the consideration in respect of acceptance of this Offer (net of any applicable fees, expenses and taxes) will be made promptly (expected to be within two (2) US business days) following the Expiration Date. Relevant documents of title must be received by or on behalf of the Joint Offerors to render each acceptance of this Offer complete and valid. Each check will be distributed by ordinary post to the address specified on the relevant US Shareholder’s BLUE Form of Acceptance or relevant ADS Holder of record’s Letter of Transmittal of this Offer at his/her own risk.

Since Rule 14e-1(c) of the Exchange Act states that consideration must be paid for the tendered securities promptly after the termination of the tender offer, the settlement of the consideration payable to US Shareholders and ADS Holders under the Offer will not be made no later than seven (7) HK business days following the date of receipt of duly completed and valid acceptance in accordance with Rule 20.1(a) of the Takeovers Code. The Joint Offerors have applied to the Executive for a waiver from strict compliance with Rule 20.1(a) of the Takeovers Code for settlement to US Shareholders and Lufax ADS Holders under the Offer to be made by within an expected two (2) US business days following the Expiration Date in accordance with the Exchange Act.

Additional Settlement Terms and Procedures for the Offers

Relevant documents of title must be received by or on behalf of the Joint Offerors to render each acceptance of the Offer(s) complete and valid.

No fractions of a cent will be payable and the amount of the consideration payable will be rounded up to the nearest cent.

APPENDIX I	FURTHER TERMS AND PROCEDURES FOR ACCEPTANCE OF THE OFFER

3.	ACCEPTANCE PERIOD AND REVISIONS

Pursuant to Rule 15.1 of the Takeovers Code and the applicable US tender offer rules, this Offer will remain open for acceptance for at least twenty (20) US business days following the date on which this Offer Document is posted. Unless this Offer has previously been revised or extended with the consent of the Executive, to be valid, the BLUE Form of Acceptance and/or Letter of Transmittal must be received by the Tender Agent in accordance with the instructions printed thereon by 4:00 a.m. on October 28, 2024 (New York time).

The Joint Offerors do not intend to extend the Lufax Offers save in wholly exceptional circumstances, as provided in Rule 18.2 of the Takeovers Code, or if required by a governmental body of competent jurisdiction. However, if the Offers are extended or revised, the announcement of such extension or revision will state the next Expiration Date or a statement that Offers will remain open until further notice. If the Joint Offerors are to extend the Offers, they are required to extend the Offers for the minimum period required by any rule, regulation, interpretation or position of the SEC or its staff or by any rule, regulation or position of NYSE or by any applicable US federal securities law.

If, in the course of the Offers, the Joint Offerors revises the terms of the Offers, whether or not you have already accepted the Offers, you will be entitled to accept the revised Offers under the revised terms. The revised Offers must be kept open for at least fourteen (14) days following the date on which the revised offer document is posted and shall not be closed earlier than the Expiration Date.

If the Expiration Date is extended, any reference in this Offer Document and in the Forms of Acceptance to the Expiration Date shall, except where the context otherwise requires, be deemed to refer to the subsequent Expiration Date.

4.	ANNOUNCEMENTS

By 6:00 p.m. Hong Kong time on the Expiration Date (or such later time and/or date as the Executive may in exceptional circumstances permit), the Joint Offerors must inform the Executive and the HKSE of its decision in relation to the expiry, revision and extension of the Offers. The Joint Offerors must publish an announcement in accordance with the Listing Rules on the HKSE’s website by 7:00 p.m. Hong Kong time on the Expiration Date stating the results of the Offers and whether the Offers has been revised, extended or expired. The announcement will state the following:

(a)	the total number of Ordinary Shares and Options and rights over Ordinary Shares and Options for which acceptances of the Offers have been received;

(b)	the total number of Ordinary Shares and Options and rights over Ordinary Shares and Options held, controlled or directed by the Joint Offerors before the Offer Period;

(c)	the total number of Ordinary Shares and Options and rights over Ordinary Shares and Options acquired or agreed to be acquired during the Offer Period by the Joint Offerors; and

(d)

details of any relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) in which any member of the Joint Offerors have borrowed or lent, save for any borrowed Ordinary Shares which have been either on-lent or sold.

The announcement will specify the percentages of voting rights represented by these numbers of Ordinary Shares (of Ordinary Shares, as the case may be) and Options.

In computing the total number of Ordinary Shares and Options represented by acceptances, only valid acceptances that are complete, in good order and fulfil the requirements set out in this Appendix I, and which have been received by the Registrar no later than 4:00 p.m. Hong Kong time on the Expiration Date or by the Tender Agent no later than 4:00 a.m. New York time on the Expiration Date, being the latest time and date for acceptance of the Offers, shall be included.

As required under the Takeovers Code, all announcements in relation to the Offers will be made in accordance with the requirements of the Listing Rules.

5.	NOMINEE REGISTRATION

To ensure equality of treatment of all Shareholders, those Shareholders who hold Ordinary Shares as nominees on behalf of more than one beneficial owner should, as far as practicable, treat the holding of each beneficial owner separately. In order for beneficial owners of Ordinary Shares, whose investments are registered in the names of nominees, to accept the Non-US Offer, it is essential that they provide instructions of their intentions with regard to the Non-US Offer to their nominees.

APPENDIX I	FURTHER TERMS AND PROCEDURES FOR ACCEPTANCE OF THE OFFER

6.	RIGHT OF WITHDRAWAL UNDER THIS OFFER

Acceptances tendered by the Shareholders under the Non-US Offer, the Optionholders under the Option Offer and the PSU Holders under the PSU Arrangement shall be irrevocable and cannot be withdrawn, except in the circumstances set out in the following paragraph. An acceptor of this Offer may withdraw his/her acceptance by lodging a notice in writing signed by the acceptor (or his/her agent duly appointed in writing and evidence of whose appointment is produced together with the notice) with the required information to the Tender Agent.

Under Rule 19.2 of the Takeovers Code, if the Offeror Group is unable to comply with any of the requirements of making announcements relating to the Offers set out in section 4 of this Appendix I, the Executive may require that acceptors be granted a right of withdrawal, on terms acceptable to the Executive, until such requirements can be met.

In such case, when any Shareholder, the Optionholder and the PSU Holder withdraw acceptance(s) from the Non-US Offer, the Option Offer and the PSU Arrangement, respectively, the Joint Offerors shall, at the own risk of the respective Shareholder, the Optionholder and the PSU Holder, as soon as possible but in any event within ten (10) days thereof, return by ordinary post the relevant share certificate(s), option certificate(s) (if applicable) and/or other document(s) of title (and/or satisfactory indemnity or indemnities required in respect thereof) lodged with the Form(s) of Acceptance to the relevant Shareholder, the Optionholder and the PSU Holder.

However, Rule 14d-7(a)(1) of the Exchange Act provides holders of tendering securities the right to withdraw any tendered securities during the period in which the tender offer is open. Therefore, under this Offer, US Shareholders and ADS Holders will be able to withdraw their acceptances at any time during the Offer Period. This Offer will be deemed not to have been validly accepted in respect of any Ordinary Shares or ADSs acceptances in respect of which have been validly withdrawn. However, this Offer may be accepted again in respect of any withdrawn Ordinary Shares or the ADSs by following one of the procedures described below at any time prior to expiry of this Offer. Notwithstanding the foregoing, US Shareholders and ADS Holders who have cancelled their ADSs and withdrawn the Ordinary Shares underlying the ADSs and have accepted the Non-US Offer in respect of such Ordinary Shares cannot withdraw such acceptance, which shall be irrevocable, except in the circumstances set out in the second paragraph of this section 6.

To be effective, a written notice of withdrawal must be received on a timely basis by the Tender Agent to whom the acceptance was originally sent at their respective address and must specify the name of the person who has tendered the Ordinary Shares or ADSs, the number of Ordinary Shares or ADSs to be withdrawn and, if ADSs have been tendered, the name of the registered holder, if different from the name of the person whose acceptance is to be withdrawn. “Written notice” (including any letter of appointment, direction or authority) means notice in writing bearing the original signature(s) of the relevant accepting holders of Ordinary Shares or ADSs or his/their agent(s) duly appointed in writing (evidence of whose appointment satisfactory to the Joint Offerors is produced with the notice). Facsimile or other electronic transmissions are not sufficient in the United States to constitute written notice. If you are a DTC participant and hold ADSs in a DTC account as a DTC participant, you may withdraw by submitting an Agent’s Message to DTC through your securities intermediary.

The Joint Offerors have applied to the Executive for a waiver from strict compliance with Rule 17 of the Takeovers Code for granting of withdrawal rights to US Shareholders and ADS Holders under this Offer in accordance with the Exchange Act.

7.	EFFECT OF ACCEPTANCE OF THIS OFFER

By accepting the Non-US Offer, the relevant Lufax Shareholder will be deemed to warrant that all Lufax Shares to be sold by such person under the Non-US Offer are fully paid and free from all Encumbrances and together with all rights and benefits attaching thereto as at the date of this Offer Document or subsequently becoming attached to them, including but not limited to the right to receive all dividends, distributions and any return of capital, if any, which may be paid, made or declared or agreed to be made or paid thereon or in respect thereof on or after the date on which the Non-US Offer is made, being the date of despatch of this Offer Document.

By accepting this Offer, the relevant US Shareholder or ADS Holder will be deemed to warrant that all Ordinary Shares or ADSs to be sold by such person under this Offer are fully paid and free from all encumbrances and together with all rights and benefits attaching thereto as at the date of this Offer Document or subsequently becoming attached to them, including but not limited to the right to receive all dividends, distributions and any return of capital, if any, which may be paid, made or declared or agreed to be made or paid thereon or in respect thereof on or after the date on which this Offer is made, being the date of despatch of this Offer Document.

Acceptance of the Non-US Offer will be irrevocable and will not be capable of being withdrawn, except as permitted under the Takeovers Code.

APPENDIX I	FURTHER TERMS AND PROCEDURES FOR ACCEPTANCE OF THE OFFER

8.	HONG KONG STAMP DUTY

The seller’s Hong Kong ad valorem stamp duty (if applicable) payable by the Shareholders who accept the non-US Offer and calculated at a rate of 0.1% of the higher of (i) the market value of the Ordinary Shares; or (ii) the consideration payable by the Joint Offerors in respect of the relevant acceptances of the Non-US Offer (using the exchange rate as determined by the Monetary Authority pursuant to section 18(2) of the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)), will be deducted from the amount payable by the Joint Offerors to such person on acceptance of the Non- US Offer.

The Joint Offerors will arrange for payment of the seller’s ad valorem stamp duty (if applicable) on behalf of the relevant Shareholders accepting the Non-US Offer and pay the buyer’s Hong Kong ad valorem stamp duty (if applicable) in connection with the acceptance of the Non-US Offer.

9.	TAXATION ADVICE

Shareholders and Optionholders and PSU Holders are recommended to consult their own professional advisers if they are in any doubt as to the taxation implications of accepting or rejecting the Lufax Offer(s). None of the Offeror Group, Lufax, Morgan Stanley and their respective ultimate beneficial owners, directors, officers, employees, agents or associates or any other person involved in the Offer(s) accepts responsibility for any taxation effects on, or liabilities of, any persons as a result of their acceptance or rejection of the Offer(s).

10.	GENERAL

(a) All communications, notices, Forms of Acceptance, share certificates, option certificates, transfer receipts, other documents of title (and/or any satisfactory indemnity or indemnities required in respect thereof) and remittances to be delivered by or sent to or from US Shareholders and ADS Holders will be delivered by or sent to or from them, or their designated agents, through post at their own risk, and none of the Joint Offerors, Lufax, Morgan Stanley, Transfer Agent, Registrar or parties acting in concert with any of them or any of their respective ultimate beneficial owners, directors, officers, employees, agents, associates or any other person involved in this Offer accepts any liability for any loss in postage or any other liabilities that may arise as a result thereof.

(b) The provisions set out in the Letter of Transmittal and the Forms of Acceptance form part of the terms of the Offers.

(c) Due execution of the Letter of Transmittal or the Form(s) of Acceptance will constitute an irrevocable authority to the Joint Offerors and/or Morgan Stanley (or any of their respective ultimate beneficial owners, directors, officers, employees, agents or associates) to complete, and execute any document on behalf of the US Shareholder or ADS Holder who accepts the Offers and to do any other act that may be necessary or expedient for the purposes of vesting in the Joint Offerors (or such person or persons as it may direct) the Ordinary Shares or the ADSs in respect of which such person has accepted the Offers.

(d) The accidental omission to despatch this Offer Document, the US Offer Document, the Letter of Transmittal and/or the Forms of Acceptance or any of them to any person to whom the Offers are made will not invalidate the Offers in any way.

(e) To the extent permissible, the Offers and all acceptances thereof will be governed by and construed in accordance with US federal securities laws.

(f) The settlement of the consideration to which any Shareholder or ADS Holder is entitled under the Offers will be implemented in full in accordance with the terms of the Offers without regard to any lien, right of set-off, counterclaim or other analogous right to which the Joint Offerors may otherwise be, or claim to be, entitled against such Shareholder or ADS Holder.

(g) Any Shareholders or ADS Holders accepting the Offers will be responsible for payment of any transfer or cancellation or other taxes or duties payable in respect of the relevant jurisdiction due by such persons.

(h) In making their decision, Shareholders and ADS Holders must rely on their own examination of the Lufax Group and the terms of the Offers, including the merits and risks involved. The contents of this Offer Document, and the US Offer Document, including any general advice or recommendation contained herein together with the Letter of Transmittal and the Forms of Acceptance and the Letter of Transmittal, shall not be construed as any legal or business advice on the part of the Offeror Group, Lufax, Morgan Stanley or their respective professional advisers. Shareholders and ADS Holders should consult their own professional advisers for professional advice.

(i) References to this Offer in this Offer Document, the US Offer Document, the Letter of Transmittal and in the Forms of Acceptance shall include any extension and/or revision thereof.

(j) The Tender Agent, Computershare Trust Company, N.A., is situated at c/o Voluntary Corporate Actions, P.O. Box 43011, Providence, RI 02940.

(k) This Offer Document has been prepared for the purposes of compliance with the US tender offer rules applicable to securities registered under the Exchange Act.

APPENDIX II	FINANCIAL INFORMATION OF THE LUFAX GROUP

1.	SUMMARY OF THE FINANCIAL INFORMATION OF THE LUFAX GROUP

Set out below is a summary of the audited consolidated financial information of the Lufax Group for each of the years ended December 31, 2021, 2022 and 2023 as extracted from the listing document and relevant annual report of Lufax and unaudited consolidated financial information of the Lufax Group for the six months ended June 30, 2023 and 2024 as extracted from the interim results announcement of Lufax:

Consolidated Statement of Profit or Loss and Other Comprehensive Income

	Six months ended June 30,		Year ended December 31,
	2024	2023	2023	2022	2021
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)
Technology platform-based income	4,551,892	9,086,070	15,325,826	29,218,432	38,294,317
Net interest income	5,560,940	6,715,547	12,348,357	18,981,376	14,174,231
Guarantee income	1,775,400	2,565,405	4,392,376	7,372,509	4,370,342
Other income	636,783	537,632	1,143,770	1,238,004	3,875,407
Investment income	415,657	445,007	1,050,453	1,305,625	1,151,753
Share of net profit/(loss) of investments accounted for using the equity method	(691)	(1,587)	(5,416)	(218)	(31,143)
Total income	12,939,981	19,348,074	34,255,366	58,115,728	61,834,907
Sales and marketing expenses	(2,889,635)	(5,570,120)	(9,867,488)	(15,756,916)	(17,993,072)
General and administrative expenses	(993,199)	(1,249,416)	(2,304,835)	(2,830,119)	(3,559,323)
Operation and servicing expenses	(2,654,672)	(3,134,026)	(6,118,635)	(6,429,862)	(6,557,595)
Technology and analytics expenses	(527,733)	(685,616)	(1,387,055)	(1,872,454)	(2,083,994)
Credit impairment losses	(5,421,572)	(6,129,506)	(12,697,308)	(16,550,465)	(6,643,727)
Asset impairment losses	—	—	(31,246)	(427,108)	(1,100,882)
Finance costs	(71,405)	(324,288)	(414,023)	(1,238,992)	(995,515)
Other gains/(losses)—net	(298,990)	172,856	210,336	3,459	499,379
Total expenses	(12,857,206)	(16,920,116)	(32,610,254)	(45,102,457)	(38,434,729)
Profit before income tax expenses	82,775	2,427,958	1,645,112	13,013,271	23,400,178
Less: Income tax expenses	(1,642,727)	(691,970)	(610,626)	(4,238,232)	(6,691,118)
Net profit/(loss) for the period/year	(1,559,952)	1,735,988	1,034,486	8,775,039	16,709,060
Net profit attributable to:
Owners of the Company	(1,662,535)	1,637,325	886,865	8,699,369	16,804,380
Non-controlling interests	102,583	98,663	147,621	75,670	(95,320)
Net profit/(loss) for the period	(1,559,952)	1,735,988	1,034,486	8,775,039	16,709,060

APPENDIX II	FINANCIAL INFORMATION OF THE LUFAX GROUP

Other comprehensive income/(loss), net of tax:
Items that may be reclassified to profit or loss
– Changes in the fair value of debt instruments at fair value over comprehensive income	(2,511)	—	—	—	—
– Exchange differences on translation of foreign operations	(426)	(126,043)	(54,409)	(289,599)	66,501
Items that will not be reclassified to profit or loss
– Exchange differences on translation of foreign operations to the presentation currency	(71,732)	(550,592)	(410,572)	(1,291,250)	(38,219)
Total comprehensive income	(1,634,621)	1,059,353	569,505	7,194,190	16,737,342
attributable to:	(1,736,911)	959,564	421,275	7,118,117	16,832,782
Owners of the Company Non-controlling interests	102,290	99,789	148,230	76,073	(95,440)
Earnings per share (expressed in RMB per share)
- Basic earnings per share	(1.45)	1.43	0.77	7.60	14.22
- Diluted earnings per share	(1.45)	1.43	0.77	7.58	13.38
- Basic earnings per ADS	(2.90)	2.86	1.54	15.20	28.44
- Diluted earnings per ADS	(2.90)	2.86	1.54	15.16	26.76

On March 7, 2022, Lufax Board approved and declared a cash dividend of US$0.68 per Ordinary Share to Shareholders on record as of the close of trading on the NYSE on April 8, 2022, which amounting to 1,144,226,418 Ordinary Shares. This annual dividend was paid in April 2022.

On August 3, 2022, Lufax Board approved an interim cash dividend of US$0.34 per Ordinary Share for the six-month period ended June 30, 2022 to Shareholders on record as of the close of trading on the NYSE on October 13, 2022, which amounting to 1,145,926,797 Ordinary Shares. The interim dividend was paid in October 2022.

On March 13, 2023, Lufax Board approved an interim cash dividend of US$0.1 per Ordinary Share for the six-month period ended December 31, 2022 to Shareholders on record as of the close of trading on the NYSE on April 7, 2023, which amounting to 1,146,108,643 Ordinary Shares. The interim dividend was paid in April 2023.

On August 22, 2023, Lufax Board approved an interim cash dividend of US$0.078 per Ordinary Share for the six-month period ended June 30, 2023 to Shareholders on record as of the close of trading on the NYSE on October 12, 2023, which amounting to 1,146,282,721 Ordinary Shares. The interim dividend was paid in October 2023.

On March 21, 2024, Lufax Board resolved a special dividend out of the share premium account under the reserves of Lufax in the amount of US$1.21 per Ordinary Share or US$2.42 per ADS, and such special dividend was paid in July 2024 to Shareholders and August 2024 to ADS Holders.

APPENDIX II	FINANCIAL INFORMATION OF THE LUFAX GROUP

Consolidated Statement of Financial Position

	As of June 30,		As of December 31,
	2024	2023	2023	2022	2021
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)
ASSETS
Cash at bank	37,113,898	46,927,978	39,598,785	43,882,127	34,743,188
Restricted cash	10,683,924	16,525,118	11,145,838	26,508,631	30,453,539
Financial assets at fair value through profit or loss	29,249,592	23,174,613	28,892,604	29,089,447	31,023,211
Financial assets at fair value through other comprehensive income	1,739,416	—	—	—	—
Financial assets at amortized cost	2,918,120	3,628,947	3,011,570	4,716,448	3,784,613
Financial assets purchased under reverse repurchase agreements	—	—	—	—	5,527,177
Accounts and other receivables and contract assets	5,410,456	10,245,741	7,293,671	15,758,135	22,344,773
Loans to customers	112,708,888	163,236,747	129,693,954	211,446,645	214,972,110
Deferred tax assets	5,476,280	4,991,199	5,572,042	4,990,352	4,873,370
Property and equipment	162,426	248,284	180,310	322,499	380,081
Investments accounted for using the equity method	—	37,684	2,609	39,271	459,496
Intangible assets	1,016,210	879,258	874,919	885,056	899,406
Right-of-use assets	349,884	557,225	400,900	754,010	804,990
Goodwill	9,171,729	8,911,445	8,911,445	8,911,445	8,918,108
Other assets	929,279	1,517,147	1,444,362	1,958,741	1,249,424
Total assets	216,930,102	280,881,386	237,023,009	349,262,807	360,433,486
LIABILITIES
Payable to platform investors	781,083	1,436,543	985,761	1,569,367	2,747,891
Borrowings	41,002,213	31,813,817	38,823,284	36,915,513	25,927,417
Customer deposits	3,126,937	—	—	—	—
Bonds payable	—	1,151,921	—	2,143,348	—
Current income tax liabilities	447,523	544,309	782,096	1,987,443	8,222,684
Accounts and other payables and contract liabilities	15,188,201	7,558,070	6,977,118	12,198,654	8,814,255
Payable to investors of consolidated structured entities	61,693,369	121,523,513	83,264,738	177,147,726	195,446,140
Financing guarantee liabilities	3,507,405	4,720,097	4,185,532	5,763,369	2,697,109
Deferred tax liabilities	427,332	648,329	524,064	694,090	833,694
Lease liabilities	342,671	545,060	386,694	748,807	794,544
Convertible promissory notes payable	5,898,783	5,556,909	5,650,268	5,164,139	10,669,498
Optionally convertible promissory notes	—	8,726,033	—	8,142,908	7,405,103
Other liabilities	1,838,182	1,839,112	1,759,672	2,000,768	2,315,948
Total liabilities	134,253,699	186,063,713	143,339,227	254,476,132	265,874,283
EQUITY
Share capital	75	75	75	75	75
Share premium	22,306,417	31,290,230	32,142,233	32,073,874	33,365,786
Treasury shares	(5,642,768)	(5,642,769)	(5,642,768)	(5,642,769)	(5,560,104)
Other reserves	544,621	1,439,763	155,849	2,158,432	9,304,995
Retained earnings	63,824,564	66,237,559	65,487,099	64,600,234	55,942,943
Total equity attributable to owners’ of the Company	81,032,909	93,324,858	92,142,488	93,189,846	93,053,695
Non-controlling interests	1,643,494	1,492,815	1,541,294	1,596,829	1,505,508
Total equity	82,676,403	94,817,673	93,683,782	94,786,675	94,559,203
Total liabilities and equity	216,930,102	280,881,386	237,023,009	349,262,807	360,433,486

APPENDIX II	FINANCIAL INFORMATION OF THE LUFAX GROUP

The consolidated financial statements of the Lufax Group for each of the years ended December 31, 2021, 2022 and 2023 were audited by PricewaterhouseCoopers. The consolidated financial statements of the Lufax Group for the years ended December 31, 2021, 2022 and 2023 did not contain any qualified or modified opinion, nor any emphasis of matter or material uncertainty related to going concern.

Save as disclosed above, there were no items of any income or expense which are material in respect of the consolidated financial results of Lufax for the years ended December 31, 2021, 2022 and 2023 and six months ended June 30, 2023 and 2024.

2.	CONSOLIDATED FINANCIAL STATEMENTS OF THE GROUP

Lufax is required to set out or refer to in this Offer Document the consolidated statements of comprehensive income, consolidated statements of financial position, consolidated statements of changes in equity, consolidated statements of cash flows and any other primary statement as shown in the audited consolidated financial statements of Lufax for the years ended December 31, 2021, 2022 and 2023 and the unaudited financial statements of Lufax for the six months ended June 30, 2024, together with the notes to the relevant published financial statements which are of major relevance to the appreciation of the above financial information

The unaudited consolidated financial results of Lufax for the six months ended June 30, 2024 were set out from pages 20 to 56 in the interim results announcement published by Lufax on August 22, 2024 (the “2024 Interim Results”) on the websites of the HKSE (http://www.hkexnews.hk), the SEC (http://www.sec.gov/) and Lufax (https://ir-hk.lufaxholding.com/), and is accessible via the following hyperlink:

(https://www1.hkexnews.hk/listedco/listconews/sehk/2024/0822/2024082200013.pdf)

The audited consolidated financial statements of Lufax for the year ended December 31, 2023 were set out from pages 103 to 238 in the 2023 annual report published by Lufax on April 23, 2024 (the “2023 Annual Report”) on the websites of the HKSE (http://www.hkexnews.hk), the SEC (http://www.sec.gov/) and Lufax (https://ir-hk.lufaxholding.com/), and is accessible via the following hyperlink:

(https://www1.hkexnews.hk/listedco/listconews/sehk/2024/0423/2024042301440.pdf)

The audited consolidated financial statements of Lufax for the year ended December 31, 2022 were set out from pages I-4 to I-136 in the listing document of Lufax dated April 11, 2023 on the websites of the HKSE (http://www.hkexnews.hk), the SEC (http://www.sec.gov/) and Lufax (https://ir-hk.lufaxholding.com/), and is accessible via the following hyperlink:

(https://www1.hkexnews.hk/listedco/listconews/sehk/2023/0411/2023041100011.pdf)

3.	CONTINGENT LIABILITIES

Previously, Lufax shared credit risk with its funding partners by utilizing a combination of Lufax’s licensed financing guarantee subsidiary and collaborations with third-party credit enhancement providers. In the fourth quarter of 2023, Lufax successfully completed the transformation of its business to a 100% guarantee business model, under which Lufax’s licensed financing guarantee subsidiary provides a guarantee for each new loan transaction without the use of third-party credit enhancement. As of June 30, 2024, the balance of Lufax’s remaining commitment under the financing guarantee contracts for which Lufax does not consolidate the underlying loans amounted to RMB53,294 million.

Other than the above, Lufax did not have any material contingent liabilities as of June 30, 2024.

4.	INDEBTEDNESS STATEMENT

As at June 30, 2024, being the latest practicable date for the purpose of the statement of indebtedness prior to the printing of this Offer Document, the Lufax Group had the following outstanding indebtedness:

APPENDIX II	FINANCIAL INFORMATION OF THE LUFAX GROUP

As of June 30, 2024 (RMB’000)
Borrowings	41,002,213
Convertible promissory note payable	5,898,783
Lease liabilities	342,671

Total	47,243,667

Borrowings

The borrowings of the Lufax Group were unsecured bank borrowings and there were no secured borrowings as of June 30, 2024.

The following table sets forth the breakdown of the borrowings as of the date indicated:

As of June 30, 2024 (RMB’000)
Unsecured bank borrowings	40,762,258
Interest payable	239,955

Total borrowings	41,002,213

The following table sets forth the range of interest rates of borrowings as of the date indicated:

As of June 30, 2024
Bank borrowings – fixed rate	2.60%-4.20%
Bank borrowings – floating rate	6.33%-7.27%

Convertible promissory notes payable

In October 2015, Lufax issued the Ping An Convertible Promissory Notes in an aggregate principal amount of US$1,953.8 million to Ping An Overseas Holdings and An Ke Technology. As of June 30, 2024, 50% of the outstanding principal amount of the Ping An Convertible Promissory Notes had been redeemed and the remaining 50% outstanding Ping An Convertible Promissory Notes which had not been redeemed can be converted, in whole or in part, into the Ordinary Shares (or the ADSs) at any time from April 30, 2026 until the date which is five (5) business days before (and excluding) October 8, 2026. As of June 30, 2024, the Ping An Convertible Promissory Notes can be converted into an aggregate of 76,559,561 Ordinary Shares, representing approximately 6.67% of the total issued and outstanding Ordinary Shares as of June 30, 2024.

Lease liabilities

As of June 30, 2024, the Lufax Group had lease liabilities of approximately RMB343 million.

Save as aforesaid or otherwise disclosed herein, and apart from the intra-group liabilities, the Directors confirm that the Lufax Group did not, as at the close of business on June 30, 2024, have any bank overdrafts or loans, or other similar indebtedness, mortgages, charges, or guarantees or other material contingent liabilities.

APPENDIX II	FINANCIAL INFORMATION OF THE LUFAX GROUP

5.	MATERIAL CHANGE

The Directors confirm that save as and except for the below, there had been no material change in the financial or trading position or outlook of the Lufax Group since December 31, 2023 (being the date which the latest published audited consolidated financial statements of the Lufax Group were made up) up to and including the Latest Practicable Date.

(1)

As disclosed in the Announcement of Unaudited Interim Results For The Six Months Ended June 30, 2024 dated August 22, 2024, the Lufax Group recorded a net loss of approximately RMB1,560.0 million for the six months period ended June 30, 2024, as compared to a profit of approximately RMB1,736.0 million for the six months period ended June 30, 2023, caused mainly by (i) the decrease of approximately 49.9% in technology platform-based income owing to the decrease of retail credit service fees due to the decrease in loan balance and the decrease of referral and other technology platform-based income due to Lufax’s exit from the Lujintong business; (ii) the decrease of approximately 17.2% in net interest income due to the decrease in loan balance, partially offset by the increase of net interest income from the consumer finance business; and (iii) the increased withholding tax of RMB1,050 million associated with one-off dividends that were paid by Lufax’s PRC subsidiaries in order to support the distribution of Lufax Special Dividend announced on March 21, 2024;

(2)

As disclosed in Lufax’s Inside Information Announcement regarding the Unaudited Financial Results for the Quarter Ended June 30, 2024, dated August 22, 2024, Lufax continues to execute its strategy of obtaining and utilizing strong licenses to bolster its business.

(3)

As part of its “strong license” strategy, Lufax has recently commenced the small loan lending business by leveraging its nationwide small lending license and using its own financial resources, with a view to further optimize its business operations. In compliance with relevant accounting standards, the activities of issuing loans to small loan customers will be classified as operating activities for Lufax. Therefore, both the issuance of loans and the collection of repayments will be reflected in the cash flow from operating activities in Lufax’s consolidated statement of cash flows. Considering the business is in its early stages, Lufax expects an initial negative impact on its cash flow used for operating activities for a short period of time due to the issuance of small loans, until the commencement of the repayment cycle. Nonetheless, there will not be any significant impact on the business operations of the Lufax Group.

Lufax believes that it has sufficient working capital to carry out the small loan lending business and expects that its “strong license” strategy will help Lufax Group reduce its funding costs and improve its product diversity and capital management efficiency.

APPENDIX III	GENERAL INFORMATION RELATING TO THE OFFEROR GROUP

1.	RESPONSIBILITY STATEMENT

The directors of Ping An Group jointly and severally accept full responsibility for the accuracy of the information contained in this Offer Document (other than the information relating to the Lufax Group) and confirm, having made all reasonable inquiries, that to the best of their knowledge, opinions expressed in this Offer Document (other than those expressed by the directors of Lufax, An Ke Technology and Ping An Overseas Holdings) have been arrived at after due and careful consideration and there are no other facts not contained in this Offer Document the omission of which would make any statement in this Offer Document misleading.

The directors of An Ke Technology jointly and severally accept full responsibility for the accuracy of the information contained in this Offer Document (other than the information relating to the Lufax Group, Ping An Group and Ping An Overseas Holdings) and confirm, having made all reasonable inquiries, that to the best of their knowledge, opinions expressed in this Offer Document (other than those expressed by the directors of Lufax, Ping An Group and Ping An Overseas Holdings) have been arrived at after due and careful consideration and there are no other facts not contained in this Offer Document the omission of which would make any statement in this Offer Document misleading.

The directors of Ping An Overseas Holdings jointly and severally accept full responsibility for the accuracy of the information contained in this Offer Document (other than the information relating to the Lufax Group, Ping An Group and An Ke Technology) and confirm, having made all reasonable inquiries, that to the best of their knowledge, opinions expressed in this Offer Document (other than those expressed by the directors of Lufax, Ping An Group and An Ke Technology) have been arrived at after due and careful consideration and there are no other facts not contained in this Offer Document the omission of which would make any statement in this Offer Document misleading.

2.	DISCLOSURE OF INTERESTS

For details of interest in the Ordinary Shares, underlying Ordinary Shares and other relevant securities (as defined under Note 4 to Rule 22 of the Takeovers Code) of Lufax held or controlled by the Offeror Group, Tun Kung and their respective parties acting in concert, please refer to the section headed “Letter from the Lufax Board – Information on the Lufax Group – Public float and shareholdings in Lufax”.

3.	ARRANGEMENTS AND DEALING IN LUFAX SECURITIES

Save for the election for scrip dividend by An Ke Technology and Ping An Overseas Holdings under the Lufax Scrip Dividend Scheme, the Offeror Group, Tun Kung and their respective parties acting in concert have not dealt in the Ordinary Shares, convertible securities, warrants, options or derivatives of Lufax during the six-month period immediately prior to the Offer Period and up to and including the Latest Practicable Date.

The Offeror Group confirm that, as at the Latest Practicable Date:

(a)

save as disclosed in the section headed “Letter from the Lufax Board– Information on the Lufax Group – Public float and shareholdings in Lufax”, the Offeror Group, Tun Kung and their respective parties acting in concert did not own or have control or direction over any voting rights in Lufax or rights over the Ordinary Shares, convertible securities, warrants, options or derivatives of Lufax;

(b)

save as disclosed in the section headed “Letter from the Lufax Board -– Information on the Lufax Group – Public float and shareholdings in Lufax”, neither the Offeror Group, Tun Kung nor their respective parties acting in concert held any convertible securities, warrants or options in respect of the Ordinary Shares;

APPENDIX III	GENERAL INFORMATION RELATING TO THE OFFEROR GROUP

(c)	neither the Offeror Group, Tun Kung nor their respective parties acting in concert had entered into any outstanding derivative in respect of securities in Lufax;

(d)	there is no agreement, arrangement or understanding that any securities acquired in pursuance of the Offers would be transferred, charged or pledged to any other persons;

(e)

there is no arrangement (whether by way of option, indemnity or otherwise) of any kind referred to in Note 8 to Rule 22 of the Takeovers Code in relation to the shares of the Offeror Group or the Ordinary Shares between the Offeror Group, Tun Kung or their respective parties acting in concert and any other person which might be material to the Offers;

(f)

there is no agreement, arrangement or understanding (including any compensation arrangement) exists between the Joint Offerors, Tun Kung and their respective parties acting in concert and any directors or recent directors of Lufax, Shareholders or recent Shareholders having any connection with or dependence upon the Offers;

(g)

no agreement or arrangement existed between (1) the Offeror Group, Tun Kung or their respective parties acting in concert; and (2) any person which relate to the circumstances in which the Offeror Group may or may not invoke or seek to invoke a pre-condition or a condition to its offer and the consequences of its doing so;

(h)	neither the Offeror Group, Tun Kung nor their respective parties acting in concert had borrowed or lent any relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) in Lufax; and

(i)	there is no understanding, arrangement or agreement or special deal between: (1) any shareholder of Lufax; and (2) the Offeror Group, Tun Kung and their respective parties acting in concert.

4.	EXPERT AND CONSENT

The following are the name and the qualifications of the experts whose letter, opinion or advice is contained or referred to in this Offer Document:

Name	Qualifications
Morgan Stanley	a corporation licensed to carry on Type 1 (dealing in securities), Type 4 (advising on securities), Type 5 (advising on futures contracts), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the SFO

As at the Latest Practicable Date, Morgan Stanley has given and has not withdrawn its written consent to the issue of this Offer Document with the inclusion herein of its letter, opinion or advice and the references to its name, logo and/or its qualifications included herein in the form and context in which they appear.

APPENDIX III	GENERAL INFORMATION RELATING TO THE OFFEROR GROUP

5.	MISCELLANEOUS

As at the Latest Practicable Date,

(i)	The registered addresses of the Offeror Group are:

(a) Ping An Group: 47th, 48th, 109th, 110th, 111th, 112th Floors, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen;

(b) An Ke Technology: Suite 2353, 23rd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong; and

(c) Ping An Overseas Holdings: Suite 2318, 23rd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

(ii)

An Ke Technology is a wholly-owned subsidiary of Ping An Financial Technology, which is in turn wholly-owned by Ping An Group. Ping An Overseas Holdings is a direct wholly-owned subsidiary of Ping An Group. Ping An Group has no controlling shareholders.

(a)

the executive directors of Ping An Group are Ma Mingzhe, Xie Yonglin, Michael Guo, Cai Fangfang, and Fu Xin; the non-executive directors of Ping An Group are Soopakij Chearavanont, Yang Xiaoping, He Jianfeng and Cai Xun; the independent non-executive directors of Ping An Group are Ng Sing Yip, Chu Yiyun, Liu Hong, Ng Kong Ping Albert, Jin Li and Wang Guangqian;

(b)	the directors of An Ke Technology are Wang Shiyong, Huang Philip and Cheung Siu Man; and

(c)	the directors of Ping An Overseas Holdings are Cheng Jianxin, Deng Benjamin Bin, Tung Hoi and Zhang Zhichun.

(iii)	The main business address of Morgan Stanley is 30-32, 35-42 & 45-47 Floor and Part of Floor 3, 8-9, International Commerce Centre, 1 Austin Road West Kowloon, Hong Kong.

6.	DOCUMENTS AVAILABLE ON DISPLAY

Copies of the following documents are published on the websites of the Securities and Futures Commission of Hong Kong (the “SFC”) (www.sfc.hk) and Lufax (https://ir-hk.lufaxholding.com/) from the date of this Offer Document up to and including the Expiration Date:

(a)	the memorandum and articles of association of each member of the Offeror Group;

(b)	the audited consolidated accounts of Ping An Group for the years ended December 31, 2022 and 2023;

(c)	the letter from Morgan Stanley and the Offeror Group, the text of which is set out in this Offer Document; and

(d)	the written consents referred to in the paragraph headed “4. Expert and Consent” in this Appendix III.

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

1.	RESPONSIBILITY STATEMENTS

The directors of Lufax jointly and severally accept full responsibility for the accuracy of the information contained in this Offer Document (other than the information relating to the Offeror Group) and confirm, having made all reasonable inquiries, that to the best of their knowledge, opinions expressed in this Offer Document (other than those expressed by the directors of the Offeror Group) have been arrived at after due and careful consideration and there are no other facts not contained in this Offer Document the omission of which would make any statement in this Offer Document misleading.

2.	SHARE CAPITAL

The authorized and issued share capital of Lufax of US$0.00001 each as at the Latest Practicable Date were as follows:

(i) As of December 31, 2023

Authorized		US$
10,000,000,000	Shares	100,000
Issued
1,146,319,171	Shares	11,463.19171

(ii) As at Latest Practicable Date

Authorized		US$
10,000,000,000	Shares	100,000
Issued
1,733,319,204	Shares	17,333.19204

As at the Latest Practicable Date, save that the Lufax Special Dividend has been paid to holders of Ordinary Shares on July 30, 2024 and to ADS Holders on August 6, 2024, Lufax has no other outstanding dividend or other distributions which remains unpaid. Lufax has no intention in declaring any dividend or making other distributions during the Offer Period in respect of the Offers.

As at the Latest Practicable Date, save for the 11,472,990 outstanding Options, 1,405,644 unvested PSUs and the Ping An Convertible Promissory Notes, Lufax does not have any outstanding options, derivatives, warrants or other relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) which are convertible or exchangeable into Ordinary Shares or which confer rights to require the issue of Ordinary Shares and has not entered into any agreement for the issue of such options, derivatives, warrants or securities which are convertible or exchangeable into Ordinary Shares or which confer rights to require the issue of Ordinary Shares.

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

All issued Ordinary Shares rank pari passu in all respects with each other, including, in particular, as to dividends, voting rights and return of capital.

3.	MARKET PRICES

The table below sets out the closing price of the Ordinary Shares on the HKSE on (1) the last trading day of each of the calendar months during the Relevant Period; (2) the last trading date before the date of the Initial Announcement, (3) the date of the Joint Announcement; and (4) the Latest Practicable Date:

Date	Closing price of each Ordinary Share
(HK$)
September 29, 2023	17.22
October 31, 2023	15.92
November 30, 2023	13.8
December 29, 2023	12.2
January 31, 2024	8.5
February 29, 2024	11.58
March 20, 2024 (Last trading date before the date of the Initial Announcement)	14.90
March 28, 2024	17.38
April 30, 2024	18.32
May 31, 2024	18.04
June 28, 2024	9.23
July 3, 2024 (“Date of the Joint Announcement”)	12.3
July 31, 2024	11.2
August 30, 2024	9.02
September 24, 2024 (“Latest Practicable Date”)	9.19

During the Relevant Period, the highest closing price of the Ordinary Shares as quoted on the HKSE was HK$19.26 on May 8, 2024 and the lowest closing price of the Ordinary Shares as quoted on the HKSE was HK$8.04 on June 5, 2024.

4.	DISCLOSURE OF INTERESTS

Directors’ and chief executives’ interests in the securities of Lufax and its associated companies

Save as disclosed below, as at the Latest Practicable Date, so far as is known to the directors of Lufax, the interests and/or short positions (as applicable) of the directors and the chief executives of Lufax in the Ordinary Shares, underlying Ordinary Shares and debentures of Lufax and its associated corporations (within the meaning of Part XV of the SFO), which were required to be notified to Lufax and the HKSE pursuant to Divisions 7 and 8 of Part XV of the SFO (including interests and/or short positions (as applicable) which he/she is taken or deemed to have under such provisions of the SFO), or which were required, pursuant to section 352 of the SFO, to be entered in the register referred to therein, or which were required, pursuant to the “Model Code for Securities Transactions by Directors of Listed Issuers” as set out in Appendix C3 to the Listing Rules, to be notified to Lufax and the HKSE, or which were required, to be disclosed under the Takeovers Code in this Offer Document, were as follows:

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

Name of Directors	Capacity/ Nature of interest	Number of Ordinary Shares and/or Ordinary Shares underlying outstanding Options and/or unvested PSUs granted(1)	Approximate percentage of shareholding interest(1)	Long position/ Short position
Mr. Yong Suk CHO	Beneficial interest	527,150(2)	0.03%	Long position
Mr. Gregory Dean GIBB	Beneficial interest	604,741.5(3)	0.03%	Long position

Notes:

(1)

The calculation is based on the total number of 1,733,319,204 Ordinary Shares issued and outstanding as of the Latest Practicable Date (excluding the treasury shares held by Lufax, which comprised the Ordinary Shares underlying ADSs repurchased by Lufax pursuant to the share repurchase programs and Ordinary Shares issued to the Lufax Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of options or awards granted under the share incentive plans of Lufax).

(2)

This represents the aggregate of (i) 27,150 Ordinary Shares to be issued upon vesting of the unvested PSUs held by Mr. Yong Suk CHO, and (ii) 500,000 Ordinary Shares to be issued upon exercise of the Options held by Mr. Yong Suk CHO, as of the Latest Practicable Date.

(3)

This represents the aggregate of (i) 31,083 Ordinary Shares held by Mr. Gregory Dean GIBB, (ii) 27,151 Ordinary Shares to be issued upon vesting of the unvested PSUs held by Mr. Gregory Dean GIBB, and (iii) 546,507.5 Ordinary Shares to be issued upon exercise of the Options held by Mr. Gregory Dean GIBB, as of the Latest Practicable Date.

None of the directors of Lufax intend to accept the Offers in respect of their beneficial interest as disclosed above.

Disclosure of interests of substantial Shareholders

For details of interest in the Ordinary Shares and underlying Ordinary Shares which would fall to be disclosed to Lufax under the provisions of Divisions 2 and 3 of Part XV of the SFO or which were recorded in the register required to be kept under section 336 of the SFO or as otherwise notified to Lufax and the HKSE, please refer to the section headed “Letter from the Lufax Board – Information on the Lufax Group – Public float and shareholdings in Lufax”.

5.	OTHER INTERESTS

(a)

As at the Latest Practicable Date, save as disclosed in the section headed “4. DISCLOSURE OF INTERESTS—Directors’ and chief executives’ interests in the securities of Lufax and its associated companies”, none of the directors of Lufax had any interest in the Ordinary Shares, derivatives, options, warrants and conversion rights or other similar rights which are convertible or exchangeable into the Ordinary Shares. During the Relevant Period, save as disclosed below, none of the directors of Lufax had dealt with for value in any Ordinary Share, derivative, option, warrant and conversion right or other similar right which is convertible or exchangeable into an Ordinary Share.

Name of Directors of Lufax	Date	Dealings	Average price
Mr. Gregory Dean GIBB	7 May 2024	Exercising of 10,702 Lufax Options (exercise price RMB8.0) Vesting of 26,866 Lufax PSUs Selling 37,568 Lufax Shares	RMB8.0 per Lufax Option Nil US$2.295 per Lufax Share

Note:

On May 7, 2024, Mr. Gregory Dean GIBB (“Mr. Gibb”) exercised 10,702 Options and vested 26,866 PSUs and on the same day, sold such 37,568 new Ordinary Shares (which represents 0.0022% of the total Ordinary Shares as of the Latest Practicable Date) through the open market for approximately US$86,219 (the “Transactions”). On the same day, Mr. Gibb filed a notice of proposed sale of securities on Form 144 with the SEC. Subsequently, Mr. Gibb filed the Disclosure of Interest Form 3A in August 2024 and the Disclosure of Dealings in the Shares of Lufax pursuant to Rule 22 of the Takeovers Code in September 2024. The failure to make timely dealing disclosure was due to an inadvertent and unintentional oversight, as well as the responsible human resources staff’s lack of awareness and sensitivity to the relevant Takeovers Code requirements and that they were not aware of the fact that the Transactions constitute Rule 22 disclosure obligation under the Takeovers Code. In order to prevent the occurrence of similar incidents, Lufax will (i) review, enhance and continue to monitor the relevant internal control measures in respect of disclosure of dealings during the offer period including but not limited to ensuring any potential dealings would be promptly reported to the responsible department of Lufax which shall make sure the proposed transactions will be conducted in a manner that aligns with the necessary requirements under the Takeovers Code; and (ii) arrange trainings (online, if necessary) for the directors, senior management members and responsible personnel of Lufax in relation to the regulatory and compliance matters under the Takeovers Code, particularly those concerning Rule 22 dealing disclosure, to increase their awareness and knowledge of the Takeovers Code.

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

(b)

As at the Latest Practicable Date, save as disclosed below, none of Lufax and the directors of Lufax had any interest in the shares of the Offeror Group or convertible securities, warrants, options or derivatives in respect of the shares of the Offeror Group.

Name of Directors of Lufax	Capacity/ Nature of interest	Number of shares and/or underlying shares of Ping An Group(1)	Approximate percentage of shareholding interest in Ping An Group(1)	Long position/ Short position
Mr. Yonglin XIE	Beneficial owner	1,320,296 A shares	0.00725%	Long position
	Other(2)	1,223,278 A shares	0.00672%	Long position
		452,992 H shares	0.00249%	Long position
Ms. Xin FU	Beneficial owner	78,509 A shares	0.00043%	Long position
	Other(3)	139,893 A shares	0.00077%	Long position
		241,596 H shares	0.00133%	Long position
Mr. Yuqiang HUANG	Beneficial owner	4,518 A shares	0.00002%	Long position
	Other(4)	23,499 A shares	0.00013%	Long position
		30,199 H shares	0.00017%	Long position

Notes:

(1)	The calculation is based on the total number of 18,210,234,607 shares of Ping An Group issued and outstanding as of August 31, 2024.
(2)

1,223,278 A shares and 452,992 H shares of Ping An Group were granted to Mr. Yonglin XIE as part of his payroll under the Long-term Service Plan of Ping An Group. Such shares are held by a trust and will be vested upon his retirement subject to certain conditions.

(3)

139,893 A shares and 241,596 H shares of Ping An Group were granted to Ms. Xin FU as part of her payroll under the Long-term Service Plan of Ping An Group. Such shares are held by a trust and will be vested upon her retirement subject to certain conditions.

(4)

23,499 A shares and 30,199 H shares of Ping An Group were granted to Mr. Yuqiang HUANG as part of his payroll under the Long-term Service Plan of Ping An Group. Such shares are held by a trust and will be vested upon his retirement subject to certain conditions

(c)

During the Relevant Period, save as disclosed below, none of Lufax and the directors of Lufax had dealt with for value in any share, derivative, option, warrant and conversion right or other similar right which is convertible or exchangeable into the share of the Offeror Group.

Name of Directors of Lufax	Date	Dealings	Highest price per share (RMB)	Average price per share (RMB)
Mr. Yonglin XIE	June 21, 2024	Vesting of 377,529 A shares of Ping An Group(1)	73.13	52.8858
Ms. Xin FU	June 21, 2024	Vesting of 36,035 A shares of Ping An Group(2)	73.13	49.7418
Mr. Yuqiang HUANG	June 21, 2024	Vesting of 4,518 A shares of Ping An Group(3)	47.56	46.9102

Notes:

(5)

377,529 A shares of Ping An Group with the average price of RMB52.8858 were vested to Mr. Yonglin XIE pursuant to the Key Employee Share Purchase Plan of Ping An Group, which consists of 87,059, 139,802 and 150,668 A shares of Ping An Group purchased at the price of RMB73.13, RMB47.56 and RMB46.13 per share, respectively.

(6)

36,035 A shares of Ping An Group with the average price of RMB49.7418 were vested to Ms. Xin FU pursuant to the Key Employee Share Purchase Plan of Ping An Group, which consists of 4,327, 9,315 and 22,393 A shares of Ping An Group purchased at the price of RMB73.13, RMB47.56 and RMB46.13 per share, respectively.

(7)

4,518 A shares of Ping An Group with the average price of RMB46.9102 were vested to Mr. Yuqiang HUANG pursuant to the Key Employee Share Purchase Plan of Ping An Group, which consists of 2,465 and 2,053 A shares of Ping An Group purchased at the price of RMB47.56 and RMB46.13 per share, respectively.

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

(d)

As at the Latest Practicable Date, save as disclosed below, none of the subsidiary of Lufax, pension fund of Lufax or of a subsidiary of Lufax, or by a person who is presumed to be acting in concert with Lufax by virtue of class (5) of the definition of acting in concert or who is an associate of Lufax by virtue of class (2) of the definition of associate (but excluding exempt principal traders and exempt fund managers) had any interest in the Ordinary Shares, derivatives, options, warrants and conversion rights or other similar rights which are convertible or exchangeable into the Ordinary Shares. During the Relevant Period, none of such person had dealt with for value in any Ordinary Share, derivative, option, warrant and conversion right or other similar right which is convertible or exchangeable into the Ordinary Share;

(e)

As at the Latest Practicable Date, there was no arrangement of the kind referred to in Note 8 to Rule 22 of the Takeovers Code existed between any person and Lufax, or any person who is presumed to be acting in concert with Lufax by virtue of classes (1), (2), (3) and (5) of the definition of “acting in concert” under the Takeovers Code or who is an associate of Lufax by virtue of classes (2), (3) or (4) of the definition of “associate” under the Takeovers Code. During the Relevant Period, none of such person had owned, controlled or dealt with for value in any Ordinary Share, derivative, option, warrant and conversion right or other similar right which is convertible or exchangeable into the Ordinary Share.

(f)

As at the Latest Practicable Date, there was no Ordinary Share, derivative, option, warrant and conversion right or other similar right which is convertible or exchangeable into the Ordinary Share which was managed on a discretionary basis by fund managers (other than exempt fund managers) connected with Lufax. During the Relevant Period, none of such person had owned, controlled or dealt with for value in any Ordinary Share, derivative, option, warrant and conversion right or other similar right which is convertible or exchangeable into the Ordinary Share.

(g)

As at the Latest Practicable Date, none of Lufax and the directors of Lufax had borrowed or lent (excluding any borrowed Ordinary Shares which have been either on-lent or sold) any Ordinary Share, derivative, option, warrant and conversion right or other similar right which is convertible or exchangeable into the Ordinary Share.

(h)

As at the Latest Practicable Date, save as disclosed in the section headed “Letter from the Lufax Board – Information on the Lufax Group – Public float and shareholdings in Lufax”, there was no understanding, arrangement or agreement or special deal between: (1) any shareholder of Lufax; and (2) Lufax, its subsidiaries or associated companies.

6.	ARRANGEMENTS AFFECTING DIRECTORS OF LUFAX

As at the Latest Practicable Date:

(a)	no benefit (other than statutory compensation) was or would be given to any director of Lufax as compensation for loss of office or otherwise in connection with the Offers;

(b)

there was no agreement or arrangement between any director of Lufax and any other person which was conditional on or dependent upon the outcome of the Offers or otherwise connected with the Offers; and

(c)	there was no material contract entered into by the Offeror Group in which any director of Lufax had a material personal interest.

7.	LITIGATION

As at the Latest Practicable Date, neither Lufax nor any of its subsidiaries was engaged in any litigation or arbitration of material importance, and no litigation or claims of material importance is pending or threatened by or against Lufax and any of its subsidiaries.

8.	MATERIAL CONTRACTS

The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by member of the Lufax Group within the two years preceding the date of the commencement of the Offer Period and up to and including the Latest Practicable Date and which are material:

(a)

the termination agreement dated February 1, 2023 entered into among the registered shareholders of the Consolidated Affiliated Entities (the “Registered Shareholders”), Shanghai Xiongguo Corporation Management Co., Ltd. (上海雄國企業管理有限公司) (“Shanghai Xiongguo”), Shanghai Huikang Information Technology Limited (上海惠康信息技術有限公司) (“Shanghai Huikang”), Shanghai Lufax Information Technology Co., Ltd. (上海陸金所信 息科技股份有限公司) (formerly known as Shanghai Lujiazui International Financial Asset Exchange Co., Ltd. (上海陸家嘴國際 金融資產交易市場股份有限公司)) (“Shanghai Lufax”), XiShuangBanNa Mercantile Exchange Co., Ltd. (西雙版納商品交 易中心股份有限公司) (“XSBN Mercantile”) and Weikun (Shanghai) Technology Service Co., Ltd. (未鯤(上海)科技服務有限公司 ) (formerly known as Shanghai Huiyuan Management Consulting Company Limited (上海惠苑管理諮詢有限公司)) (“Weikun (Shanghai) Technology”), pursuant to which certain contractual arrangements of Lufax were terminated, including the Exclusive Business Cooperation Agreements dated March 23, 2015, the Exclusive Equity Interest Option Agreements dated March 23, 2015, the Exclusive Asset Option Agreements dated March 23, 2015, the Voting Trust Agreements dated March 23, 2015, and the Share Pledge Agreements dated March 23, 2015;

(b)

the exclusive business cooperation agreement dated February 1, 2023 entered into between Weikun (Shanghai) Technology and Shanghai Huikang, pursuant to which Shanghai Huikang agreed to engage Weikun (Shanghai) Technology as its exclusive provider of technical, consulting and other services for consideration of agreed service fees;

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

(c)

the exclusive equity interest option agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, Shanghai Xiongguo, Shanghai Huikang, the Registered Shareholders and the individual shareholders of Xinjiang Tongjun Equity Investment Limited Partnership, Shanghai Lanbang Investment Limited Liability Company and Linzhi Jinsheng Investment Management Limited Partnership (the “Individual Shareholders”), pursuant to which Weikun (Shanghai) Technology was granted an irrevocable and exclusive option to purchase, or designate one or more persons to purchase, the equity interests in Shanghai Huikang then held by Shanghai Xiongguo at the prescribed price;

(d)

the exclusive asset option agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, Shanghai Xiongguo, Shanghai Huikang, the Registered Shareholders and the Individual Shareholders, pursuant to which Weikun (Shanghai) Technology was granted an irrevocable and exclusive option to purchase, or designate one or more persons to purchase, the assets then held by Shanghai Huikang at the prescribed price;

(e)

the voting proxy agreement dated February 1, 2023 entered into among Shanghai Xiongguo, Weikun (Shanghai) Technology, Shanghai Huikang, the Registered Shareholders and the Individual Shareholders, pursuant to which Shanghai Xiongguo authorized Weikun (Shanghai) Technology and the persons designated by Weikun (Shanghai) Technology to act on its behalf to exercise all of its voting and other rights associated with its shareholder’s equity interest in Shanghai Huikang;

(f)

the share pledge agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, Shanghai Xiongguo, Shanghai Huikang, the Registered Shareholders and the Individual Shareholders, pursuant to which Shanghai Xiongguo and the Individual Shareholders pledged all of the equity interest Shanghai Xiongguo holds in Shanghai Huikang as security for the fulfillment of any and all obligations of Shanghai Xiongguo, Shanghai Huikang and the Individual Shareholders under the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement, the exclusive business cooperation agreement and the letters of undertakings of the Individual Shareholders, as well as their respective liabilities arising from any breach;

(g)

the letter of undertakings dated February 1, 2023 executed by Mr. Xuelian YANG to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in Shanghai Huikang to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(h)

the letter of undertakings dated February 1, 2023 executed by Ms. Wenjun WANG to irrevocably undertake that she will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that she holds in Shanghai Huikang to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(i)

the letter of undertakings dated February 1, 2023 executed by Mr. Jingkui SHI to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in Shanghai Huikang to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

(j)

the letter of undertakings dated February 1, 2023 executed by Mr. Wenwei DOU to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in Shanghai Huikang to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(k)

the spousal consent letter dated February 1, 2023 executed by Ms. Hongjiang LI, the spouse of Mr. Xuelian YANG, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Xuelian YANG holds in Shanghai Huikang and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(l)

the spousal consent letter dated February 1, 2023 executed by Mr. Xiaozhi FENG, the spouse of Ms. Wenjun WANG, to irrevocably undertake that he waived any rights or entitlements whatsoever to the equity interest that Ms. Wenjun WANG holds in Shanghai Huikang and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(m)

the spousal consent letter dated February 1, 2023 executed by Ms. Xun QI, the spouse of Mr. Jingkui SHI, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Jingkui SHI holds in Shanghai Huikang and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(n)

the spousal consent letter dated February 1, 2023 executed by Ms. Zengjie SUN, the spouse of Mr. Wenwei DOU, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Wenwei DOU holds in Shanghai Huikang and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(o)

the exclusive business cooperation agreement dated February 1, 2023 entered into between Weikun (Shanghai) Technology and Shanghai Lufax, pursuant to which Shanghai Lufax agreed to engage Weikun (Shanghai) Technology as its exclusive provider of technical, consulting and other services for consideration of agreed service fees;

(p)

the exclusive equity interest option agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, Shanghai Xiongguo, Shanghai Huikang, Shanghai Lufax, the Registered Shareholders and the Individual Shareholders, pursuant to which Weikun (Shanghai) Technology was granted an irrevocable and exclusive option to purchase, or designate one or more persons to purchase, the equity interests in Shanghai Lufax then held by Shanghai Xiongguo and Shanghai Huikang at the prescribed price;

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

(q)

the exclusive asset option agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, Shanghai Xiongguo, Shanghai Huikang, Shanghai Lufax, the Registered Shareholders and the Individual Shareholders, pursuant to which Weikun (Shanghai) Technology was granted an irrevocable and exclusive option to purchase, or designate one or more persons to purchase, the assets then held by Shanghai Lufax at the prescribed price;

(r)

the voting proxy agreement dated February 1, 2023 entered into among Shanghai Xiongguo, Shanghai Huikang, Weikun (Shanghai) Technology, Shanghai Lufax, the Registered Shareholders and the Individual Shareholders, pursuant to which Shanghai Xiongguo and Shanghai Huikang authorized Weikun (Shanghai) Technology and the persons designated by Weikun (Shanghai) Technology to act on their behalf to exercise all of their voting and other rights associated with their shareholder’s equity interest in Shanghai Lufax;

(s)

the share pledge agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, Shanghai Xiongguo, Shanghai Huikang, Shanghai Lufax, the Registered Shareholders and the Individual Shareholders, pursuant to which Shanghai Xiongguo, Shanghai Huikang and the Individual Shareholders pledged all of the equity interest Shanghai Xiongguo and Shanghai Huikang hold in Shanghai Lufax as security for the fulfillment of any and all obligations of Shanghai Xiongguo, Shanghai Huikang, Shanghai Lufax and the Individual Shareholders under the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement, the exclusive business cooperation agreement and the letters of undertakings of the Individual Shareholders, as well as their respective liabilities arising from any breach;

(t)

the letter of undertakings dated February 1, 2023 executed by Mr. Xuelian YANG to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in Shanghai Lufax to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(u)

the letter of undertakings dated February 1, 2023 executed by Ms. Wenjun WANG to irrevocably undertake that she will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that she holds in Shanghai Lufax to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(v)

the letter of undertakings dated February 1, 2023 executed by Mr. Jingkui SHI to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in Shanghai Lufax to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(w)

the letter of undertakings dated February 1, 2023 executed by Mr. Wenwei DOU to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in Shanghai Lufax to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

(x)

the spousal consent letter dated February 1, 2023 executed by Ms. Hongjiang LI, the spouse of Mr. Xuelian YANG, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Xuelian YANG holds in Shanghai Lufax and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(y)

the spousal consent letter dated February 1, 2023 executed by Mr. Xiaozhi FENG, the spouse of Ms. Wenjun WANG, to irrevocably undertake that he waived any rights or entitlements whatsoever to the equity interest that Ms. Wenjun WANG holds in Shanghai Lufax and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(z)

the spousal consent letter dated February 1, 2023 executed by Ms. Xun QI, the spouse of Mr. Jingkui SHI, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Jingkui SHI holds in Shanghai Lufax and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(aa)

the spousal consent letter dated February 1, 2023 executed by Ms. Zengjie SUN, the spouse of Mr. Wenwei DOU, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Wenwei DOU holds in Shanghai Lufax and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(bb)

the exclusive business cooperation agreement dated February 1, 2023 entered into between Weikun (Shanghai) Technology and Shanghai Xiongguo, pursuant to which Shanghai Xiongguo agreed to engage Weikun (Shanghai) Technology as its exclusive provider of technical, consulting and other services for consideration of agreed service fees;

(cc)

the exclusive equity interest option agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, the Registered Shareholders, Shanghai Xiongguo and the Individual Shareholders, pursuant to which Weikun (Shanghai) Technology was granted an irrevocable and exclusive option to purchase, or designate one or more persons to purchase, the equity interests in Shanghai Xiongguo then held by the Registered Shareholders at the prescribed price;

(dd)

the exclusive asset option agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, the Registered Shareholders, Shanghai Xiongguo and the Individual Shareholders, pursuant to which Weikun (Shanghai) Technology was granted an irrevocable and exclusive option to purchase, or designate one or more persons to purchase, the assets then held by Shanghai Xiongguo at the prescribed price;

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

(ee)

the voting proxy agreement dated February 1, 2023 entered into among Shanghai Xiongguo, Weikun (Shanghai) Technology, the Registered Shareholders and the Individual Shareholders, pursuant to which the Registered Shareholders authorized Weikun (Shanghai) Technology and the persons designated by Weikun (Shanghai) Technology to act on their behalf to exercise all of their voting and other rights associated with their shareholder’s equity interest in Shanghai Xiongguo;

(ff)

the share pledge agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, the Registered Shareholders, Shanghai Xiongguo and the Individual Shareholders, pursuant to which the Registered Shareholders and the Individual Shareholders pledged all of the equity interest the Registered Shareholders hold in Shanghai Xiongguo as security for the fulfillment of any and all obligations of the Registered Shareholders, Shanghai Xiongguo and the Individual Shareholders under the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement, the exclusive business cooperation agreement and the letters of undertakings of the Individual Shareholders, as well as their respective liabilities arising from any breach;

(gg)

the letter of undertakings dated February 1, 2023 executed by Mr. Xuelian YANG to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in Shanghai Xiongguo to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(hh)

the letter of undertakings dated February 1, 2023 executed by Ms. Wenjun WANG to irrevocably undertake that she will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that she holds in Shanghai Xiongguo to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(ii)

the letter of undertakings dated February 1, 2023 executed by Mr. Jingkui SHI to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in Shanghai Xiongguo to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(jj)

the letter of undertakings dated February 1, 2023 executed by Mr. Wenwei DOU to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in Shanghai Xiongguo to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

(kk)

the spousal consent letter dated February 1, 2023 executed by Ms. Hongjiang LI, the spouse of Mr. Xuelian YANG, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Xuelian YANG holds in Shanghai Xiongguo and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(ll)

the spousal consent letter dated February 1, 2023 executed by Mr. Xiaozhi FENG, the spouse of Ms. Wenjun WANG, to irrevocably undertake that he waived any rights or entitlements whatsoever to the equity interest that Ms. Wenjun WANG holds in Shanghai Xiongguo and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(mm)

the spousal consent letter dated February 1, 2023 executed by Ms. Xun QI, the spouse of Mr. Jingkui SHI, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Jingkui SHI holds in Shanghai Xiongguo and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(nn)

the spousal consent letter dated February 1, 2023 executed by Ms. Zengjie SUN, the spouse of Mr. Wenwei DOU, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Wenwei DOU holds in Shanghai Xiongguo and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(oo)

the exclusive business cooperation agreement dated February 1, 2023 entered into between Weikun (Shanghai) Technology and XSBN Mercantile, pursuant to which XSBN Mercantile agreed to engage Weikun (Shanghai) Technology as its exclusive provider of technical, consulting and other services for consideration of agreed service fees;

(pp)

the exclusive equity interest option agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, Shanghai Xiongguo, Shanghai Huikang, XSBN Mercantile, the Registered Shareholders and the Individual Shareholders, pursuant to which Weikun (Shanghai) Technology was granted an irrevocable and exclusive option to purchase, or designate one or more persons to purchase, the equity interests in XSBN Mercantile then held by Shanghai Xiongguo and Shanghai Huikang at the prescribed price;

(qq)

the exclusive asset option agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, Shanghai Xiongguo, Shanghai Huikang, XSBN Mercantile, the Registered Shareholders and the Individual Shareholders, pursuant to which Weikun (Shanghai) Technology was granted an irrevocable and exclusive option to purchase, or designate one or more persons to purchase, the assets then held by XSBN Mercantile at the prescribed price;

(rr)

the voting proxy agreement dated February 1, 2023 entered into among Shanghai Xiongguo, Shanghai Huikang, Weikun (Shanghai) Technology, XSBN Mercantile, the Registered Shareholders and the Individual Shareholders, pursuant to which Shanghai Xiongguo and Shanghai Huikang authorized Weikun (Shanghai) Technology and the persons designated by Weikun (Shanghai) Technology to act on their behalf to exercise all of their voting and other rights associated with their shareholder’s equity interest in XSBN Mercantile;

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

(ss)

the share pledge agreement dated February 1, 2023 entered into among Weikun (Shanghai) Technology, Shanghai Xiongguo, Shanghai Huikang, XSBN Mercantile, the Registered Shareholders and the Individual Shareholders, pursuant to which the Registered Shareholders and the Individual Shareholders pledged all of the equity interest Shanghai Xiongguo and Shanghai Huikang hold in XSBN Mercantile as security for the fulfillment of any and all obligations of Shanghai Xiongguo, Shanghai Huikang, XSBN Mercantile and the Individual Shareholders under the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement, the exclusive business cooperation agreement and the letters of undertakings of the Individual Shareholders, as well as their respective liabilities arising from any breach;

(tt)

the letter of undertakings dated February 1, 2023 executed by Mr. Xuelian YANG to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in XSBN Mercantile to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(uu)

the letter of undertakings dated February 1, 2023 executed by Ms. Wenjun WANG to irrevocably undertake that she will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that she holds in XSBN Mercantile to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(vv)

the letter of undertakings dated February 1, 2023 executed by Mr. Jingkui SHI to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in XSBN Mercantile to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(ww)

the letter of undertakings dated February 1, 2023 executed by Mr. Wenwei DOU to irrevocably undertake that he will observe the obligations under the exclusive business cooperation agreement, the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement or transfer all equity interests and all rights in connection therewith that he holds in XSBN Mercantile to Weikun (Shanghai) Technology or its designated person in the event of death, accident, divorce or others;

(xx)

the spousal consent letter dated February 1, 2023 executed by Ms. Hongjiang LI, the spouse of Mr. Xuelian YANG, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Xuelian YANG holds in XSBN Mercantile and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

(yy)

the spousal consent letter dated February 1, 2023 executed by Mr. Xiaozhi FENG, the spouse of Ms. Wenjun WANG, to irrevocably undertake that he waived any rights or entitlements whatsoever to the equity interest that Ms. Wenjun WANG holds in XSBN Mercantile and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(zz)

the spousal consent letter dated February 1, 2023 executed by Ms. Xun QI, the spouse of Mr. Jingkui SHI, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Jingkui SHI holds in XSBN Mercantile and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(aaa)

the spousal consent letter dated February 1, 2023 executed by Ms. Zengjie SUN, the spouse of Mr. Wenwei DOU, to irrevocably undertake that she waived any rights or entitlements whatsoever to the equity interest that Mr. Wenwei DOU holds in XSBN Mercantile and will not make any assertion of rights to such equity interest. The spouse agrees and undertakes not to take any actions contrary to proper performance of the contractual arrangements, including the exclusive equity interest option agreement, the exclusive asset option agreement, the voting proxy agreement and the share pledge agreement;

(bbb)

the amendment and supplemental agreement to the share purchase agreement and the convertible promissory notes dated December 6, 2022 entered into among Lufax, Ping An Overseas Holdings and An Ke Technology; and

(ccc)

the sponsors agreement dated April 11, 2023 entered into among Lufax, J.P. Morgan Securities (Far East) Limited, Morgan Stanley Asia Limited and UBS Securities Hong Kong Limited relating to the engagement of them as the joint sponsors by Lufax in connection with the listing of Ordinary Shares on the HKSE.

9.	EXPERTS AND CONSENTS

The following are the name and qualifications of the experts whose letter, opinion or advice is contained or referred to in this Offer Document:

Name	Qualifications
Anglo Chinese	a corporation licensed to carry out Type 1 (dealing in securities), Type 4 (advising on securities), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the SFO

UBS	a registered institution under the SFO to carry on Type 1 (dealing in securities), Type 4 (advising on securities), Type 6 (advising on corporate finance), Type 7 (providing automated trading services) and Type 9 (asset management) regulated activities under the SFO

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

As at the Latest Practicable Date, each of UBS and Anglo Chinese has given and has not withdrawn its written consent to the issue of this Offer Document with the inclusion herein of its letter, opinion or advice (as the case may be) and the references to its name, logo and/or its qualifications included herein in the form and context in which they appear.

10.	DIRECTORS’ SERVICE CONTRACTS

As at the Latest Practicable Date, Lufax had entered into the following service agreements and letters of appointment with the directors of Lufax:

Each of the executive directors of Lufax, namely Mr. Yong Suk CHO and Mr. Gregory Dean GIBB, has entered into a director agreement with Lufax. The term of appointment shall be for an initial term of three years from the Listing Date or until the third annual general meeting of Lufax after the Listing Date, whichever is sooner (subject to retirement and rotation as and when required under the articles of association of Lufax and the Listing Rules). Either party may terminate the agreement by giving not less than thirty (30) days’ written notice, or such shorter period as the parties may agree upon. Each of the executive directors of Lufax is not entitled to any director’s fee in relation to his appointment as an executive director of Lufax. According to Lufax’s remuneration policy, the remuneration for the executive directors of Lufax comprises basic salary, housing fund, allowances and benefits in kind, employer’s contributions to a retirement benefit scheme and discretionary bonus. The executive directors of Lufax may also receive Ordinary Options and PSUs to be granted under Lufax 2014 Share Incentive Plan and Lufax 2019 Performance Share Unit Plan.

Each of the non-executive directors of Lufax, namely Mr. Yonglin XIE, Ms. Xin FU and Mr. Yuqiang HUANG, has entered into a director agreement with Lufax. For Mr. Yonglin XIE, the term of appointment shall be for an initial term of three years commencing from August 8, 2023 (subject to retirement and rotation as and when required under the articles of association of Lufax and the Listing Rules). For Ms. Xin FU and Mr. Yuqiang HUANG, the term of appointment shall be for an initial term of three years from the Listing Date or until the third annual general meeting of Lufax after the Listing Date, whichever is sooner (subject to retirement and rotation as and when required under the articles of association of Lufax and the Listing Rules). Either party may terminate the agreement by giving not less than thirty (30) days’ written notice, or such shorter period as the parties may agree upon. Each of the non-executive directors of Lufax is not entitled to any director’s fee or remuneration in relation to his/her appointment as a non-executive director of Lufax.

Each of the independent non-executive directors of Lufax, namely Mr. Rusheng YANG, Mr. Weidong LI, Mr. Xudong ZHANG and Mr. David Xianglin LI, has entered into a director agreement with Lufax. The term of appointment shall be for an initial term of three years from the Listing Date or until the third annual general meeting of Lufax after the Listing Date, whichever is sooner (subject to retirement and rotation as and when required under the articles of association of Lufax and the Listing Rules). Either party may terminate the agreement by giving not less than thirty (30) days’ written notice, or such shorter period as the parties may agree upon. Emoluments of each of the independent non-executive directors of Lufax is RMB125,000 for each quarter.

Save as disclosed above, none of the emoluments (if any) of the directors of Lufax involve variable remuneration.

11.	MISCELLANEOUS

(a)	The registered office of Lufax is situated at Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(b)	The principal place of business of Lufax in Hong Kong registered under Part 16 of the Companies Ordinance is situated at 5/F, Manulife Place, 348 Kwun Tong Road, Kowloon, Hong Kong.

APPENDIX IV	GENERAL INFORMATION RELATING TO THE LUFAX GROUP

(c)	The headquarter and principal place of business of Lufax in China is situated at Building No. 6, Lane 2777, Jinxiu East Road, Pudong New District, Shanghai, PRC.

(d)

As at the Latest Practicable Date, the Lufax Board comprised Mr. Yong Suk CHO and Mr. Gregory Dean GIBB as the executive directors of Lufax, Mr. Yonglin XIE, Ms. Xin FU and Mr. Yuqiang HUANG as the non-executive directors of Lufax and, Mr. Rusheng YANG, Mr. Weidong LI, Mr. Xudong ZHANG and Mr. David Xianglin LI as the independent non-executive directors of Lufax.

(e)	The registered address of UBS in Hong Kong is situated at 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

(f)	The main business address of Anglo Chinese is situated at Room 4001 40/F Two Exchange Square, 8 Connaught Place, Central, Hong Kong.

12.	DOCUMENTS ON DISPLAY

Copies of the following documents are published on the websites of the SFC (http://www.sfc.hk); and Lufax (https://ir-hk.lufaxholding.com/), from the date of this Offer Document up to and including the Expiration Date:

(a) the memorandum and articles of association of Lufax;

(b) the listing document of Lufax dated April 11, 2023, the 2023 Annual Report and the 2024 Interim Results;

(c) the letter from the Lufax Board, the text of which is set out in this Offer Document;

(d) the letter from the Lufax Independent Board Committee, the text of which is set out in this Offer Document;

(e) the letter from the Lufax Independent Financial Adviser, the text of which is set out in this Offer Document;

(f) the material contracts referred to in the paragraph headed “8. Material contracts” in this Appendix;

(g) the written consents referred to in the paragraph headed “9. Experts and Consents” in this Appendix; and

(h) the service contracts referred to in the paragraph headed “10. Directors’ service contracts” in this Appendix.